                                                                    Exhibit 10.6

     Portions of this Exhibit 10.24 have been omitted based upon a request for confidential treatment. This Exhibit 10.24, including the non-public information, has been filed separately with the Securities and Exchange Commission. "[*]" designates portions of this document that have been redacted pursuant to the request for confidential treatment filed with the Securities and Exchange Commission.




                           SECOND AMENDED AND RESTATED
                         RECEIVABLES PURCHASE AGREEMENT


                            dated as of June 15, 2004

                                      among


                            AFC FUNDING CORPORATION,

                                   as Seller,


                         AUTOMOTIVE FINANCE CORPORATION,

                                  as Servicer,


                          FAIRWAY FINANCE COMPANY, LLC
                    and such other entities from time to time
                       as may become Purchasers hereunder,

                              HARRIS NESBITT CORP.,

                              as the initial Agent
             and as Purchaser Agent for Fairway Finance Company, LLC

                                       and

                           XL CAPITAL ASSURANCE INC.,

                                   as Insurer

                                TABLE OF CONTENTS

                                                                            PAGE
ARTICLE I.      AMOUNTS AND TERMS OF THE PURCHASES.............................1

     Section 1.1.       Purchase Facility......................................1
     Section 1.2.       Making Purchases.......................................2
     Section 1.3.       Participation Computation..............................3
     Section 1.4.       Settlement Procedures..................................4
     Section 1.5.       Fees..................................................10
     Section 1.6.       Payments and Computations, Etc........................11
     Section 1.7.       Dividing or Combining Portions of the Investment
                        of any Revolving Participation........................11
     Section 1.8.       Increased Costs.......................................11
     Section 1.9.       [Reserved]............................................12
     Section 1.10.      Requirements of Law...................................12
     Section 1.11.      Inability to Determine Eurodollar Rate................13
     Section 1.12.      Additional and Replacement Purchasers, Increase
                        in Revolving Purchase Limit...........................13
     Section 1.13.      Rights of Subrogation.................................15
     Section 1.14.      The Policy............................................15
     Section 1.15.      Insurer Advances......................................16

ARTICLE II.     REPRESENTATIONS AND WARRANTIES; COVENANTS; TERMINATION
                EVENTS........................................................16

     Section 2.1.       Representations and Warranties; Covenants.............16
     Section 2.2.       Termination Events....................................17

ARTICLE III.    INDEMNIFICATION...............................................17

     Section 3.1.       Indemnities by the Seller.............................17
     Section 3.2.       Indemnities by AFC....................................19
     Section 3.3.       Indemnities by Successor Servicer.....................20

ARTICLE IV.     ADMINISTRATION AND COLLECTIONS................................21

     Section 4.1.       Appointment of Servicer...............................21
     Section 4.2.       Duties of Servicer; Relationship to Backup
                        Servicing Agreement...................................22
     Section 4.3.       Deposit Accounts; Establishment and Use of
                        Certain Accounts......................................23
     Section 4.4.       Enforcement Rights....................................25
     Section 4.5.       Responsibilities of the Seller........................26
     Section 4.6.       Servicing Fee.........................................26

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
     Section 4.7.       Specified Ineligible Receivables......................26

ARTICLE V.      THE AGENTS....................................................26

     Section 5.1.       Appointment and Authorization.........................26
     Section 5.2.       Delegation of Duties..................................27
     Section 5.3.       Exculpatory Provisions................................28
     Section 5.4.       Reliance by Agents....................................28
     Section 5.5.       Notice of Termination Date............................29
     Section 5.6.       Non-Reliance on Agent, Purchaser Agents and
                        Other Purchasers......................................29
     Section 5.7.       Agent, Purchaser Agents and Purchasers................29
     Section 5.8.       Indemnification.......................................30
     Section 5.9.       Successor Agent.......................................30

ARTICLE VI.     MISCELLANEOUS.................................................30

     Section 6.1.       Amendments, Etc.......................................30
     Section 6.2.       Notices, Etc..........................................31
     Section 6.3.       Assignability.........................................31
     Section 6.4.       Costs, Expenses and Taxes.............................33
     Section 6.5.       No Proceedings; Limitation on Payments................33
     Section 6.6.       Confidentiality.......................................34
     Section 6.7.       GOVERNING LAW AND JURISDICTION........................34
     Section 6.8.       Execution in Counterparts.............................35
     Section 6.9.       Survival of Termination...............................35
     Section 6.10.      WAIVER OF JURY TRIAL..................................35
     Section 6.11.      Entire Agreement......................................35
     Section 6.12.      Headings..............................................35
     Section 6.13.      Liabilities of the Purchasers.........................35
     Section 6.14.      Policy Termination Date...............................36
     Section 6.15.      Tax Treatment.........................................36
     Section 6.16.      Status of Allete......................................36

EXHIBIT I       DEFINITIONS..................................................I-1
EXHIBIT II      CONDITIONS OF PURCHASES.....................................II-1
EXHIBIT III     REPRESENTATIONS AND WARRANTIES.............................III-1
EXHIBIT IV      COVENANTS...................................................IV-1
EXHIBIT V       TERMINATION EVENTS...........................................V-1
EXHIBIT VI      PORTFOLIO CERTIFICATE.......................................VI-1

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
EXHIBIT VII     PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS.......VII-1
SCHEDULE I      CREDIT AND COLLECTION POLICY.................................I-1
SCHEDULE II     DEPOSIT BANKS AND DEPOSIT ACCOUNTS..........................II-1
SCHEDULE III    TRADE NAMES................................................III-1
SCHEDULE IV     ELIGIBLE CONTRACTS..........................................IV-1
SCHEDULE V      TAX MATTERS..................................................V-1
SCHEDULE VI     COMPETITOR FINANCIAL INSTITUTIONS...........................VI-1

ANNEX A         FORM OF PURCHASE NOTICE
ANNEX B         FORM OF SERVICER REPORT
ANNEX C         FORMS OF JOINDER AGREEMENTS

                           SECOND AMENDED AND RESTATED
                         RECEIVABLES PURCHASE AGREEMENT

     This SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, originally dated as of December 31, 1996, amended and restated as of May 31, 2002 and as of June 15, 2004 (as further amended, supplemented or otherwise modified from time to time, the "AGREEMENT") is entered into among AFC FUNDING CORPORATION, an Indiana corporation, as seller (the "SELLER"), AUTOMOTIVE FINANCE CORPORATION, an Indiana corporation ("AFC"), as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the "SERVICER"), FAIRWAY FINANCE COMPANY, LLC, a Delaware limited liability company ("FAIRWAY"), as initial purchaser (together with its successors and permitted assigns and such other entities as may become party hereto from time to time as purchasers, the "PURCHASERS"), HARRIS NESBITT CORP., a Delaware corporation ("HARRIS NESBITT") as agent for the Purchasers (in such capacity, together with its successors and assigns in such capacity, the "AGENT") and as Purchaser Agent for Fairway (in such capacity, together with its successors and assigns and such other financial institutions as may become party hereto from time to time each as a purchaser agent, a "PURCHASER AGENT") and XL CAPITAL ASSURANCE INC., a New York stock insurance company (the "INSURER").

     PRELIMINARY STATEMENTS. Certain terms that are capitalized and used throughout this Agreement are defined in EXHIBIT I to this Agreement. References in the Exhibits hereto to "the Agreement" refer to this Agreement, as amended, modified or supplemented from time to time.

     Fairway, the Agent, the Seller, the Servicer and the Insurer are party to that certain Amended and Restated Receivables Purchase Agreement, dated as of May 31, 2002 (the "ORIGINAL AGREEMENT"), pursuant to which the Seller has sold, transferred and assigned an undivided variable percentage interest in a pool of receivables, and Fairway has acquired such undivided variable percentage interest.

     The parties hereto wish to amend and restate the Original Agreement in its entirety in order to make certain changes set forth herein.

     In consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

                                   ARTICLE I.

                       AMOUNTS AND TERMS OF THE PURCHASES

     Section 1.1. PURCHASE FACILITY. (a) On the terms and conditions hereinafter set forth, (i) each Revolving Purchaser hereby agrees to purchase and make reinvestments of undivided percentage ownership interests with regard to its Participation from the Seller from time to time (but not on a Purchaser Termination Day for such Revolving Purchaser) during the period from the date hereof or the date set forth in the Joinder Agreement to which it is a party, as applicable, to the Termination Date and (ii) each Term Purchaser hereby agrees to make a purchase with regard to its Participation from Seller on the date set forth in the Joinder Agreement to which it is a party. Under no circumstances shall any (A) Revolving Purchaser make any such purchase or reinvestment if, after giving effect to such purchase or reinvestment, (1) the aggregate outstanding Insured Investment of all Revolving Purchasers would exceed the Revolving Insured Purchase Limit, (2) the aggregate outstanding Uninsured Investment of all Revolving Purchasers would exceed the Revolving Uninsured Purchase Limit, (3) the aggregate Insured Investment of such Revolving Purchaser would exceed its Maximum Insured Commitment or (4) the aggregate Uninsured Investment of such Revolving Purchaser would exceed its Maximum Uninsured Commitment; or (B) Purchaser make any such purchase or reinvestment if, after giving effect to such purchase or reinvestment, the aggregate outstanding Insured Investment of all Purchasers would exceed the Maximum Insured Amount. For the avoidance of doubt, nothing in CLAUSE (B) of the preceding sentence shall be construed to prevent any Purchaser from making a purchase which increases such Purchaser's Uninsured Investment if such purchase would be permitted by CLAUSE (A) of such sentence and the other terms and conditions hereof.

     (b) The Seller may, upon at least 30 days' notice to the Agent, the Purchaser Agents, the Servicer, the Backup Servicer and the Insurer, terminate the purchase facility provided in SECTION 1.1(a)(i) in whole or, from time to time, irrevocably reduce in part the unused portion of the Revolving Purchase Limit; PROVIDED that each partial reduction shall be in the amount of at least $1,000,000, or an integral multiple of $500,000 in excess thereof and shall not reduce the Revolving Purchase Limit below $100,000,000. Any reductions in the Revolving Purchase Limit shall reduce the Revolving Uninsured Purchase Limit and the Revolving Insured Purchase Limit ratably according to the unused portions thereof. Any such reductions shall be applied pro rata to Maximum Uninsured Commitments and the Maximum Insured Commitments of the Revolving Purchasers. Notwithstanding the foregoing, such commitment reductions may be applied solely to the Revolving Uninsured Purchase Limit or the Revolving Insured Purchase Limit if each of the Agent and the Insurer has provided its prior written consent thereto.

     Section 1.2. MAKING PURCHASES. (a) Each purchase (but not reinvestment) of undivided ownership interests with regard to any Participation of any Revolving Purchaser hereunder shall be made upon the Seller's irrevocable written notice in the form of ANNEX A delivered to the Agent (who will forward such notice to the applicable Purchaser Agent) and the Insurer in accordance with SECTION 6.2 (which notice must be received by such Purchaser Agent prior to 11:00 a.m., Chicago time) on the Business Day immediately preceding the date of such proposed purchase. Each such notice of any such proposed purchase shall specify the desired amount and date of such purchase and the desired duration of the initial Yield Period for the related Portion of the Investment of such Participation; PROVIDED each proposed purchase shall be in the amount of at least $1,000,000 or an integral multiple of $100,000 in excess thereof. Each Purchaser Agent shall select the duration of such initial Yield Period with respect to the Portion of the Investment funded by the Purchaser(s) for which it is acting as Purchaser Agent and each subsequent Yield Period in connection with such Portion of Investment in its discretion; provided that it shall use reasonable efforts, taking into account market conditions, to accommodate Seller's preferences. Each purchase of undivided ownership interests with regard to any Participation of any Term Purchaser shall be made in accordance with the terms set forth in the related Joinder Agreement.

     (b) On the date of each purchase (but not reinvestment) of undivided ownership interests with regard to the Participation of any Revolving Purchaser, such Revolving Purchaser shall, subject to SECTION 1.1(a) and the satisfaction of the applicable conditions set forth in EXHIBIT II hereto, make available to its Purchaser Agent (at its address set forth on the signature pages hereto or of the applicable Joinder Agreement), in same day funds, an amount equal to its Revolving Share of the amount of such purchase. Upon receipt of such funds, such Purchaser Agent shall make such funds immediately available to the Seller at such office.

     On the date of each purchase (but not reinvestment) of undivided ownership interests with regard to the Participation of any Term Purchaser, such Term Purchaser shall, subject to SECTION 1.1(a) and the satisfaction of the applicable conditions set forth in EXHIBIT II hereto and (if applicable) set forth in the related Joinder Agreement, make available to its Purchaser Agent (at its address set forth on the signature pages hereto or of the applicable Joinder Agreement) the amount of such purchase in same day funds, and after such Purchaser Agent's receipt of such funds, such Purchaser Agent shall make such funds immediately available to the Seller at such office.

     (c) The Seller hereby sells and assigns to the Agent, for the benefit of the Secured Parties, an undivided percentage ownership interest equal to the Aggregate Participation in (i) each Pool Receivable then existing and thereafter arising, (ii) all Related Security with respect to such Pool Receivables, and
(iii) Collections with respect to, and other proceeds of, such Pool Receivables and Related Security.

     (d) To secure all of the Seller's obligations (monetary or otherwise) under this Agreement, the Insurance Agreement and the other Transaction Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent, including to secure the obligation of the Servicer that Collections be applied to the Participations as provided in this Agreement, the Seller hereby grants to the Agent, for the benefit of the Secured Parties, a security interest in all of the Seller's right, title and interest (including, without limitation, any undivided interest of the Seller) in, to and under all of the following, whether now or hereafter owned, existing or arising: (A) all Pool Receivables, (B) all Related Security with respect to each such Pool Receivable, (C) all Collections with respect to each such Pool Receivable, (D) the Deposit Accounts, the Liquidation Account and the Cash Reserve Account and all amounts on deposit therein and all certificates and instruments, if any, from time to time evidencing the Deposit Accounts, the Liquidation Account and the Cash Reserve Account, all amounts on deposit therein, all investments (including any investment property) made with such funds, all claims thereunder or in connection therewith, and all interest, dividends, moneys, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing, (E) all rights of the Seller under the Purchase and Sale Agreement, and (F) all proceeds of, and all amounts received or receivable under any or all of, the foregoing. The Agent, for the benefit of the Secured Parties, shall have, with respect to the property described in this Section 1.2(d), and in addition to all the other rights and remedies available under this Agreement, all the rights and remedies of a secured party under any applicable UCC.

     Section 1.3. PARTICIPATION COMPUTATION. Each Participation shall be initially computed on the date of the initial purchase hereunder. Thereafter until the Termination Date, each Participation shall be automatically recomputed (or deemed to be recomputed) on each Business Day other than a Termination Day. Each Participation, as computed (or deemed recomputed) as of the day immediately preceding the Termination Date, shall thereafter remain constant. The Participations shall all become zero when the aggregate Investment and Discount thereon shall have been paid in full, all the amounts owed by the Seller hereunder, under the Insurance Agreement and under any other Transaction Documents to the Purchasers, the Purchaser Agents, the Insurer, the Agent, and any other Indemnified Party or Affected Person are paid in full and the Servicer shall have received the accrued Servicing Fee.

     Section 1.4. SETTLEMENT PROCEDURES. (a) Collection of the Pool Receivables shall be administered by the Servicer in accordance with the terms of this Agreement. The Seller shall provide to the Servicer on a timely basis all information needed for such administration, including notice of the occurrence of any Termination Date or Revolving Paydown Day and current computations of the Participations.

     (b) ALLOCATION OF COLLECTIONS. The Servicer shall segregate and hold all Collections in trust for the benefit of the Seller, the Purchasers, the Insurer and the other Secured Parties and, within one Business Day of the receipt (or deemed receipt) of Collections of Pool Receivables by the Seller or Servicer, deposit such Collections into a Deposit Account. With respect to the allocations set forth below, (x) each Purchaser with both an Insured Investment and an Uninsured Investment shall be treated as two separate Purchasers for purposes of separately tracking such allocations and (y) if amounts are set aside for particular items in accordance with the priorities set forth below, such amounts shall be segregated in the Liquidation Account to be used solely for the purposes, and in accordance with the priority, for which such amounts were allocated (by way of example, funds set aside for Senior Discount/Fees for a Purchaser and deposited into the Liquidation Account shall not be used to pay any additional Discount payable to such Purchaser and funds set aside with respect to any Insured Investment shall not be used to pay any amounts with respect to any Uninsured Investment). With respect to such Collections, on the day deposited into the Deposit Accounts:

          (i) ALLOCATION OF SELLER'S SHARE OF COLLECTIONS PRIOR TO TERMINATION DATE. If such day is not a Termination Day, out of the Seller's Share of Collections, the Servicer shall FIRST, remit to the Servicer any accrued and unpaid Servicing Fees, SECOND, deposit into the Cash Reserve Account an amount up to the excess of the Cash Reserve over the amount on deposit in the Cash Reserve Account and THIRD, remit to the Seller the remainder of such Collections; PROVIDED, HOWEVER, that during the continuation of an ADESA Financial Covenant Event, all remaining Collections which would otherwise be distributed to the Seller under CLAUSE THIRD shall be transferred to the Liquidation Account and withdrawn therefrom solely to reinvest in Pool Receivables or for distribution in accordance with SECTION 1.4(c)(iii) if the Termination Date has occurred.

          (ii) ALLOCATIONS OF PURCHASERS' SHARE OF COLLECTIONS PRIOR TO TERMINATION DATE. If such day is not a Termination Day, out of the Purchasers' Share of such Collections in the Deposit Accounts, FIRST the Servicer shall transfer to the Liquidation Account, and the Agent shall hold therein for the benefit of the Insurer, an amount equal to the Premium accrued through such day and not previously transferred to the Liquidation Account; SECOND, the Servicer shall transfer to the Liquidation Account, and the Agent shall hold therein for the benefit of the applicable Purchasers, an amount equal to any Senior Discount/Fees for all Purchasers accrued through such day and not previously transferred to the Liquidation Account; THIRD, the Servicer shall transfer to the Liquidation Account, and the Agent shall hold therein for the benefit of the Servicer and the Backup Servicer (ratably in proportion to the respective amounts owed to each but after giving effect to the allocation set forth in CLAUSE FIRST of SECTION 1.4(b)(i)) an amount equal to the Unaffiliated Servicing Fees and Capped Backup Servicing Fees (if any) accrued through such day and not previously transferred to the Liquidation Account; FOURTH, the Servicer shall transfer to the Liquidation Account, and the Agent shall hold therein for the benefit of the Backup Servicer, an amount equal to the Transition Expenses (if any) invoiced to the Servicer and not previously transferred to the Liquidation Account; FIFTH, if the amount on deposit in the Cash Reserve Account on such day is less than the Cash Reserve (after giving effect to the allocation set forth in CLAUSE SECOND of SECTION 1.4(b)(i)), the Servicer shall transfer to the Cash Reserve Account funds sufficient to increase the amount on deposit therein to equal the Cash Reserve; SIXTH, remaining amounts shall be applied in accordance with SECTION 1.4(g) (if such day is a Purchaser Termination Day for any Purchaser); SEVENTH, remaining amounts shall be applied in accordance with SECTION 1.4(f) (if a voluntary paydown of Investment pursuant to such SECTION 1.4(f) is being made on such day); EIGHTH, remaining amounts shall be applied in accordance with SECTION 1.4(h) (if such day is a Revolving Paydown Day); NINTH, the Servicer shall transfer to the Liquidation Account, and the Agent shall hold therein for the applicable Purchasers, an amount equal to the sum of the Discount and Program Fees accrued through such day and not previously transferred to the Liquidation Account, in each case, to the extent not transferred pursuant to CLAUSE SECOND above; TENTH, the Servicer shall transfer to the Liquidation Account, and the Agent shall hold therein for the benefit of the applicable Persons (ratably in proportion to the respective amounts owed to each such Person) for the account of any Indemnified Party that is owed any amounts hereunder, under the Insurance Agreement or under any other Transaction Document not consisting of Discount, Investment, Program Fees or Premium (but including any Backup Servicing Fees accrued through such day and not previously transferred to the Liquidation Account pursuant to CLAUSE THIRD above), an amount equal to the sum of such amounts; ELEVENTH, the Servicer shall transfer to the Liquidation Account, and the Agent shall hold therein for the benefit of the Servicer, any accrued but unpaid Servicing Fees due to the Servicer (after giving effect to the prior allocations set forth in SECTION 1.4(b)(i) and this SECTION 1.4(b)(ii)); TWELFTH, the Servicer shall apply remaining amounts to reinvest in Pool Receivables and in the Related Security; and THIRTEENTH, the Servicer shall release all remaining amounts to the Seller (but only to the extent no Revolving Paydown Day exists or would result from such distribution), PROVIDED, HOWEVER, that during the continuation of an ADESA Financial Covenant Event, any remaining amounts shall be transferred to the Liquidation Account and withdrawn therefrom solely to reinvest in Pool Receivables or for distribution in accordance with SECTION 1.4(c)(iii) if the Termination Date has occurred; and

          (iii) ALLOCATION OF COLLECTIONS ON A TERMINATION DAY. If such day is a Termination Day, the Servicer shall transfer to the Liquidation Account all Collections in the Deposit Accounts.

     (c) DISTRIBUTIONS FROM LIQUIDATION ACCOUNT. Funds being held on deposit in the Liquidation Account shall be distributed by the Agent as follows:

          (i) DISTRIBUTION OF DISCOUNT, PROGRAM FEES AND INVESTMENT PRIOR TO TERMINATION DATE. On each Settlement Date that is not a Termination Day, amounts set aside in the Liquidation Account for a particular Purchaser with respect to Discount, Program Fees and Investment shall be paid to the applicable Purchaser's Account of such Purchaser on the applicable Yield Period End Date or Fee Payment Date for such amounts;

          (ii)    [Reserved.]

          (iii) DISTRIBUTIONS ON AND FOLLOWING THE TERMINATION DATE. On each Draw Date on and after the Termination Date, all Collections held on deposit in the Liquidation Account shall be applied as follows: FIRST, to the Servicer and the Backup Servicer (ratably in proportion to the respective amounts owed to each) the sum of the Unaffiliated Servicing Fees and Capped Backup Servicing Fees (if any) for the prior calendar month; SECOND, the Agent shall transfer to the Insurer (or the Agent, if the Insurer is not the Control Party) an amount equal to any accrued and unpaid Enforcement Costs; and THIRD, the Agent shall, for the benefit of each Purchaser, apply each Purchaser's Investment Share of all remaining amounts in the following priority: (A) to the Insurer's Account in payment of unreimbursed draws (if any) made under the Policy and Insurer Advances (plus interest thereon at the rate specified in the Insurance Agreement) in respect of the Senior Discount/Fees of such Purchaser's Investment and such Purchaser's pro rata share (based on such Purchaser's Insured Investment) of all accrued and unpaid Premium; (B) pro rata to each Purchaser's Account an amount equal to all Senior Discount/Fees payable on such Draw Date to such Purchaser; (C) to the Backup Servicer or any applicable successor Servicer, an amount equal to such Purchaser's Investment Share of the sum of the invoiced but unpaid Transition Expenses (if any) and any Backup Servicing Fees (if any) for the prior calendar month to the extent not paid pursuant to CLAUSE FIRST above; (D) pro rata to such Purchaser's Account an amount equal to such Purchaser's outstanding Investment (PROVIDED, that at all times prior to the payment in full of all outstanding Investment of all Term Purchasers, all amounts that would otherwise be distributable to any Revolving Purchaser pursuant to this CLAUSE (D) shall instead be distributed ratably to each Term Purchaser, based on the ratio of (x) such Term Purchaser's Investment to (y) the sum of the aggregate Investment for all Term Purchasers, in each case determined as of the Termination Date);
     (E) to the Insurer's Account in satisfaction of unreimbursed draws (if any) made under the Policy and Insurer Advances (plus interest thereon at the rate specified in the Insurance Agreement) in respect of such Purchaser's Investment; (F), to such Purchaser's Account in an amount equal to the sum of all other accrued and unpaid Discount and Program Fees (to the extent not paid pursuant to CLAUSE (B) above); and (G) to the Servicer an amount equal to such Purchaser's Investment Share of any accrued and unpaid Servicing Fees due to the Servicer (if the Servicer is AFC or one of its Affiliates);

          (iv) DISTRIBUTIONS OF PREMIUM AND INDEMNIFIED AMOUNTS. On each Premium Payment Date, Collections held on deposit in the Liquidation Account for the benefit of the Insurer pursuant to SECTIONS 1.4(b)(ii) and 1.4(c)(iii) in respect of accrued and unpaid Premium for the prior calendar month shall be paid to the Insurer's Account and on each Draw Date, Collections on deposit in the Liquidation Account for the benefit of an

     Indemnified Party pursuant to SECTION 1.4(b)(ii) shall be paid to the applicable Indemnified Party as directed by such Indemnified Party;

          (v) DISTRIBUTIONS OF SERVICING FEES. On each Servicer Payment Date, Collections held on deposit in the Liquidation Account for the benefit of the Servicer pursuant to SECTIONS 1.4(b)(i), 1.4(b)(ii) and 1.4(c)(iii) for the prior calendar month shall be paid as the Servicer shall direct; and

          (vi) DISTRIBUTION OF BACKUP SERVICING FEES AND TRANSITION EXPENSES. On each Backup Servicer Payment Date, Collections held on deposit in the Liquidation Account for the benefit of the Backup Servicer pursuant to SECTIONS 1.4(b)(ii) and 1.4(c)(iii) shall be paid to the Backup Servicer.

          (vii) FINAL PAYOFF DATE DISTRIBUTIONS. If the Investment and accrued Discount with respect to each Portion of Investment of each Purchaser have been reduced to zero, there are no outstanding unreimbursed draws under the Policy, unreimbursed Insurer Advances or interest due with respect thereto or Premium due, and all accrued Unaffiliated Servicing Fees (if any) have been paid in full, any amount remaining in the Liquidation Account after the application of CLAUSES (i)-(vi) above shall be distributed to the Purchasers, the Insurer, the Agent, the Backup Servicer, any successor Servicer, the Purchaser Agents and any other Indemnified Party or Affected Person in payment in full of any other amounts owed thereto hereunder or under the Insurance Agreement or any other Transaction Document (ratably in proportion to the respective amounts owed to each such Person).

          (viii) REALLOCATIONS UPON RESUMPTION OF REINVESTMENTS FOLLOWING TERMINATION DATE. Notwithstanding anything herein to the contrary, if any Termination Date (if the Termination Date was declared by the Control Party pursuant to SECTION 2.2) is waived in accordance with SECTION 6.1, then all Collections that are then held on deposit in the Liquidation Account for distribution pursuant to SECTION 1.4(c)(iii) above shall instead be reallocated in accordance with SECTION 1.4(b) as if such Collections had been received in the Deposit Accounts on the day such waiver becomes effective.

     (d) DISTRIBUTIONS FROM PURCHASER ACCOUNTS. Upon receipt of funds deposited into any Purchaser's Account pursuant to SECTION 1.4(c) with respect to such Purchaser's Participation, the applicable Purchaser Agent shall cause such funds to be distributed to the applicable Purchaser for application in accordance with the priorities set forth in SECTION 1.4(c). If a Purchaser so directs, any of the foregoing payments owed to such Purchaser may be paid to its Purchaser Agent on its behalf.

     (e)  DILUTIONS. For the purposes of this SECTION 1.4:

          (i) if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any discount, rebate or other adjustment made by the Originator, Seller or Servicer, or any setoff or dispute between the Seller, Originator or the Servicer and an Obligor, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment;

          (ii) if on any day any of the representations or warranties in PARAGRAPHS A.(g) or A.(o) of EXHIBIT III is not true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full;

          (iii) except as provided in PARAGRAPH (i) or (ii) of this SECTION 1.4(e), or as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied in accordance with the Contract with such Obligor and the Credit and Collection Policy; and

          (iv) if and to the extent any Secured Party shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Seller and, accordingly, such Secured Party shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

     (f) VOLUNTARY PAYDOWN OF INVESTMENT. If at any time the Seller shall wish to cause the reduction of the aggregate of the Investment of the Participations of the Revolving Purchasers or the Term Purchasers (in the case of clause (iv) below), the Seller may do so as follows:

          (i) the Seller shall give each Purchaser Agent, the Insurer, the Agent, the Servicer and the Backup Servicer at least two Business Days' prior written notice thereof (including the amount of such proposed reduction and the proposed date on which such reduction will commence),

          (ii) on the proposed date of commencement of such reduction and on each day thereafter, the Servicer shall cause the remainder of the Purchasers' Share of Collections (after giving effect to allocations of more senior priority items under SECTION 1.4(b)(ii)) to be transferred to the Liquidation Account and the Agent shall hold therein such amounts for the benefit of the Purchasers until the aggregate amount thereof not so reinvested shall equal the desired amount of reduction,

          (iii) all Collections set aside pursuant to SUBSECTION (ii) above shall be allocated to repay the outstanding Investment of the Revolving Purchasers ratably according to their respective Revolving Purchaser Percentages,

          (iv) notwithstanding the foregoing CLAUSE (iii), with the prior written consent of the Control Party and subject to any applicable restrictions set forth in any applicable Joinder Agreement, the Seller may
     (A) allocate all or a portion of the Collections set aside pursuant to SUBSECTION (ii) above to repay the outstanding Investment of the Term Purchasers ratably according to their outstanding Investments or (B) allocate the proceeds of any purchase under SECTION 1.2 to the repayment of the outstanding Investments of the Term Purchasers,

          (v) on each Yield Period End Date with respect to any Portion of Investment of any Purchaser, the amount(s) allocated to such Purchaser pursuant to SUBSECTIONS (iii) or (iv) above shall be paid to such Purchaser's Purchaser's Account in accordance with SECTION 1.4(c)(i); PROVIDED, that upon the occurrence of the Termination Date, all Collections set aside pursuant to SUBSECTION (ii) above shall instead be held for distribution in accordance with SECTION 1.4(c)(iii); and

PROVIDED, FURTHER, that,

          A. unless otherwise agreed by the Agent, the amount of any such reduction with respect to each Purchaser shall be not less than $1,000,000 and shall be an integral multiple of $100,000, and the entire Investment (if any) of the Participation after giving effect to such reduction shall be not less than $100,000,000,

          B. the Seller shall use reasonable efforts to choose a reduction amount, and the date of commencement thereof, so that to the extent practicable such reduction shall commence and conclude in the same Yield Period,

          C. if two or more Portions of Investment shall be outstanding with respect to any Purchaser at the time of any proposed reduction, such proposed reduction shall be applied, unless the Seller shall otherwise specify in the notice given pursuant to SECTION 1.4(f)(i), to the Portion of Investment of such Purchaser with the shortest remaining Yield Period, and

          D. unless otherwise agreed by the Control Party, after giving effect to such reduction the aggregate Investment of all Term Purchasers shall not exceed 40% of the aggregate Investment.

     (g) DISTRIBUTIONS OF INVESTMENT TO EXITING PURCHASERS PRIOR TO TERMINATION DATE. On each Purchaser Termination Day, the applicable Purchaser's Exiting Purchaser Percentage of the Purchasers' Share of all remaining Collections (after giving effect to allocations of more senior priority items in SECTION 1.4(b)(ii)) shall be transferred by the Servicer from the Deposit Accounts to the Liquidation Account and held therein by the Agent for the benefit of such Purchaser. On each Yield Period End Date with respect to any Portion of Investment of such Purchaser, such Collections shall be paid to such Purchaser's Account by the Agent in accordance with SECTION 1.4(c)(i); PROVIDED, that upon the occurrence of the Termination Date, all Collections set aside pursuant to the preceding sentence shall instead be held for distribution in accordance with
SECTION 1.4(c)(iii).

     (h) DISTRIBUTIONS OF INVESTMENT UPON REVOLVING PAYDOWN DAY. On each Revolving Paydown Day, the remainder of the Purchasers' Share of any remaining Collections (after giving effect to allocations of more senior priority items in SECTION 1.4(b)(ii)), shall be transferred by the Servicer from the Deposit Accounts to the Liquidation Account and held therein by the Agent and allocated to repay the outstanding Investment of the Revolving Purchasers (other than any Revolving Purchasers for whom such day is a Purchaser Termination Day) ratably according to their respective Revolving Purchaser Percentages (calculated without taking into account any Revolving Purchasers for whom such day is a Purchaser Termination Day). On each Yield Period End Date with respect to any Portion of Investment of any Revolving Purchaser (other than any Revolving Purchasers for whom such day is a Purchaser Termination Day), the amount allocated to such Revolving Purchaser pursuant to the preceding sentence shall be paid to such Revolving Purchaser's Purchaser Account by the Agent in accordance with SECTION 1.4(c)(i); PROVIDED, that on the first day that is not a Revolving Paydown Day or a Termination Day, the Agent shall hold all funds allocated to repay Investment pursuant to this SUBSECTION (h) for distribution in accordance with the priorities set forth in SECTION 1.4(b)(ii) NINTH through THIRTEENTH; and, PROVIDED, FURTHER, that upon the occurrence of the Termination Date, all Collections allocated to repay Investment pursuant to this SUBSECTION
(h) shall instead be held for distribution in accordance with SECTION
1.4(c)(iii).

     (i) WITHDRAWALS FROM CASH RESERVE ACCOUNT. If on any Draw Date (A) insufficient funds are on deposit in the Liquidation Account to make in full all required distributions of Senior Discount/Fees and (B) since the prior Draw Date funds have been released to the Seller and not used by the Seller to acquire Receivables, the Seller shall deposit into the Liquidation Account on or before such Draw Date the lesser of the amounts described in CLAUSES (A) and (B) above for the benefit of the applicable Purchasers. If on any Draw Date insufficient funds are on deposit in the Liquidation Account (after giving effect to any deposits made by the Seller as described in the preceding sentence) to make in full all required distributions of Senior Discount/Fees for such Draw Date, the Agent shall distribute funds from the Cash Reserve Account in payment of such Senior Discount/Fees as if such funds were funds on deposit in the Liquidation Account held for the benefit of the applicable Purchaser. On any Termination Day, to the extent directed by the Control Party, the Agent shall distribute funds from the Cash Reserve Account pursuant to CLAUSE (D) of SECTION 1.4(c)(iii) as if such funds were funds on deposit in the Liquidation Account held for the benefit of the applicable Purchaser and, following the payment in full of all outstanding Investment, any remaining amounts on deposit in the Cash Reserve Account shall be distributed as Collections pursuant to SECTION 1.4(c)(iii). If on any Business Day other than a Termination Day, after giving effect to all distributions on such day pursuant to SECTION 1.4, the amount on deposit in the Cash Reserve Account exceeds the Cash Reserve, such excess shall be released from the Cash Reserve Account and treated as Collections for purposes of SECTION 1.4 for the following Business Day.

     Section 1.5. FEES. (a) The Seller shall pay to the Agent certain fees in the amounts and on the dates set forth in a letter dated June 15, 2004 between the Seller and the Agent delivered pursuant to SECTION 2(l) of EXHIBIT II, as such letter agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof with the prior written consent of the Insurer.

     (b) The Seller shall pay to any Purchaser Agent (other than the Agent) such fees as may be set forth in writing in a fee letter executed by the Seller and such Purchaser Agent, and consented to by the Insurer, in contemplation of the applicable Purchaser becoming an additional party hereto (each such letter, as the same may be amended, amended and restated, supplemented or modified and together with the letter referred to in PARAGRAPH (a) above, a "FEE LETTER"), such fees to be payable in the amounts and on the dates set forth in such letter, as such letter agreement may be amended, supplemented or otherwise modified from time to time with the prior written consent of the Insurer.

     (c) The Seller shall pay to the Insurer the Premium and such other fees in the amounts and on the dates set forth in that certain letter dated June 15, 2004 among AFC, the

Seller and the Insurer (as the same may be amended, supplemented or otherwise modified from time to time with the prior written consent of the Agent, the "PREMIUM LETTER").

     (d) The Seller shall pay to the Backup Servicer the Backup Servicing Fees and any Transition Expenses in the amounts and on the dates set forth in the Backup Servicing Fee Letter, as the same may be amended, supplemented or otherwise modified from time to time with the prior written consent of the Agent and the Insurer.

     Section 1.6. PAYMENTS AND COMPUTATIONS, ETC. (a) All amounts to be paid or deposited by the Seller or the Servicer to, or for the benefit of, any Purchaser Agent, any Purchaser, the Agent, the Backup Servicer or the Insurer hereunder shall be paid or deposited no later than noon (Chicago time) on the day when due in same day funds to the applicable Purchaser's Account or to the Insurer's Account (as appropriate). All amounts received after noon (Chicago time) will be deemed to have been received on the immediately succeeding Business Day.

     (b) The Seller, AFC or Servicer (as applicable) shall, to the extent permitted by law, pay interest on any amount not paid by the respective party to the applicable Person when due hereunder, at an interest rate equal to [*].

     (c) All computations of interest under subsection (b) above and all computations of Discount, fees, premiums and other amounts hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made no later than the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

     Section 1.7. DIVIDING OR COMBINING PORTIONS OF THE INVESTMENT OF ANY REVOLVING PARTICIPATION. The Seller may, on any Yield Period End Date, either
(i) divide the Investment of any Revolving Purchaser into two or more portions (each, with respect to the applicable Participation, a "PORTION OF INVESTMENT") equal, in aggregate, to the Investment of such Revolving Purchaser, PROVIDED that after giving effect to such division the amount of each such Portion of Investment shall be not less than $1,000,000, or (ii) combine any two or more Portions of Investment outstanding on such Yield Period End Date and having Yield Periods ending on such Yield Period End Date into a single Portion of Investment equal to the aggregate of the Investment of such Portions of Investment.

     Section 1.8. INCREASED COSTS. (a) If any Purchaser Agent, any Purchaser, the Agent, the Insurer, any Liquidity Bank, any other Program Support Provider or any of their respective Affiliates (each an "AFFECTED PERSON") determines that the existence of or compliance with (i) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof or (ii) any request, guideline or directive from any central bank or other Official Body (whether or not having the force of law) issued, occurring or first applied after the date of this Agreement affects or would affect the amount of capital required or expected to be maintained by such Affected Person and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of or otherwise to maintain the investment in Pool Receivables related to this Agreement or any related liquidity facility or credit enhancement facility and other commitments of the same type, then, upon written demand by such Affected Person (with a copy to the Insurer, the Agent and the applicable Purchaser Agent (if any)), the Seller shall immediately pay to the Agent, for the account of such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments or maintenance of its investment in the Pool Receivables; PROVIDED that within 30 days of an Affected Person's knowledge of any such circumstance such Affected Person shall notify the Seller in writing of the same and whether such Affected Person will request that the Seller indemnify it for such circumstance. A certificate as to such amounts submitted to the Insurer, the Seller, the Agent and the applicable Purchaser Agent (if any) by such Affected Person shall be conclusive and binding for all purposes, absent manifest error. For the avoidance of doubt, the first application of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board ("FASB") (including, without limitation, FASB Interpretation No. 46R), shall constitute an adoption, change, request or directive subject to this SECTION 1.8(a).

     (b) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Affected Person of agreeing to purchase or purchasing, or maintaining the ownership of the related Participation(s) in respect of which Discount is computed by reference to the Eurodollar Rate, then, upon written demand by such Affected Person, the Seller shall immediately pay to such Affected Person, from time to time as specified, additional amounts sufficient to compensate such Affected Person for such increased costs; PROVIDED that within 30 days of an Affected Person's knowledge of any such circumstance such Affected Person shall notify the Seller in writing of the same and whether such Affected Person will request that the Seller indemnify it for such circumstance. A certificate as to such amounts submitted to the Seller, the Insurer, the Agent and the applicable Purchaser Agent (if any), by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

     Section 1.9. [Reserved]

     Section 1.10. REQUIREMENTS OF LAW. In the event that any Affected Person determines that the existence of or compliance with (i) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof or (ii) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement:

          (i) does or shall subject such Affected Person to any tax of any kind whatsoever with respect to this Agreement, any increase in the applicable Participation(s) or in the amount of Investment relating thereto, or does or shall change the basis of taxation of payments to such Affected Person on account of Collections, Discount or any other amounts payable hereunder (excluding taxes imposed on the overall net income of such Affected Person, and franchise taxes imposed on such Affected Person, by the jurisdiction under the laws of which such Affected Person is organized or a political subdivision thereof);

          (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, purchases, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Affected Person which are not otherwise included in the determination of the Eurodollar Rate or the Base Rate hereunder; or

          (iii) does or shall impose on such Affected Person any other condition;

and the result of any of the foregoing is (x) to increase the cost to such Affected Person of acting as a Purchaser Agent, Insurer or Agent or of agreeing to purchase or purchasing or maintaining the ownership of undivided ownership interests with regard to the applicable Participation or any Portion of Investment (or interests therein) in respect of which Discount is computed by reference to the Eurodollar Rate or the Base Rate or (y) to reduce any amount receivable hereunder (whether directly or indirectly) funded or maintained by reference to the Eurodollar Rate or the Base Rate, then, in any such case, upon written demand by such Affected Person the Seller shall pay such Affected Person any additional amounts necessary to compensate such Affected Person for such additional cost or reduced amount receivable. All such amounts shall be payable as incurred. A certificate from such Affected Person to the Seller certifying, in reasonably specific detail, the basis for, calculation of, and amount of such additional costs or reduced amount receivable shall be conclusive in the absence of manifest error; provided, however, that no Affected Person shall be required to disclose any confidential or tax planning information in any such certificate.

     Section 1.11. INABILITY TO DETERMINE EURODOLLAR RATE. In the event that any Purchaser Agent shall have determined prior to the first day of any Yield Period for the Participation of its Purchaser (which determination shall be conclusive and binding upon the parties hereto) by reason of circumstances affecting the interbank Eurodollar market, either (a) dollar deposits in the relevant amounts and for the relevant Yield Period are not available, (b) adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Yield Period or
(c) the Eurodollar Rate determined pursuant hereto does not accurately reflect the cost (as conclusively determined by such Purchaser Agent) to any Purchaser for which such Purchaser Agent acts as agent of maintaining each such Portion of Investment of such Purchaser during such Yield Period, such Purchaser Agent shall promptly give telephonic notice of such determination, confirmed in writing, to the Seller and the Insurer prior to the first day of such Yield Period. Upon delivery of such notice (a) no Portion of Investment of such Purchaser shall be funded thereafter at the Bank Rate determined by reference to the Eurodollar Rate, unless and until the applicable Purchaser Agent shall have given notice to the Seller that the circumstances giving rise to such determination no longer exist, and (b) with respect to any outstanding Portions of Investment then funded at the Bank Rate determined by reference to the Eurodollar Rate, such Bank Rate shall automatically be converted to the Bank Rate determined by reference to the Base Rate at the respective Yield Period End Dates relating to such Portions of Investment.

     Section 1.12. ADDITIONAL AND REPLACEMENT PURCHASERS, INCREASE IN REVOLVING PURCHASE LIMIT. (a) The Seller shall have the right, at any time and from time to time, with the prior written consent of the Agent and the Insurer (the consent of the Insurer not to be unreasonably withheld), to add any entity as a Purchaser hereunder (which addition may increase the Revolving Insured Purchase Limit and/or the Revolving Uninsured Purchase Limit if a Revolving Purchaser is added) or increase the Maximum Insured Commitment or Maximum Uninsured Commitment of any existing Revolving Purchaser; PROVIDED, HOWEVER, that no increase in the Revolving Insured Purchase Limit or the Maximum Insured Commitment of any Revolving Purchaser may be made without the prior written consent of the Insurer in its sole and absolute discretion if, after giving effect to such increase, the sum of the Revolving Insured Purchase Limit plus the aggregate Investment of all Term Purchasers would exceed the Maximum Insured Amount. Each such addition of a new Purchaser hereunder shall be effected by delivery to the Insurer, the Seller, the Servicer, the Agent and each Purchaser Agent, of a (i) Joinder Agreement executed by the Seller, the Servicer, the Agent, such new Purchaser, its Purchaser Agent (if different from the Purchaser) and the Insurer in substantially the form of ANNEX C hereto and (ii) in the case of any new Purchaser that is a Term Purchaser an opinion of counsel to such new Term Purchaser as to tax matters in a form reasonably satisfactory to the Insurer. Upon receipt of a Joinder Agreement, if such Joinder Agreement has been fully executed and completed and is substantially in the form of ANNEX C, the Servicer shall, not less than five (5) Business Days prior to the effectiveness of such Joinder Agreement give prompt written notice to all Purchaser Agents, the Agent, the Insurer and Purchasers as to (i) the name, identity and address for receiving notices of the new Purchaser(s) and Purchaser Agent(s) becoming party hereto, (ii) the Maximum Insured Commitment and/or Maximum Uninsured Commitment of such new Purchaser (if such Purchaser is a Revolving Purchaser), (iii) the change in the Revolving Insured Purchase Limit and/or Revolving Uninsured Purchase Limit (if any) and (iv) the effective date of such Joinder Agreement. Immediately upon the effectiveness of such Joinder Agreement, such additional Purchaser shall purchase, by wire transfer of immediately available funds its Participation and, if such Purchasers shall agree, a portion of the other Purchasers' outstanding Insured Investment or Uninsured Investment, as applicable. Effective with the payment of such amounts, such new Purchaser and its Purchaser Agent designated in the applicable Joinder Agreement shall each become parties hereto.

     (b) By executing and delivering a Joinder Agreement, each new Purchaser and Purchaser Agent confirms to and agrees with the Insurer, the Agent and each other Purchaser and Purchaser Agent party hereto as follows: (A) such new Purchaser has received a copy of this Agreement, the Purchase and Sale Agreement, the Insurance Agreement, and the Policy, together with copies of such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Joinder Agreement; (B) such new Purchaser has made and will continue to make, independently and without reliance upon the Insurer, the Agent, any Purchaser Agent or any other Purchaser and based on such documents and information as it shall deem appropriate at the time, its own credit decisions in taking or not taking action under this Agreement; (C) such new Purchaser appoints and authorizes the Control Party, Insurer and the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Control Party, Insurer and the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (D) such new Purchaser and its Purchaser Agent agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Purchaser or Purchaser Agent.

     (c) In addition to the foregoing, in the event that any Purchaser or Purchaser Agent (i) does not consent to an amendment of clause (ii) of the definition of Termination Date to which the Seller, the Servicer and the Insurer have otherwise consented; or (ii) does not consent to any amendment or modification of this Agreement agreed to by the Seller, the Servicer and the Control Party but which requires the consent of such Purchaser, then, in any such event, the Seller shall have the right, with the prior written consent of the Control Party, to require such Purchaser to assign its interests in its Participation and the Pool Receivables and all of its rights and obligations under this Agreement to a replacement Purchaser acceptable to the Control Party and the Seller. Any such assignment shall be without recourse, representation or warranty of any kind on the part of the assigning Purchaser, except that such assignment is free and clear of any Adverse Claims created by such Purchaser, and shall be consummated pursuant to documentation reasonably satisfactory to the assignor and assignee on not less than ten days' prior written notice, at a purchase price equal to the sum of (w) the aggregate outstanding Investment of the Purchaser being so replaced; (x) all accrued and unpaid Discount on such Investment; (y) all accrued and unpaid Program Fees owed to or on behalf of such Purchaser; and (z) all other accrued and unpaid expenses, indemnities and other amounts owing under this Agreement to such Purchaser, including any Termination Fees caused by the above-described assignment. Concurrently with any such assignment, the Seller, the Servicer, such replacement Purchaser, its Purchaser Agent (if different from the Purchaser) and the Insurer shall execute a Joinder Agreement to evidence the terms and conditions under which such replacement Purchaser has agreed to become a Purchaser hereunder.

     (d) Any Uninsured Investment transferred pursuant to this SECTION 1.12 shall remain Uninsured Investment in the hands of the acquiring Purchaser. In the event that less than all of a Revolving Purchaser's Investment is being transferred pursuant to this SECTION 1.12, and such transferring Revolving Purchaser has any Uninsured Investment outstanding at the time of such transfer, the agreement or instrument pursuant to which such transfer is being effected shall specify the portion of the transferred Investment that is Uninsured Investment.

     Section 1.13. RIGHTS OF SUBROGATION. Each Purchaser, the Agent and each Purchaser Agent acknowledges and agrees that the interests, rights, and remedies of the Insurer hereunder and under the Insurance Agreement are in addition to, and not in lieu of, its equitable rights of subrogation, all of which are reserved by the Insurer. Each Purchaser, the Agent and each Purchaser Agent agrees to take, or cause to be taken (at the Seller's expense), all actions deemed desirable by the Insurer to preserve, enforce, perfect, or maintain the perfection in its favor of such interests, rights, and remedies and such equitable rights of subrogation. Without limiting the foregoing, upon any draw under the Policy, in furtherance and not in limitation of the Insurer's equitable rights of subrogation and its rights hereunder and under the Insurance Agreement, the Insurer will be, subject to SECTION 1.4, subrogated to the rights of the Purchasers in respect of any and all amounts due in respect of the Discount, Investment or other obligations, if any, in respect of which such draw was made.

     Section 1.14. THE POLICY.

     (a) If, on the second Business Day prior to the Draw Date, the Agent determines that a Deficiency Amount will exist on such Draw Date in an amount greater than zero, the Agent shall notify the Insurer in writing of such Deficiency Amount; provided further that the Agent will promptly notify the Insurer if it reasonably determines on any other Business Day that a Deficiency Amount greater than zero is likely to exist on the next Draw Date. Unless the Agent shall have received written notice from the Insurer to the effect that the Insurer intends to make an Insurer Advance in respect of such Deficiency Amount on the related Draw Date, the Agent shall deliver to the Insurer a notice substantially in the form of Exhibit A to the Policy (the "NOTICE FOR PAYMENT") as a claim for an Insured Amount in an amount equal to such Deficiency Amount. Such Notice for Payment shall be delivered in accordance with the terms of the Policy no later than 10:00 a.m., New York City time, on the second Business Day immediately preceding such Draw Date.

     (b) The Agent, for the benefit of the Insured Purchasers and the Insurer, shall establish and maintain an account (the "INSURANCE ACCOUNT") as a segregated account, identified as the "Insurance Account, Harris Nesbitt Corp., as Agent" The Agent shall make or permit withdrawals from the Insurance Account only as provided in this Agreement. Upon receipt of an Insured Amount or Insurer Advance from the Insurer on behalf of the Insured Purchasers, the Agent shall deposit such amounts into the Insurance Account. On each Draw Date, the Agent shall distribute the Deficiency Amount, if any, from amounts on deposit in the Insurance Account to the Insured Purchasers in payment of such Deficiency Amount.

     (c) The Agent (i) shall be deemed to receive any Insured Amount or Insurer Advance from the Insurer as attorney-in-fact on behalf of the Insured Purchasers and (ii) shall distribute such Insured Amount or Insurer Advance to the Insured Purchasers as set forth in subsection (b) above. Insured Amounts from proceeds of the Policy and Insurer Advances disbursed by the Agent shall not be considered payment by the Seller with respect to the Purchasers, nor shall such disbursement of such Insured Amounts or Insurer Advances discharge the obligations of the Seller with respect to the amounts thereof. The Insurer shall become subrogee and the deemed assignee of the Purchasers, of an amount of Investment or Discount and Program Fees, as applicable, equal to the amount of Insured Amounts paid or Insurer Advances made by the Insurer. The Agent hereby agrees that the Agent shall recognize that to the extent the Insurer makes payments of Insured Amounts or Insurer Advances, either directly or indirectly (as by paying through the Agent), to the Insured Purchasers, the Insurer will be subrogated to the rights of the Insured Purchasers to the extent of such payments.]

     Section 1.15. INSURER ADVANCES. The Insurer shall have the right to make Insurer Advances with respect to any Deficiency Amount or potential Deficiency Amount hereunder. Any payment of such Insurer Advances may be made by the Insurer in its sole and absolute discretion at any time before such Deficiency Amount is due hereunder. Any amounts paid by the Insurer as Insurer Advances shall be deposited into the Insurance Account for distribution pursuant to
SECTION 1.14 hereof. The Insured Purchasers hereby agree that following the occurrence and during the continuation of a Termination Event the Insurer or any affiliate of the Insurer shall have the right to purchase the entire Insured Investment at a price equal to the full par amount thereof plus accrued and unpaid Senior Discount/Fees with respect thereto through the date of purchase.

                                   ARTICLE II.

                   REPRESENTATIONS AND WARRANTIES; COVENANTS;
                               TERMINATION EVENTS

     Section 2.1. REPRESENTATIONS AND WARRANTIES; COVENANTS. Each of the Seller, AFC and the Servicer hereby makes the representations and warranties, and hereby agrees to perform and observe the covenants of such Person, set forth in EXHIBITS III, IV and VII, respectively hereto.

     Section 2.2. TERMINATION EVENTS. If any of the Termination Events set forth in EXHIBIT V hereto shall occur, the Control Party may, by notice to the Seller, each Purchaser Agent, the Agent, the Backup Servicer and the Insurer, declare the Termination Date to have occurred (in which case the Termination Date shall be deemed to have occurred); PROVIDED that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in SUBSECTION (g), (h), (k) or (m) of EXHIBIT V, the Termination Date shall occur. Upon any such declaration, the occurrence or the deemed occurrence of the Termination Date, the Agent (at the direction of the Control Party) shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

                                  ARTICLE III.

                                 INDEMNIFICATION

     Section 3.1. INDEMNITIES BY THE SELLER. Without limiting any other rights that the Agent, the Insurer, the Purchaser Agents, the Purchasers, the Backup Servicer or any of their respective Affiliates, employees, agents, successors, transferees or assigns (each, an "INDEMNIFIED PARTY") may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, damages, expenses, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") arising out of or resulting from this Agreement or other Transaction Documents (whether directly or indirectly) or the use of proceeds of purchases or reinvestments or the ownership of any Participation, or any interest therein, or in respect of any Receivable or any Contract regardless of whether any such Indemnified Amounts result from an Indemnified Party's negligence or strict liability or other acts or omissions of an Indemnified Party, excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, (b) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables to be written off consistent with the Credit and Collection Policy, (c) any overall net income taxes or franchise taxes imposed on such Indemnified Party by the jurisdiction under the laws of which such Indemnified Party is organized or any political subdivision thereof or (d) if the Insurer is the Indemnified Party, Indemnified Amounts to the extent resulting, directly or indirectly, from an Insurer Default. Without limiting or being limited by the foregoing, and subject to the exclusions set forth in the preceding sentence, the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

          (i) the failure of any Receivable included in the calculation of the Net Receivables Pool Balance as an Eligible Receivable to be an Eligible Receivable, the failure of any information contained in a Servicer Report or a Portfolio Certificate to be true and correct, or the failure of any other information provided to any Purchaser, any Purchaser Agent, the Insurer or the Agent with respect to Receivables or this Agreement to be true and correct;

          (ii) the failure of any representation or warranty or statement made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement to have been true and correct in all respects when made;

          (iii) the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such applicable law, rule or regulation;

          (iv) the failure (A) to vest in the Agent (for the benefit of the Secured Parties) a valid and enforceable perfected undivided percentage ownership interest, to the extent of the Aggregate Participation, in the Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections with respect thereto and (B) the failure to vest in the Agent (for the benefit of the Secured Parties) a first priority perfected security interest in the items described in SECTION 1.2(d), in each case, free and clear of any Adverse Claim;

          (v) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, whether at the time of any purchase or reinvestment or at any subsequent time;

          (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from or relating to the transaction giving rise to such Receivable or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Seller or any of its Affiliates acting as Servicer or by any agent or independent contractor retained by the Seller or any of its Affiliates);

          (vii) any failure of the Seller to perform its duties or obligations in accordance with the provisions hereof or to perform its duties or obligations under the Contracts;

          (viii) any products liability or other claim, investigation, litigation or proceeding arising out of or in connection with goods, insurance or services that are the subject of or secure any Contract;

          (ix) the commingling of Collections of Pool Receivables at any time with other funds;

          (x) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of purchases or reinvestments or the ownership of any Participation or in respect of any Receivable, Related Security or Contract;

          (xi) any reduction in Investment as a result of the distribution of Collections pursuant to SECTION 1.4(d), in the event that all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason;

          (xii) any tax or governmental fee or charge (other than any tax upon or measured by net income or gross receipts), all interest and penalties thereon or with respect thereto, and all reasonable out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of any Participation, or other interests in the Receivables Pool or in any Related Security or Contract;

          (xiii) the failure by the Seller or the Servicer to pay when due any taxes payable by it, including without limitation, the franchise taxes and sales, excise or personal property taxes payable in connection with the Receivables;

          (xiv) the failure by the Seller or the Servicer to be duly qualified to do business, to be in good standing or to have filed appropriate fictitious or assumed name registration documents in any jurisdiction; or

          (xv) the failure of any Deposit Account Bank to remit any amounts held in its Deposit Account pursuant to the instructions of the Servicer whether by reason of the exercise of setoff rights or otherwise.

     If for any reason the indemnification provided above in this SECTION 3.1 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless, then the Seller shall contribute to such Indemnified Party the amount otherwise payable by such Indemnified Party as a result of such loss, claim, damage or liability to the maximum extent permitted under applicable law.

     The obligations of the Seller under this SECTION 3.1 are limited recourse obligations payable solely from the Collections, the Receivables and Related Security in accordance with the priority of payments set forth in SECTION 1.4.

     Section 3.2. INDEMNITIES BY AFC. Without limiting any other rights that the Insurer, the Agent, any Purchaser or Purchaser Agent or any other Indemnified Party may have hereunder or under applicable law, AFC hereby agrees to indemnify each Indemnified Party, forthwith on demand, from and against any and all Indemnified Amounts, regardless of whether any such Indemnified Amounts result from an Indemnified Party's negligence or strict liability or other acts or omissions of an Indemnified Party, awarded against or incurred by any of them arising out of or relating to:

          (i) the failure of any Receivable included in the calculation of the Net Receivables Pool Balance as an Eligible Receivable to be an Eligible Receivable, the failure of any information contained in a Servicer Report or a Portfolio Certificate to be true and correct, or the failure of any other information provided (directly or indirectly) by AFC or the Seller to the Purchasers, the Insurer, the Agent, the Backup Servicer or any Purchaser Agent with respect to Receivables or this Agreement to be true and correct;

          (ii) any representation or warranty made by AFC under or in connection with any Transaction Document in its capacity as Servicer or any information or report delivered by or on behalf of AFC in its capacity as Servicer pursuant hereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made;

          (iii) the failure by AFC, in its capacity as Servicer, to comply with any applicable law, rule or regulation (including truth in lending, fair credit billing, usury, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) with respect to any Pool Receivable or other related contract;

          (iv) any failure of AFC to perform its duties, covenants and obligations in accordance with the applicable provisions of this Agreement;

          (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool resulting from or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Seller or any of its Affiliates acting as Servicer or by any agent or independent contractor retained by the Seller or any of its Affiliates);

          (vi) the commingling of Collections of Pool Receivables at any time with other funds; or

          (vii) any investigation, litigation or proceeding related to AFC's activities as Servicer under this Agreement.

     If for any reason the indemnification provided above in this SECTION 3.2 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless, then AFC shall contribute to such Indemnified Party the amount otherwise payable by such Indemnified Party as a result of such loss, claim, damage or liability to the maximum extent permitted under applicable law.

     Section 3.3. INDEMNITIES BY SUCCESSOR SERVICER. Without limiting any other rights that the Insurer, the Agent or any Purchaser or Purchaser Agent or any other Indemnified Party may have hereunder under applicable law, each successor Servicer hereby agrees to indemnify each Indemnified Party, forthwith on demand, from and against any and all Indemnified Amounts, other than Indemnified Amounts resulting from gross negligence or willful misconduct on the part of such Indemnified Party, awarded against or incurred by any of them arising out of or relating to:

          (i) any representation or warranty made by such successor Servicer under or in connection with any Transaction Document in its capacity as Servicer or any information or report delivered by such successor Servicer pursuant hereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made;

          (ii) the failure by such successor Servicer to comply with any applicable law, rule or regulation (including truth in lending, fair credit billing, usury, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) with respect to any Pool Receivable or other related contract;

          (iii) any failure of such successor Servicer to perform its duties, covenants and obligations in accordance with the applicable provisions of this Agreement;

          (iv) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool resulting from or relating to collection activities with respect to such Receivable (if such collection activities were performed by such successor Servicer or by any agent or independent contractor retained by such successor Servicer); or

          (v) any investigation, litigation or proceeding related to such successor Servicer's activities as Servicer under this Agreement.

     If for any reason the indemnification provided above in this Section 3.3 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless, then such successor Servicer shall contribute to such Indemnified Party the amount otherwise payable by such Indemnified Party as a result of such loss, claim, damage or liability to the maximum extent permitted under applicable law.

     Notwithstanding anything to the contrary herein, in no event shall any successor Servicer be liable to any Person for any act or omission of any predecessor Servicer.

                                   ARTICLE IV.

                         ADMINISTRATION AND COLLECTIONS

     Section 4.1. APPOINTMENT OF SERVICER. (a) The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as Servicer in accordance with this SECTION 4.1. Until the Control Party gives notice to the Seller, the Insurer, the Agent and the Servicer (in accordance with the following sentence) of the designation of a new Servicer, AFC is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Upon the occurrence of a Termination Event, the Control Party may designate the Backup Servicer or any other Person (including the Agent) to succeed the Servicer or any successor Servicer, on the condition that any such Person so designated (other than the Backup Servicer, except to the extent specified in the Backup Servicing Agreement) shall agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof unless otherwise consented to by the Control Party.

     (b) Upon the designation of a successor Servicer as set forth in SECTION 4.1(a) hereof, the Servicer agrees that it will terminate its activities as Servicer hereunder in a manner which the Control Party determines will facilitate the transition of the performance of such activities to the new Servicer, and the Servicer shall cooperate with and assist such new Servicer. Such cooperation shall include (without limitation) access to and transfer of all records and use by the new Servicer of all licenses, hardware or software necessary or desirable to collect the Pool Receivables and the Related Security. Without limiting the foregoing, the Servicer agrees that, at any time following the occurrence of a Termination Event, the Servicer shall, at the request of the Control Party (i) promptly identify all branch offices, loan processing offices or other locations at which the Pool Receivable Documents are then being held,
(ii) allow the Control Party or its designee full access to all such locations and all Pool Receivable Documents, (iii) promptly arrange, at the Servicer's expense, the transfer of possession of all such Pool Receivable Documents to the Backup Servicer, any successor Servicer or other third-party custodian specified by the Control Party (or if the Control Party is the Majority Purchasers, the Agent) and (iv) instruct the Servicer's agents and any person with whom the Servicer or its agents have contracted to hold any such Pool Receivable Documents to provide full access to, and/or transfer possession of, any Pool Receivable Documents held by such agent or contractor. The Servicer agrees to take no action which would impede or impair the ability of the Control Party or its designees to gain access to the Pool Receivable Documents or to obtain possession thereof in accordance with the provisions hereof. The parties hereto agree that the covenants contained in the foregoing sentence are reasonable and necessary for the protection of the legitimate interests of the Secured Parties in the Pool Receivables. Accordingly, in addition to other remedies provided at law or equity, upon any breach by the Servicer of the covenants contained in the second preceding sentence, the Control Party shall be entitled to seek specific performance and injunctive relief by and against the Servicer prohibiting any further breach of such covenants, without the necessity of proving irreparable injury or posting bond.

     (c) The Servicer acknowledges that, in making its decision to execute and deliver this Agreement, the Purchaser Agents, the Agent, the Insurer and the Purchasers have relied on the Servicer's agreement to act as Servicer hereunder. Accordingly, the Servicer agrees that it will not voluntarily resign as Servicer.

     (d) The Servicer may delegate its duties and obligations hereunder to any subservicer (each, a "SUB-SERVICER"); PROVIDED THAT, in each such delegation,
(i) such Sub-Servicer shall agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain primarily liable to the Secured Parties for the performance of the duties and obligations so delegated, (iii) the Secured Parties shall have the right to look solely to the Servicer for such performance and (iv) the terms of any agreement with any Sub-Servicer shall provide that the Control Party may terminate such agreement upon the termination of the Servicer hereunder in accordance with SECTION 4.1(a) above by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to such Sub-Servicer); PROVIDED FURTHER, no such delegation shall be effective without the prior written consent of the Control Party.

     Section 4.2. DUTIES OF SERVICER; RELATIONSHIP TO BACKUP SERVICING AGREEMENT. (a) The Servicer shall take or cause to be taken all such action as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with this Agreement, accepted industry standards and all applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. The Servicer shall set aside for the accounts of the Seller, the Insurer, the Backup Servicer and the Purchasers the amount of the Collections to which each is entitled in accordance with SECTION 1.4. The Seller shall deliver to the Servicer and the Servicer shall hold for the benefit of the Secured Parties in accordance with their respective interests, all records and documents (including without limitation computer tapes or disks) with respect to each Pool Receivable and all Pool Receivable Documents. The Servicer (if the Servicer is AFC or one of its Affiliates) shall stamp each page of each Contract with the following legend "This Receivable has been sold to AFC Funding Corporation and an interest therein has been granted to Harris Nesbitt Corp. as Agent" prior to October 28, 2004. The Insurer or its designee may, at the expense of the Servicer and during regular business hours upon reasonable prior notice, visit the offices or other locations of the Servicer where Contracts are being held to review the stamping process and/or confirm satisfactory completion thereof, as applicable. During such period as a Backup Servicer is required to be maintained hereunder, the Servicer agrees to provide the Backup Servicer with an electronic (scanned) copy of each Contract by October 28, 2004 and with monthly updates thereafter. Notwithstanding anything to the contrary contained herein, the Control Party may direct the Servicer to commence or settle any legal action to enforce collection of any Pool Receivable or to foreclose upon or repossess any Related Security; PROVIDED, HOWEVER, that no such direction may be given unless a Termination Event has occurred. AFC is hereby appointed the custodian of the Pool Receivable Documents for the benefit of the Agent on behalf of the Secured Parties; provided, however, that such appointment may be terminated pursuant to the terms hereof. AFC, or an affiliate on its behalf, will maintain fidelity and forgery insurance and adequate insurance to replace all Pool Receivable Documents due to casualty loss or theft of such documents. In performing its duties as servicer and custodian, AFC shall act with reasonable care, using that degree of skill and attention that AFC exercises with respect to the files relating to all comparable contracts that AFC owns or services for itself or others. AFC shall (i) maintain the Pool Receivable Documents in such a manner as shall enable the Control Party to verify the accuracy of AFC's recordkeeping; and (ii) promptly report to the Control Party any failure on its part or the part of its agents to hold the Pool Receivable Documents and promptly take appropriate action to remedy any such failure. Upon termination of AFC's appointment as custodian hereunder and the delivery of the Pool Receivable Documents to the successor custodian, the successor custodian shall review such documents to determine whether it is missing any documents, and AFC shall cooperate with the successor custodian and use its best efforts to assist the successor custodian to obtain the missing documents. AFC shall maintain continuous custody of the Pool Receivable Documents in secure facilities in accordance with customary standards for such custody.

     (b) In the event the Backup Servicer becomes the successor Servicer hereunder, any applicable terms and conditions of the Backup Servicing Agreement relating to its performance as successor Servicer shall be deemed to be incorporated herein, and the obligations and liabilities of the successor Servicer (as such obligations and liabilities apply to the Backup Servicer acting in such capacity) shall be deemed to be modified in accordance with the provisions thereof. To the extent that any conflict exists between the terms of this Agreement and the Backup Servicing Agreement, the terms of the Backup Servicing Agreement shall control.

     (c) The Servicer's obligations hereunder shall terminate on the Final Payout Date. After such termination, the Servicer shall promptly deliver to the Seller all books, records and related materials that the Seller previously provided to the Servicer in connection with this Agreement.

     (d) During such period as a Backup Servicer is required to be maintained hereunder, the Servicer shall provide the Backup Servicer and the Control Party (if requested) on a monthly basis an electronic download with respect to the Pool Receivables in form and substance acceptable to the Backup Servicer and the Insurer (and which shall include, but not be limited to, all records related to each Receivable required by the Backup Servicer to service and collect such Receivable).

     (e) Following the occurrence and during the continuation of a Termination Event, a Level One Trigger or a Control Party Notice Event, the Servicer shall provide to the Backup Servicer and the Control Party (if requested) on a daily basis an electronic download with respect to the Pool Receivables in form and substance acceptable to the Backup Servicer and the Insurer (and which shall include, but not be limited to, all records related to each Receivable required by the Backup Servicer to service and collect such Receivable) and a Portfolio Certificate (including information with respect to all Collections received and all Receivables acquired by the Seller). Following the occurrence and during the continuation of a Level One Trigger or a Control Party Notice Event, the Control Party shall have the right to require the Seller or the Servicer to, and upon such request the Seller or the Servicer, as applicable, shall, assemble all of the Contracts and make the same available to the Backup Servicer or other third-party custodian specified by, and at a place selected by, the Control Party (or, if the Control Party is the Majority Purchasers, the Agent) within 30 days.

     Section 4.3. DEPOSIT ACCOUNTS; ESTABLISHMENT AND USE OF CERTAIN ACCOUNTS.

     (a) DEPOSIT ACCOUNTS. On or prior to the date hereof, the Servicer agrees to transfer ownership and control of each Deposit Account to the Seller. Seller has granted a valid security interest in each Deposit Account to the Agent (for the benefit of the Secured Parties) pursuant to SECTION 1.2(d) and shall take all actions reasonably requested by the Agent and the Insurer to cause the security interest to be perfected under the applicable UCC.

     (b) CASH RESERVE ACCOUNT. The Agent has established and will maintain in existence the Cash Reserve Account. The Cash Reserve Account shall be used to hold the Cash Reserve and for such other purposes described in the Transaction Documents.

     (c) LIQUIDATION ACCOUNT. The Agent has established and will maintain in existence the Liquidation Account. The Liquidation Account shall be used to receive Collections from the Deposit Accounts pursuant to SECTION 1.4(b) and to hold amounts set aside for the Purchasers, the Insurer, the Backup Servicer and (if the Servicer is not AFC or an Affiliate of AFC) the Servicer out of the Collections of Pool Receivables prior to the applicable Settlement Dates and for such other purposes described in the Transaction Documents. No funds other than those transferred in accordance with SECTION 1.4 shall be intentionally transferred into the Liquidation Account.

     (d) PERMITTED INVESTMENTS. Any amounts in the Liquidation Account or the Cash Reserve Account, as the case may be, may be invested by the Liquidation Account Bank or the Cash Reserve Account Bank, respectively, prior to the occurrence of a Termination Event or an ADESA Financial Covenant Event at the Agent's direction and following the occurrence of a Termination Event or an ADESA Financial Covenant Event at the Control Party's direction, in Permitted Investments, so long as the Agent's interest (for the benefit of the Secured Parties) in such Permitted Investments is perfected in a manner satisfactory to the Agent and the Insurer and such Permitted Investments are subject to no Adverse Claims other than those of the Agent provided hereunder.

     (e) CONTROL OF ACCOUNTS. The Agent may (with written notice to the Control Party) and shall (at the direction of the Control Party) following any Termination Event (or an Unmatured Termination Event of the type described in PARAGRAPH (g) of EXHIBIT V) at any time give notice to any Deposit Account Bank that the Agent is exercising its rights under the applicable Deposit Account Agreement to do any or all of the following: (i) to have the exclusive ownership and control of such Deposit Account transferred to the Agent (or such other party designated by the Control Party) and to exercise exclusive dominion and control over the funds deposited therein and (ii) to take any or all other actions permitted under the applicable Deposit Account Agreement. The Seller hereby agrees that if the Agent (or such other party designated by the Control Party) at any time takes any action set forth in the preceding sentence, the Agent (or such other party designated by the Control Party) shall have exclusive control of the proceeds (including Collections) of all Pool Receivables and the Seller hereby further agrees to take any other action that the Control Party may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Seller, the Servicer or AFC (as Servicer or otherwise), thereafter shall be sent immediately to an account designated by the Control Party and held by the Agent (or such other party designated by the Control Party) for the benefit of the Secured Parties.

     (f) LOCATION OF LIQUIDATION ACCOUNT AND CASH RESERVE ACCOUNT. If at anytime [*] is rated below A-1 by S&P or P-1 by Moody's, the Agent shall promptly establish a new Liquidation Account and a new Cash Reserve Account at a financial institution which is rated at least A-1+ by S&P (or if the financial institution is the [*] A-1 by S&P) and P-1 by Moody's and transfer all amounts on deposit in such accounts at [*] to such new accounts at such financial institution, until such time as [*] is rated at least A-1 by S&P and P-1 by Moody's.

     Section 4.4. ENFORCEMENT RIGHTS. (a) At any time following the occurrence of a Termination Event:

          (i) the Control Party may (and if the Control Party is the Majority Purchasers, with the consent of the Agent) direct the Obligors that payment of all amounts payable under any Pool Receivable be made directly to the Backup Servicer (or such other party designated by the Control Party) (for the benefit of the Secured Parties);

          (ii) the Control Party may (and if the Control Party is the Majority Purchasers, with the consent of the Agent) instruct the Seller or the Servicer to give notice of the Agent's interest (for the benefit of the Secured Parties) in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Backup Servicer

     (or such other party designated by the Control Party) (for the benefit of the Secured Parties), and upon such instruction from the Control Party, the Seller or the Servicer, as applicable, shall give such notice at the expense of the Seller; PROVIDED, that if the Seller or the Servicer fails to so notify each Obligor, the Control Party or its designee may so notify the Obligors; and

          (iii) the Control Party may (and if the Control Party is the Majority Purchasers, with the consent of the Agent) request the Seller or the Servicer to, and upon such request the Seller or the Servicer, as applicable, shall, (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security and all Pool Receivable Documents, and transfer or license to any new Servicer the use of all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Backup Servicer or other third-party custodian specified by, and at a place selected by, the Control Party (or if the Control Party is the Majority Purchasers, the Agent) and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections with respect to the Pool Receivables in a manner acceptable to the Control Party (or if the Control Party is the Majority Purchasers, the Agent) and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or the Backup Servicer (or such other party designated by the Control Party) (for the benefit of the Secured Parties).

     (b) The Seller hereby authorizes the Control Party (or if the Control Party is the Majority Purchasers, the Agent) (for the benefit of the Secured Parties), and irrevocably appoints the Control Party (or if the Control Party is the Majority Purchasers, the Agent) (acting on behalf of the Secured Parties) as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Seller, which appointment is coupled with an interest, to take any and all steps in the name of the Seller and on behalf of the Seller necessary or desirable, in the determination of the Control Party (or if the Control Party is the Majority Purchasers, the Agent), to collect any and all amounts or portions thereof due under any and all Pool Receivables or Related Security, including, without limitation, endorsing the name of the Seller on checks and other instruments representing Collections and enforcing such Pool Receivables, Related Security and the related Contracts. The Control Party (or if the Control Party is the Majority Purchasers, the Agent) shall only exercise the powers conferred by this subsection (b) after the occurrence of a Termination Event. Notwithstanding anything to the contrary contained in this SUBSECTION (b), none of the powers conferred upon such attorney-in-fact pursuant to the immediately preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

     Section 4.5. RESPONSIBILITIES OF THE SELLER. Anything herein to the contrary notwithstanding, the Seller shall (i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder, and the exercise by any Secured Party of its rights hereunder shall not relieve the Seller from such obligations and (ii) pay when due any taxes, including, without limitation, any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. The Agent, the Insurer, the Purchaser Agents, the Purchasers, the Backup Servicer and any successor Servicer shall not have any obligation or liability with respect to any Pool Receivable, any Related Security or any related Contract, nor shall any of them be obligated to perform any of the obligations of the Seller or AFC under any of the foregoing.

     Section 4.6. SERVICING FEE. The Servicer shall be paid a fee, through distributions contemplated by SECTION 1.4, equal to (a) at any time AFC or an Affiliate of AFC is the Servicer, [*], (b) at any time the Backup Servicer is the Servicer, the fee set forth in the Backup Servicing Agreement or Backup Servicing Fee Letter, and (c) at any time a Person other than AFC, an Affiliate of AFC or the Backup Servicer is the Servicer, the amount set forth in clause
(a) above or such other amount as the Control Party and such Servicer shall agree. The Servicing Fee shall not be payable to the extent funds are not available to pay the Servicing Fee pursuant to SECTION 1.4.

     Section 4.7. SPECIFIED INELIGIBLE RECEIVABLES. To the extent the Originator has identified a Receivable as a "Specified Ineligible Receivable" in accordance with Section 5.20 of the Purchase and Sale Agreement, (i) such Receivable shall never be included as an Eligible Receivable by the Seller or the Servicer hereunder, (ii) such Receivable shall not be included in any calculations of the Delinquency Ratio or the Default Ratio or other Receivable Pool information (other than a statement of the aggregate outstanding amount of such Specified Ineligible Receivables) hereunder and (iii) shall not be considered Receivables for purposes of clause (o) of EXHIBIT V hereof.

                                   ARTICLE V.

                                   THE AGENTS

     Section 5.1. APPOINTMENT AND AUTHORIZATION. The Insurer and each Purchaser and Purchaser Agent (including each Purchaser and Purchaser Agent that may from time to time become a party hereto) hereby irrevocably designates and appoints Harris Nesbitt Corp. as the "Agent" hereunder and authorizes the Agent to take such actions and to exercise such powers as are delegated to the Agent hereby and to exercise such other powers as are reasonably incidental thereto. The Agent shall hold, in its name, for the benefit of the Secured Parties, amounts on deposit in the Liquidation Account and the Cash Reserve Account. The Agent shall hold, in its name, for the benefit of the Insured Purchasers, amounts on deposit in the Insurance Account. The Agent shall not have any duties other than those expressly set forth herein or any fiduciary relationship with any Indemnified Party, and no implied obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist, against the Agent. The Agent does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Seller or Servicer. Notwithstanding any provision of this Agreement or any other Transaction Document to the contrary, in no event shall the Agent ever be required to take any action which exposes the Agent to personal liability (unless indemnified in advance in a manner determined satisfactory to the Agent in its sole and absolute discretion) or which is contrary to the provision of any Transaction Document or applicable law.

     (a) Each Purchaser hereby irrevocably designates and appoints the respective institution identified as the Purchaser Agent for such Purchaser on the signature pages hereto or in any agreement pursuant to which such Purchaser becomes a party hereto, and each authorizes such Purchaser Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to such Purchaser Agent by the terms of this Agreement, if any, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Purchaser Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with the Insurer, any Purchaser or other Purchaser Agent or the Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Purchaser Agent shall be read into this Agreement or otherwise exist against such Purchaser Agent.

     (b) Except as otherwise specifically provided in this Agreement, the provisions of this ARTICLE V are solely for the benefit of the Purchaser Agents, the Insurer, the Agent and the Purchasers, and none of the Seller or Servicer shall have any rights as a third-party beneficiary or otherwise under any of the provisions of this ARTICLE V, except that this ARTICLE V shall not affect any obligations which any Purchaser Agent, the Insurer, the Agent or any Purchaser may have to the Seller or the Servicer under the other provisions of this Agreement. Furthermore, no Purchaser shall have any rights as a third-party beneficiary or otherwise under any of the provisions hereof in respect of a Purchaser Agent which is not the Purchaser Agent for such Purchaser.

     (c) In performing its functions and duties hereunder, the Agent shall act solely as the agent of the Secured Parties, and the Agent does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller or Servicer or any of their successors and assigns. In performing its functions and duties hereunder, each Purchaser Agent shall act solely as the agent of its respective Purchasers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller, the Servicer, the Insurer, any other Purchaser, any other Purchaser Agent or the Agent, or any of their respective successors and assigns.

     Section 5.2. DELEGATION OF DUTIES. The Agent may, with the prior written consent of the Control Party, execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible to the Purchaser Agents, the Insurer or any Purchaser for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     Section 5.3. EXCULPATORY PROVISIONS. None of the Purchaser Agents, the Agent or any of their directors, officers, agents or employees shall be liable for any action taken or omitted (i) with the consent or at the direction of the Control Party (or in the case of any Purchaser Agent, the Purchaser relating to such Purchaser Agent) or (ii) in the absence of such Person's gross negligence or willful misconduct. The Agent shall not be responsible to any Purchaser, the Insurer or Purchaser Agent for (i) any recitals, representations, warranties or other statements made by the Seller, Servicer, the Originator or any of their Affiliates, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Transaction Document, (iii) any failure of the Seller, the Servicer, the Originator or any of their Affiliates to perform any obligation it may have under any Transaction Document to which it is a party or (iv) the satisfaction of any condition specified in EXHIBIT II. The Agent shall not have any obligation to the Insurer, any Purchaser or any Purchaser Agent to ascertain or inquire about the observance or performance of any agreement contained in any Transaction Document or to inspect the properties, books or records of the Seller, Servicer, the Originator or any of their Affiliates.

     Section 5.4. RELIANCE BY AGENTS. Each Purchaser Agent and the Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or other writing or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person and upon advice and statements of legal counsel (including counsel to the Seller, Insurer or Servicer), independent accountants and other experts selected by the Agent or any such Purchaser Agent. Each Purchaser Agent and the Agent shall in all cases be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such advice or concurrence of the Control Party (or in the case of any Purchaser Agent, the Purchaser relating to such Purchaser Agent) and it shall first be indemnified to its satisfaction by the Control Party against any and all liability and expense which may be incurred by reason of taking or continuing to take any such action.

     (a) With regard to the Purchasers and the Purchaser Agents, the Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Control Party, the Insurer, the Purchasers and the Purchaser Agents, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Purchasers, the Insurer, the Agent and Purchaser Agents.

     (b) Purchasers that have a common Purchaser Agent and that have a majority of the Investment of all such related Purchasers shall be entitled to request or direct the related Purchaser Agent to take action, or refrain from taking action, under this Agreement on behalf of such Purchasers. With regard to the Purchasers and the Purchaser Agents, such Purchaser Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of such Majority Purchasers, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of such Purchaser Agent's related Purchasers.

     (c) Unless otherwise advised in writing by a Purchaser Agent or by any Purchaser on whose behalf such Purchaser Agent is purportedly acting, each party to this Agreement may assume that (i) such Purchaser Agent is acting for the benefit of each of the Purchasers for which such Purchaser Agent is identified herein (or in any Joinder Agreement or assignment agreement) as being the Purchaser Agent, as well as for the benefit of each assignee or other transferee from any such Person, and (ii) each action taken by such Purchaser Agent has been duly authorized and approved by all necessary action on the part of the Purchasers on whose behalf it is purportedly acting. Each Purchaser Agent and its Purchaser(s) shall agree amongst themselves as to the circumstances and procedures for removal, resignation and replacement of such Purchaser Agent.

     Section 5.5. NOTICE OF TERMINATION DATE. Neither any Purchaser Agent nor the Agent shall be deemed to have knowledge or notice of the occurrence of any Termination Event or Unmatured Termination Event unless such Person has received notice from any Purchaser, Purchaser Agent, the Insurer, the Servicer or the Seller stating that a Termination Event or Unmatured Termination Event has occurred hereunder and describing such Termination Event or Unmatured Termination Event. If the Agent receives such a notice, it shall promptly give notice thereof to the Insurer and each Purchaser Agent whereupon each such Purchaser Agent shall promptly give notice thereof to its Purchasers. If a Purchaser Agent receives such a notice (other than from the Agent), it shall promptly give notice thereof to the Agent. The Agent shall take such action concerning a Termination Event or Unmatured Termination Event as may be directed by the Control Party (unless the Control Party is the Majority Purchasers and such action otherwise requires the consent of all Purchasers), but until the Agent receives such directions (if the Control Party is the Majority Purchasers), the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as the Agent deems advisable and in the best interests of the Secured Parties.

     Section 5.6. NON-RELIANCE ON AGENT, PURCHASER AGENTS AND OTHER PURCHASERS. Each Purchaser and the Insurer expressly acknowledges that none of the Agent, the Purchaser Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent, or any Purchaser Agent hereafter taken, including any review of the affairs of the Seller, Servicer or the Originator, shall be deemed to constitute any representation or warranty by the Agent or such Purchaser Agent, as applicable. Each Purchaser and the Insurer represents and warrants to the Agent and the Purchaser Agents that, independently and without reliance upon the Agent, Purchaser Agents or any other Purchaser and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller, Servicer or the Originator, and the Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items specifically required to be delivered hereunder, the Agent shall not have any duty or responsibility to provide any Purchaser Agent with any information concerning the Seller, Servicer or the Originator or any of their Affiliates or the Receivables that comes into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     Section 5.7. AGENT, PURCHASER AGENTS AND PURCHASERS. Each of the Purchasers, the Agent, the Purchaser Agents and their Affiliates may extend credit to, accept deposits from and generally engage in any kind of banking, trust, debt or other business with the Seller, ADESA, ALLETE, Servicer or the Originator or any of their Affiliates. With respect to the acquisition of the Eligible Receivables pursuant to this Agreement, any of the Purchaser Agents and the Agent shall, to the extent they become Purchasers hereunder, have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not such an agent, and the terms "Purchaser" and "Purchasers" shall, in such case, include such Purchaser Agent or the Agent in their individual capacities.

     Section 5.8. INDEMNIFICATION. Each Purchaser shall indemnify and hold harmless the Agent (but solely in its capacity as Agent) and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Seller or Servicer and without limiting the obligation of the Seller or Servicer to do so), ratably in accordance with their respective Investment from and against any and all liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses and disbursements of any kind whatsoever (including in connection with any investigative or threatened proceeding, whether or not the Agent or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Agent or such Person as a result of, or related to, any of the transactions contemplated by the Transaction Documents or the execution, delivery or performance of the Transaction Documents or any other document furnished in connection therewith (but excluding any such liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Agent or such Person as finally determined by a court of competent jurisdiction); PROVIDED, that in the case of each Purchaser that is a commercial paper conduit, such indemnity shall be provided solely to the extent of amounts received by such Purchaser under this Agreement which exceed the amounts required to repay such Purchaser's outstanding commercial paper. The obligations of any Note Issuer under this SECTION 5.8 shall be subject to the restrictions of Section 6.5.

     Section 5.9. SUCCESSOR AGENT. The Agent may, upon at least thirty (30) days notice to the Seller, the Servicer, the Backup Servicer, the Insurer and each Purchaser and Purchaser Agent, resign as Agent. Such resignation shall not become effective until a successor Agent is appointed by the Insurer (or the Majority Purchasers if an Insurer Default or Policy Termination Date has occurred and is continuing) and has accepted such appointment. Upon such acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Transaction Documents. After any retiring Agent's resignation hereunder, the provisions of SECTIONS 3.1, 3.2, 3.3 and this
ARTICLE V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent.

                                   ARTICLE VI.

                                  MISCELLANEOUS

     Section 6.1. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or consent to any departure by the Seller or Servicer therefrom shall be effective unless in a writing signed by the Control Party and, in the case of any amendment, by the Seller and the Servicer and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such amendment or waiver shall materially adversely affect the Insurer without the prior written consent of the Insurer; PROVIDED, FURTHER, that (i) other than an amendment to extend the scheduled Termination Date and/or the applicable scheduled Purchaser Termination Date, no amendment shall be effective unless each Note Issuer that is a Purchaser (or the Agent or applicable Purchaser Agent on its behalf) shall have received written confirmation by the Rating Agencies that such amendment shall not cause the rating on the then outstanding Notes of such Note Issuer to be downgraded or withdrawn; (ii) no amendment shall be effective which would reduce the amount of Investment or Discount, or fees or other amounts payable to any Purchaser or amounts payable to the Insurer hereunder, or delay any scheduled date for payment thereof (including any scheduled occurrence of the Termination Date) absent the prior written consent of the Insurer or such Purchaser (as applicable); (iii) no increase in a Revolving Purchaser's Maximum Insured Commitment or Maximum Uninsured Commitment shall be effective without the prior written consent of such Revolving Purchaser, and no increase in the sum of the aggregate Investment of all Term Purchasers and the Revolving Insured Purchase Limit above the Maximum Insured Amount shall be effective without the prior written consent of the Insurer; (iv) no amendment or waiver which would release the Insurer from any of its obligations under the Policy, or delay any scheduled payment date for payment thereunder, shall be effective without prior written consent of each Purchaser; (v) no amendments or modifications to any required recourse or reserves hereunder for uncollectible Receivables may be modified without the prior written consent of the Insurer; (vi) no amendments to this Section 6.1 or to the definitions of Majority Purchasers or Control Party shall be effective without the prior written consent of all Purchasers and the Insurer and (vii) no amendments to SECTIONS 1.1, 1.2, 1.3, 1.4, 1.5, 1.6, 1.8, 1.10, 1.11, 1.12,
1.14, 3.1, 3.2, ARTICLE V, 6.2, 6.3, 6.4, 6.5, 6.6, 6.7, 6.9, 6.10, 6.11, 6.13
or 6.14 or the definitions of Applicable Margin, Bank Rate, Base Rate, Carry Costs, CP Rate, Deficiency Amount, Discount, Eurodollar Rate, Federal Funds Rate, Insured Discount/Fee Limit, Insurer Default, Investment, Investment Share, LIBOR Participation, Purchaser Termination Day, Purchaser Termination Date, Recalculation Date, Revolving Share, Senior Discount/Fees, Senior Discount/Fee Limit, Termination Date, Termination Fee, Yield Period, or any definitions incorporated in such definitions, shall be effective in each case without the consent of the Majority Purchasers and the Agent; and PROVIDED, FURTHER, that no such amendment shall in any way amend any provisions of this Agreement applicable to the rights or obligations of the Agent without the prior written consent of the Agent. No failure on the part of the Insurer, the Agent, any Purchaser, or any Purchaser Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

     Section 6.2. NOTICES, ETC. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile and electronic mail communication) and sent or delivered, to each party hereto, at its address set forth under its name on the signature pages hereof or, in the case of the Backup Servicer, at its notice address designated in the Backup Servicing Agreement or, in any case, at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile or electronic mail shall be effective when sent (and shall, unless such delivery is waived by the recipient by electronic mail or other means, be followed by hard copy sent by first class mail), and notices and communications sent by other means shall be effective when received.

     Section 6.3. ASSIGNABILITY. (a) This Agreement and any Purchaser's rights and obligations herein (including ownership of its Participation) shall be assignable, in whole or in part, by such Purchaser and its successors and assigns with the prior written consent of the Seller, the Agent and the Insurer, so long as the Insurer is the Control Party; PROVIDED, HOWEVER, that such consent shall not be unreasonably withheld; and PROVIDED, FURTHER, that no such consent shall be required if the assignment is made to (i) any Affiliate of such Purchaser, (ii) any Liquidity Bank (or any Person who upon such assignment would be a Liquidity Bank) of such Purchaser, (iii) other Program Support Provider (or any Person who upon such assignment would be a Program Support Provider) of such Purchaser or (iv) the Insurer or any affiliate of the Insurer. Each assignor may, in connection with the assignment, disclose to the applicable assignee any information relating to the Seller or the Pool Receivables furnished to such assignor by or on behalf of the Seller, the Insurer, the Agent, the Purchasers or the Purchaser Agents.

     Upon the assignment by a Purchaser in accordance with this SECTION 6.3, the assignee receiving such assignment shall have all of the rights of such Purchaser with respect to the Transaction Documents and the Investment (or such portion thereof as has been assigned).

     Any Uninsured Investment transferred pursuant to this SECTION 6.3 shall remain Uninsured Investment in the hands of the acquiring Purchaser. In the event that less than all of a Revolving Purchaser's Investment is being transferred pursuant to this SECTION 6.3, and such transferring Revolving Purchaser has any Uninsured Investment outstanding at the time of such transfer, the agreement or instrument pursuant to which such transfer is being effected shall specify the portion of the transferred Investment that is Uninsured Investment.

     (b) Each Purchaser may at any time grant to one or more banks or other institutions (each a "LIQUIDITY BANK") party to a Liquidity Agreement or to any other Program Support Provider participating interests or security interests in its Participation. In the event of any such grant by a Purchaser of a participating interest to a Liquidity Bank or other Program Support Provider, the Purchaser shall remain responsible for the performance of its obligations hereunder. The Seller agrees that each Liquidity Bank or other Program Support Provider shall be entitled to the benefits of SECTIONS 1.8, 1.9 and 1.10.

     (c) This Agreement and the rights and obligations of any Purchaser Agent hereunder shall be assignable, in whole or in part, by such Purchaser Agent and its successors and assigns; PROVIDED, HOWEVER, that if such assignment is to any Person that is not an Affiliate of the assigning Purchaser Agent, such Purchaser Agent must receive the prior written consent (which consent in each case shall not be unreasonably withheld) of the Agent, the Insurer and the Seller.

     (d) Except as provided in SECTION 4.1(d), neither the Seller nor the Servicer may assign its rights or delegate its obligations hereunder or any interest herein without the prior written consent of the Control Party.

     (e) Without limiting any other rights that may be available under applicable law, the rights of any Purchaser may be enforced through it or by its Purchaser Agent or its other agents.

     (f)  [*]

     Section 6.4. COSTS, EXPENSES AND TAXES. (a) In addition to the rights of indemnification granted under SECTION 3.1 hereof, the Seller agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing of Pool Receivables) of this Agreement, the Liquidity Agreement, the Insurance Agreement, the Purchase and Sale Agreement, the Backup Servicing Agreement and the other documents and agreements to be delivered hereunder or in connection herewith, including all reasonable costs and expenses relating to the amending, amending and restating, modifying or supplementing of this Agreement, the Liquidity Agreement, the Insurance Agreement, the Purchase and Sale Agreement, the Backup Servicing Agreement and the other documents and agreements to be delivered hereunder or in connection herewith and the waiving of any provisions thereof, and including in all cases, without limitation, Attorney Costs for the Agent, each Purchaser, each Program Support Provider, each Purchaser Agent, the Insurer, the Backup Servicer, any successor Servicer and their respective Affiliates and agents with respect thereto and with respect to advising the Agent, the Purchaser, each Program Support Provider, the Insurer and their respective Affiliates and agents as to their rights and remedies under this Agreement and the other Transaction Documents (PROVIDED that unless a Termination Event, ADESA Financial Covenant Event or Unmatured Termination Event shall have occurred, the costs and expenses payable in connection with the administration of the Transaction Documents (excluding any costs and expenses in connection with any amendment, amendment and restatement, modification, supplement or waiver and any costs and expenses in connection with enforcement) in any year shall not exceed $50,000), and all reasonable costs and expenses, if any (including Attorney Costs), of each Purchaser Agent, each Purchaser, each Program Support Provider, the Insurer, the Agent, the Backup Servicer, any successor Servicer and their respective Affiliates and agents, in connection with the enforcement of this Agreement and the other Transaction Documents.

     (b) In addition, the Seller shall pay on demand any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

     Section 6.5. NO PROCEEDINGS; LIMITATION ON PAYMENTS. (a) Each of the Seller, the Servicer, the Agent, the Insurer, the Purchaser Agents, the Purchasers, the Backup Servicer, each assignee of a Participation or any interest therein, and each Person which enters into a commitment to purchase or does purchase a Participation or interests therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, any Note Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by any such Note Issuer is paid in full.

     (b) Notwithstanding any provisions contained in this Agreement to the contrary, no Note Issuer shall, nor shall be obligated to, pay any amount pursuant to this Agreement unless (i) such Note Issuer has excess cash flow from operations or has received funds with respect to such obligation which may be used to make such payment and which funds or excess cash flow are not required to repay the Notes when due and (ii) each "Participation" owned by such Note Issuer pursuant to any receivables purchase agreement (including this Agreement) is less than or equal to 100%. Any amounts which a Note Issuer does not pay pursuant to the operation of the preceding sentence shall not constitute a claim against such Note Issuer for any such insufficiency unless and until the conditions described in clauses (i) and (ii) of the preceding sentence are satisfied. Nothing in this subsection (b) shall be construed to forgive or cancel any obligations of such Note Issuer hereunder.

     (c) Each of the Servicer, the Agent, the Insurer, the Purchaser Agents, the Purchasers, the Backup Servicer, each assignee of a Participation or any interest therein, and each Person which enters into a commitment to purchase or does purchase a Participation or interests therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after all amounts payable by the Seller hereunder are paid in full.

     (d) Notwithstanding any provisions contained in this Agreement to the contrary, the Seller shall not be obligated to pay any amount pursuant to this Agreement unless the Seller has property or other assets which may be used to make such payment. Any amounts which the Seller does not pay pursuant to the operation of the preceding sentence shall not constitute a claim against the Seller for any such insufficiency unless and until the conditions described in the preceding sentence are satisfied. Nothing in this subsection (d) shall be construed to forgive or cancel any obligations of the Seller hereunder.

     Section 6.6. CONFIDENTIALITY. Unless otherwise required by applicable law or already known by the general public or the third party to which it is disclosed, the Seller agrees to maintain the confidentiality of this Agreement and the other Transaction Documents (and all drafts thereof) in communications with third parties and otherwise; PROVIDED that this Agreement may be disclosed to (a) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Agent and the Insurer, and (b) the Seller's legal counsel and auditors if they agree to hold it confidential.

     Section 6.7. GOVERNING LAW AND JURISDICTION. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF INDIANA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF), EXCEPT TO THE EXTENT THAT THE PERFECTION (OR THE EFFECT OF PERFECTION OR NON-PERFECTION) OF THE INTERESTS OF THE PURCHASERS AND/OR THE INSURER IN THE POOL RECEIVABLES AND THE OTHER ITEMS DESCRIBED IN SECTION 1.2(d) IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF INDIANA.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS COOK COUNTY AND CHICAGO OR NEW YORK NEW YORK COUNTY, NEW YORK CITY OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS OR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PURCHASERS, THE INSURER, THE SELLER, THE SERVICER, THE PURCHASER AGENTS AND THE AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PURCHASERS, THE INSURER, THE SELLER, THE SERVICER, THE PURCHASER AGENTS AND THE AGENT IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.

     Section 6.8. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     Section 6.9. SURVIVAL OF TERMINATION. The provisions of SECTIONS 1.8, 1.9, 1.10, 3.1, 3.2, 6.4, 6.5, 6.6, 6.7, 6.10 and 6.13 shall survive any termination of this Agreement.

     Section 6.10. WAIVER OF JURY TRIAL. THE PURCHASERS, THE SELLER, THE SERVICER, THE PURCHASER AGENTS, THE INSURER, THE AGENT AND THE BACKUP SERVICER (BY ACCEPTING THE BENEFIT HEREOF) EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PURCHASERS, THE SELLER, THE SERVICER, THE PURCHASER AGENTS, THE INSURER, THE AGENT AND THE BACKUP SERVICER EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

     Section 6.11. ENTIRE AGREEMENT. This Agreement (together with the other Transaction Documents) embodies the entire agreement and understanding between the Purchasers, the Seller, the Insurer, the Servicer, the Purchaser Agents and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

     Section 6.12. HEADINGS. The captions and headings of this Agreement and in any Exhibit hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.

     Section 6.13. LIABILITIES OF THE PURCHASERS. The obligations of each Purchaser under this Agreement are solely the corporate obligations of such Purchaser. No recourse shall be had for any obligation or claim arising out of or based upon this Agreement against any stockholder, employee, officer, director or incorporator of any Purchaser; and PROVIDED, HOWEVER, that this
SECTION 6.13 shall not relieve any such Person of any liability it might otherwise have for its own gross negligence or willful misconduct. The agreements provided in this SECTION 6.13 shall survive termination of this Agreement.

     Section 6.14. POLICY TERMINATION DATE. The parties hereto agree that the Agent may, with the prior written consent of all of the Purchasers, return the Policy to the Insurer for cancellation and declare the "Policy Termination Date." Immediately upon the occurrence of the Policy Termination Date, the Transaction Documents shall be amended to remove all references to the Policy and the Insurance Agreement (and the provisions thereof and the obligations of the parties hereto thereunder), and all references to the Insurer (and all of its rights hereunder and the obligations of the remaining parties hereto to it, including obligations to make payments to the Insurer's Account, deliver notices or set aside funds or hold security for the benefit of the Insurer); PROVIDED, HOWEVER, that all amounts due and owing to the Insurer up to and including the Policy Termination Date (including, without limitation, any Premium (subject to the provisions of the last sentence of this Section), any outstanding unreimbursed draws under the Policy and Insurer Advances and any amounts due and owing to the Insurer pursuant to the Transaction Documents) shall be paid to the Insurer and provided further that all indemnification obligations under the Transaction Documents owing to the Insurer shall survive the Policy Termination Date. Immediately following the declaration of the Policy Termination Date, the Agent shall notify the other parties hereto of such declaration. Promptly following such notification, the parties hereto agree to amend this Agreement to delete all references to XL Capital Assurance Inc. herein.

     Section 6.15. TAX TREATMENT. The Participations shall be treated and reported as indebtedness of the Seller for all income and franchise tax purposes. The Seller, the Servicer, the Agent, the Insurer, and Fairway and each Purchaser, by its agreement to make a purchase (and to make reinvestments, if applicable) with regard to its Participation, agrees, and shall cause its assignees to agree, to treat and report the Participations as indebtedness of the Seller for all income and franchise tax purposes.

     Section 6.16. STATUS OF ALLETE. At such time as ALLETE shall no longer own, directly or indirectly, at least 50% of the outstanding voting stock of ADESA and/or AFC, each reference to ALLETE in this Agreement and the other Transaction Documents (other than in PARAGRAPH (x) of EXHIBIT V to the Agreement) shall be automatically deleted.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   AFC FUNDING CORPORATION, as Seller


                                   By: /s/ Curtis L. Phillips
                                      ------------------------------------------
                                        Name:  Curtis L. Phillips
                                        Title: Vice President and Treasurer

                                        13085 Hamilton Crossing Blvd., Suite 310
                                        Carmel, Indiana 46032

                                        Attention: Curt Phillips
                                        Telephone: 317-843-4767
                                        Facsimile:  317- 249-4610
                                        E-mail: cphillips@adesa.com


                                   AUTOMOTIVE FINANCE CORPORATION, as Servicer


                                   By: /s/ Curtis L. Phillips
                                      ------------------------------------------
                                        Name:  Curtis L. Phillips
                                        Title: Vice President and Treasurer

                                        13085 Hamilton Crossing Blvd., Suite 300
                                        Carmel, Indiana 46032

                                        Attention: Curt Phillips
                                        Telephone: 317-843-4767
                                        Facsimile:  317- 249-4610
                                        E-mail: cphillips@adesa.com

                                 HARRIS NESBITT CORP., as Agent and as Purchaser Agent for Fairway


                                 By: /s/ Kevin P. Gibbons
                                    --------------------------------------------
                                        Name:  Kevin P. Gibbons
                                        Title: Managing Director

                                 By: /s/ David J. Kucera
                                    --------------------------------------------
                                        Name:  David J. Kucera
                                        Title: Managing Director

                                        HARRIS NESBITT CORP.
                                        115 S. LaSalle, 13th Floor West
                                        Chicago, Illinois 60603
                                        Attention: Conduit Administration
                                        E-mail: fundingdesk@harrisnesbitt.com
                                        Telephone: (312) 461-5640
                                        Facsimile: (312) 293-4908


                                 FAIRWAY FINANCE COMPANY, LLC, as a Revolving
                                 Purchaser


                                 By: /s/ Jill A. Gordon
                                    --------------------------------------------
                                        Name:  Jill A. Gordon
                                        Title: Vice President

                                        c/o Lord Securities Corp.
                                        48 Wall Street, 27th Floor
                                        New York, New York 10005
                                        Attention: Jill Gordon
                                        Telephone: (212) 346-9021
                                        Facsimile: (212) 346-9012

                                        Maximum Insured Commitment:
                                        $425,000,000

                                        Maximum Uninsured Commitment:
                                        $0

                                 XL CAPITAL ASSURANCE INC.,
                                 as Insurer

                                 By: /s/ Richard Pfaltzgraff
                                    --------------------------------------------
                                        Name:
                                        Title:

                                        Richard Pfaltzgraff
                                        Managing Director
                                        XL Capital Assurance Inc.
                                        1221 Avenue of the Americas - 31st Floor
                                        New York, New York 10020-1001
                                        Telephone: (212) 478-3411
                                        Facsimile  (212) 478-3587
                                        Email: rpfaltzgraff@xlca.com
                                        Reporting: surveillance@xlca.com

STATE OF INDIANA      )
                      )     SS
COUNTY OF HAMILTON    )

     Before me the undersigned, a Notary Public in and for the said County and State, personally appeared Curtis L. Phillips, an officer of AFC Funding Corporation, personally known to me who acknowledged the execution of the foregoing this 18th day of May, 2004.


/s/ Francesca C. York                  My Commission Expires: December 5, 2008
---------------------------
Signature


Francesca C. York                      My County of Residence: Hamilton
---------------------------
Printed Name


STATE OF INDIANA      )
                      )     SS
COUNTY OF HAMILTON    )

     Before me the undersigned, a Notary Public in and for the said County and State, personally appeared Curtis L. Phillips, an officer of Automotive Finance Corporation, personally known to me who acknowledged the execution of the foregoing this 18th day of May, 2004.


/s/ Francesca C. York                  My Commission Expires: December 5, 2008
---------------------------
Signature


Francesca C. York                      My County of Residence: Hamilton
---------------------------
Printed Name

                                    EXHIBIT I

                                   DEFINITIONS

     As used in the Agreement (including its Exhibits), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise indicated, all Section, Annex, Exhibit and Schedule references in this Exhibit are to Sections of and Annexes, Exhibits and Schedules to the Agreement.

          "ADESA" means ADESA Corporation, an Indiana corporation, and its successors and assigns (including, without limitation, ADESA, Inc., a Delaware corporation).

          "ADESA CREDIT FACILITY" means the syndicated credit facility to be provided to ADESA by UBS Securities LLC and Merrill Lynch & Co., as joint lead arrangers, and the lenders from time to time party thereto as the same may be amended, supplemented or otherwise modified from time to time.

          "ADESA CREDIT FACILITY PLEDGE" means the pledge of AFC stock to secure ADESA's obligations under the ADESA Credit Facility.

          "ADESA FINANCIAL COVENANTS" means the financial covenants regarding ADESA's required minimum fixed charge coverage ratio, minimum interest coverage ratio and maximum total leverage ratio as set forth in the ADESA Credit Facility on the date of execution thereof. Such covenants (including all defined terms incorporated therein) will survive the termination of the ADESA Credit Facility and can only be amended, modified, added or terminated from time to time with the prior written consent of the Control Party; provided, however, that as long as ADESA's senior secured debt shall be rated at least "BBB- (stable)" by S&P and at least "Baa3 (stable)" by Moody's, the financial covenants will conform with the financial covenants required by ADESA's Credit Facility or any replacement facility without the consent of the Control Party.

          "ADESA FINANCIAL COVENANT EVENT" means, as of the end of any calendar quarter, any breach of the ADESA Financial Covenants.

          "ADESA FINANCIAL COVENANT TERMINATION EVENT" means, following the occurrence of an ADESA Financial Covenant Event, the earliest to occur of (i) the failure of the Seller or Servicer to deliver to the Insurer and the Agent, [*] a written waiver of such ADESA Financial Covenant Event executed by the required parties under the ADESA Credit Facility, (ii) any ADESA Restricted Amendment, (iii) if a Control Party Notice Event has occurred, the occurrence of the date which is the later to occur of (A)[*] and (B) [*] and (iv) the occurrence of a Control Party Notice Event[*]

          "ADESA RESTRICTED AMENDMENT" means any action under or amendment to the ADESA Credit Facility [*]

          "ADVERSE CLAIM" means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, it being understood that a lien, security interest or

                                     EX-I-1
other charge or encumbrance, or any other type of preferential arrangement, in favor of the Agent for the benefit of the Secured Parties contemplated by the Agreement shall not constitute an Adverse Claim.

          "AFC" has the meaning set forth in the Preamble to this Agreement.

          "AFFECTED PERSON" has the meaning set forth in SECTION 1.8.

          "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person, except that with respect to a Purchaser, Affiliate shall mean the holder(s) of its capital stock.

          "AGENT" has the meaning set forth in the preamble to the Agreement.

          "AGGREGATE PARTICIPATION" means, at any time, the sum of the Participations expressed as a percentage (but not to exceed 100%).

          "AGREEMENT" shall have the meaning set forth in the preamble.

          "ALLETE" means ALLETE, Inc., a Minnesota corporation.

          "APPLICABLE MARGIN" means [*]

          "ATTORNEY COSTS" means and includes all reasonable fees and reasonable disbursements of any law firm or other external counsel, and all reasonable disbursements of internal counsel.

          "BACKUP SERVICER" means the Person appointed to act as backup servicer pursuant to the Backup Servicing Agreement.

          "BACKUP SERVICER PAYMENT DATE" means each Draw Date.

          "BACKUP SERVICING AGREEMENT" means (i) the backup servicer agreement to be executed by the Servicer and the Backup Servicer after the date hereof, which agreement shall be in form and substance reasonably acceptable to Control Party; and (ii) any replacement backup servicing agreement entered into from time to time with the prior written consent of the Control Party; in each case as such agreements may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

          "BACKUP SERVICING FEE CAP" has the meaning set forth in the Backup Servicing Agreement or the Backup Servicing Fee Letter.

          "BACKUP SERVICING FEE LETTER" means the fee letter (if any) approved in writing by the Control Party, setting forth the Backup Servicing Fees payable to the Backup Servicer, as the same may be amended, supplemented or otherwise modified from time to time with the prior written consent of the Control Party.

                                     EX-I-2

          "BACKUP SERVICING FEES" means all fees and reimbursable expenses (excluding Transition Expenses) payable pursuant to the Backup Servicing Agreement or the Backup Servicing Fee Letter.

          "BANK RATE" for any Purchaser for any Yield Period for any Portion of Investment means an interest rate PER ANNUM equal to the Applicable Margin above the Eurodollar Rate for such Purchaser for such Yield Period; provided, further, that in the case of

               (a) any Yield Period on or after the first day of which the applicable Purchaser Agent shall have been notified by a Liquidity Bank or the related Purchaser that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Liquidity Bank or such Purchaser to fund any Portion of Investment based on the Eurodollar Rate set forth above (and such Liquidity Bank or such Purchaser, as applicable, shall not have subsequently notified such Purchaser Agent that such circumstances no longer exist),

               (b)  any Yield Period of one to (and including) 13 days, or

               (c) any Yield Period as to which (i) the applicable Purchaser Agent does not receive notice, by no later than 12:00 noon (Chicago time) on (w) the second Business Day preceding the first day of such Yield Period that the Seller desires that the related Portion of Investment be funded at the CP Rate, or (x) the third Business Day preceding the first day of such Yield Period that the Seller desires that the related Portion of Investment be funded at the Bank Rate, or
          (ii) the Seller has given the notice contemplated by clause (w) of this clause (c) and the applicable Purchaser Agent shall have notified the Seller that funding the related Portion of Investment at the CP Rate is unacceptable to the applicable Purchaser, the "BANK RATE" for each such Yield Period shall be an interest rate per annum equal to the Base Rate in effect on each day of such Yield Period. Notwithstanding the foregoing, the "Bank Rate" for each day in a Yield Period occurring during the continuance of a Termination Event shall be an interest rate equal to 2% PER ANNUM above the Base Rate in effect on such day.

          "BANKRUPTCY CODE" means the United States Bankruptcy Reform Act of 1978 (11U.S.C. Section 101, ET SEQ.), as amended and in effect from time to time.

          "BASE RATE" means for any Purchaser for any day, a fluctuating interest rate per annum equal to the higher of: (a) the rate of interest most recently announced by the applicable Reference Bank as its prime commercial rate for loans made in Dollars in the United States or (b) 0.50% PER ANNUM above the latest Federal Funds Rate. The rate referred to in CLAUSE (a) is not necessarily intended to be the lowest rate of interest determined by the applicable Reference Bank in connection with extensions of credit.

          "BUSINESS DAY" means any day on which (i) (A) the Agent at its branch office in Chicago, Illinois is open for business, (B) commercial banks in New York City are not authorized or required to be closed for business and (C) the Insurer in New York City is open for

                                     EX-I-3
business, and (ii) if this definition of "Business Day" is utilized in connection with the Eurodollar Rate, dealings are carried out in the London interbank market.

          "BUYER'S FEES" means the fees paid by an Obligor to the auction in connection with a purchase of a vehicle by such dealer.

          "BYRIDER" means BYRIDER SALES OF INDIANA S, INC. and any subsidiary thereof.

          "CAPPED BACKUP SERVICING FEES" means all Backup Servicing Fees accrued in any calendar month, not to exceed the Backup Servicing Fee Cap.

          "CARRY COSTS" means with respect to any calendar month, the sum of the amounts of the following items that accrued or were incurred during such calendar month: (a) all Discount, (b) the Program Fee, (c) the Servicing Fee,
(d) the Backup Servicing Fee, (e) the Premium and (f) all other expenses and fees of the Seller under the Agreement.

          "CASH RESERVE" means (i) at any time after the occurrence and during the continuation of a Level One Trigger, [*] of the aggregate Investment at such time and (ii) at any other time, an amount equal to [*] of the aggregate Investment at such time.

          "CASH RESERVE ACCOUNT" means that certain bank account numbered [*] and maintained for the benefit of the Secured Parties.

          "CASH RESERVE ACCOUNT BANK" means the bank holding the Cash Reserve Account.

          "CHANGE IN CONTROL" means

               (a) AFC shall fail to own, free and clear of all Adverse Claims, 100% of the outstanding shares of voting stock of the Seller, except as otherwise provided by the Pledge Agreement; or

               (b) ADESA shall fail to own, directly or indirectly, free and clear of all Adverse Claims (other than the ADESA Credit Facility Pledge), at least 80% of the outstanding shares of voting stock of AFC, on a fully diluted basis.

          "COLLECTIONS" means, with respect to any Pool Receivable, (a) all funds which are received by the Seller, the Originator or the Servicer in payment of any amounts owed in respect of such Receivable (including, without limitation, principal payments, finance charges, floorplan fees, interest and all other charges), or applied (or to be applied) to amounts owed in respect of such Receivable (including, without limitation, insurance payments and net proceeds of the sale or other disposition of vehicles or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable applied (or to be applied) thereto), (b) all Collections deemed to have been received pursuant to SECTION 1.4(e) and (c) all other proceeds of such Receivable.

                                     EX-I-4

          "COMPANY NOTE" has the meaning set forth in Section 3.2 of the Purchase and Sale Agreement.

          "CONTRACT" means, with respect to any Obligor, collectively, the Dealer Note issued by such Obligor, or similar agreement between such Obligor and AFC, any guaranty issued in connection therewith and each other agreement or instrument executed by an Obligor pursuant to or in connection with any of the foregoing, the purpose of which is to evidence, secure or support such Obligor's obligations to AFC under such Dealer Note or other similar agreement.

          "CONTROL PARTY" means, (a) so long as no Insurer Default or Policy Termination Date has occurred and is continuing the Insurer and the Agent; PROVIDED, HOWEVER, that upon the occurrence and during the continuation of any ADESA Financial Covenant Event, Termination Event or Unmatured Termination Event "Control Party" means the Insurer and (b) upon the occurrence and continuation of an Insurer Default or the Policy Termination Date the Majority Purchasers.

          "CONTROL PARTY NOTICE EVENT" means, following the occurrence of an ADESA Financial Covenant Event, the Control Party has provided the Agent and the Seller with written notice of the Control Party's declaration of an ADESA Financial Covenant Termination Event.

           "CP RATE" for any Purchaser for any Yield Period for any Portion of Investment means, to the extent such Purchaser funds such Portion of Investment for such Yield Period by issuing Notes, (a) a rate PER ANNUM equal to the sum of
(i) the rate (or if more than one rate, the weighted average of the rates) at which Notes of such Purchaser having a term equal to such Yield Period and to be issued to fund such Portion of Investment may be sold by any placement agent or commercial paper dealer selected by the applicable Purchaser Agent on behalf of such Purchaser, as agreed between each such agent or dealer and the applicable Purchaser Agent and notified by the applicable Purchaser Agent to the Servicer; PROVIDED, that if the rate (or rates) as agreed between any such agent or dealer and the applicable Purchaser Agent with regard to any Yield Period for such Portion of Investment is a discount rate (or rates), then such rate shall be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate (or rates) to an interest-bearing equivalent rate per annum, plus (ii) the commissions and charges charged by such placement agent or commercial paper dealer with respect to such Notes, expressed as a percentage of such face amount and converted to an interest-bearing equivalent rate PER ANNUM; or (b) such other rate set forth in the Joinder Agreement pursuant to which such Purchaser becomes a party to the Agreement.

          "CREDIT AND COLLECTION POLICY" means those receivables credit and collection policies and practices of the Servicer in effect on the date of the Agreement and described in Schedule I hereto, as modified in compliance with the Agreement.

          "CURTAILMENT DATE" means, with respect to any Receivable, the date defined as such in the Contract for such Receivable.

          "DEALER NOTE" means a Demand Promissory Note and Security Agreement and any other promissory note issued by an Obligor in favor of AFC.

                                     EX-I-5

          "DEBT" means (i) indebtedness for borrowed money (which shall not include, in the case of the Seller or AFC, accounts payable to any Affiliate in the ordinary course of business arising from the provision of goods and services by such Affiliate), (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of kinds referred to in CLAUSES (i) through (iv) above, and (vi) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

          "DEFAULT RATIO" means the ratio (expressed as a percentage and rounded upward to the nearest 1/100th of 1%) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Pool Receivables that became Defaulted Receivables during such month PLUS the aggregate amount of non-cash adjustments that reduced the Outstanding Balance of any Pool Receivable during such month (other than a Pool Receivable that became a Defaulted Receivable during such month) by (ii) the aggregate amount of Pool Receivables that were generated by the Originator during the calendar month that occurred five calendar months prior to the calendar month ending on such day.

          "DEFAULTED RECEIVABLE" means a Receivable:

               (i) as to which any payment, or part thereof, remains unpaid for more than [*] after the due date for such payment (such due date being determined without reference to any extension that extends the due date of such Receivable to a date [*] past the date such Receivable arose or, if such Receivable was still an Eligible Receivable after such extension, without reference to any extension that extends the due date [*] past the date such Receivable arose);

               (ii)   which, consistent with the Credit and Collection
          Policy, would be written off the Seller's books as uncollectible; or

               (iii) which is converted to a long term payment plan in the form of a note or other similar document.

          "DEFICIENCY AMOUNT" means with respect to (i) any Draw Date, the amount, if any, by which the Insured Discount/Fees due on such Draw Date exceeds the aggregate amount of funds available and actually paid in respect of such Insured Discount/Fees on such Draw Date, including, without limitation, amounts redeposited by the Seller and amounts withdrawn from the Cash Reserve Account pursuant to SECTION 1.4(i); and (ii) the Legal Final Maturity Date, the amount, if any, by which the aggregate outstanding Insured Investment exceeds the aggregate amount of funds available and actually paid in respect of such Insured Investment on such Legal Final Maturity Date, including, without limitation, amounts redeposited by the Seller and amounts withdrawn from the Cash Reserve Account pursuant to SECTION 1.4(i).

                                     EX-I-6

          "DELINQUENCY RATIO" means the ratio (expressed as a percentage and rounded upward to the nearest 1/100 of 1%) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Pool Receivables (net of all miscellaneous credits) that were Delinquent Receivables on such day by (ii) the aggregate Outstanding Balance of all Pool Receivables on such day.

          "DELINQUENT RECEIVABLE" means a Receivable which is not a Defaulted Receivable (i) as to which any payment, or part thereof, remains unpaid [*] after the due date for such payment (such due date being determined without reference to any extension that extends the due date [*] past the date such Receivable arose (provided that the determination of such due date shall include any extension that extends the due date to a date [*] past the date such Receivable arose if, after giving effect to such extension, such Receivable was still an Eligible Receivable) or (ii) which, consistent with the Credit and Collection Policy, would be classified as delinquent by the Seller.

          "DEPOSIT ACCOUNT" means an account listed on SCHEDULE II hereto and maintained at a bank or other financial institution for the purpose of receiving Collections.

          "DEPOSIT ACCOUNT AGREEMENT" means a letter agreement, in form and substance acceptable to the Agent and the Insurer, among the Seller, the Agent and the applicable Deposit Account Bank, as the same may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the Agreement and with the prior written consent of the Control Party.

          "DEPOSIT BANK" means any of the banks or other financial institutions at which one or more Deposit Accounts are maintained.

          "DISCOUNT" means (a) with respect to each Revolving Purchaser:

               (i) for the Portion of Investment of its Participation for any Yield Period to the extent such Purchaser will be funding such Portion of the Investment on the first day of such Yield Period through the issuance of Notes,

                                CPR x I x ED + TF
                                          --
                                          360

               (ii) for the Portion of Investment of its Participation for any Yield Period to the extent such Purchaser will not be funding such Portion of the Investment on the first day of such Yield Period through the issuance of Notes,

                                        ED
                                        --
                               BR x I x 360 + TF

          where:

                                     EX-I-7

          BR = the Bank Rate for the applicable Portion of the Investment for such Yield Period

          I  = the applicable Portion of Investment during such Yield Period
               CPR = the CP Rate of such Purchaser for the applicable Portion of the Investment for such Yield Period

          ED = the actual number of days during such Yield Period

          TF = the Termination Fee, if any, for such Portion of Investment of the Participation for such Yield Period;

and (b) with respect to any Term Purchaser, has the meaning set forth in the applicable Joinder Agreement; PROVIDED, that no provision of the Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; and PROVIDED, FURTHER, that Discount for any Portion of Investment of any Participation shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

          "DIVIDENDS" means any dividend or distribution (in cash or obligations) on any shares of any class of Seller's capital stock or any warrants, options or other rights with respect to shares of any class of Seller's capital stock.

          "DRAW DATE" means the 20th day of each calendar month or, if such day is not a Business Day, the following Business Day.

          "ELIGIBLE CONTRACT" means a Contract in one of the forms set forth in
SCHEDULE IV with such variations as AFC shall approve in its reasonable business judgment that shall not materially adversely affect the rights of the Originator, the Seller, the Insurer or the Purchasers.

          "ELIGIBLE RECEIVABLE" means, at any time, any Receivable:

          [*]

          "ENFORCEMENT COSTS" means, at any time, all unpaid costs and expenses incurred by the Insurer (and, if the Insurer is not the Control Party, the Agent) in enforcing its rights and the rights of the other Indemnified Parties hereunder and previously reported to the Agent by the Insurer for distribution in accordance with SECTION 1.4.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

          "ERISA AFFILIATE" shall mean with respect to any Person, at any time, each trade or business (whether or not incorporated) that would, at the time, be treated together with such

                                     EX-I-8

Person as a single employer under Section 4001 of ERISA or Sections 414(b), (c),
(m) or (o) of the Internal Revenue Code.

          "EURODOLLAR RATE" means, for any Portion of the Investment for any Yield Period, an interest rate per annum (rounded upward to the nearest 1/16th of 1%) determined pursuant to the following formula:

                                      LIBOR
Eurodollar Rate =     ------------------------------------
                      1.00 - Eurodollar Reserve Percentage

Where,

          "EURODOLLAR RESERVE PERCENTAGE" means, for any Yield Period, the maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1%) in effect on the date LIBOR for such Yield Period is determined under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to "Eurocurrency" funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Yield Period; and

          "EXCLUDED OBLIGOR" means an Obligor, so designated in writing as such by the Control Party (or if the Control Party is the Majority Purchasers, the Agent and the Majority Purchasers) to the Seller in good faith and in the Control Party's (or if the Control Party is the Majority Purchasers, the Agent's and the Majority Purchasers') reasonable judgment relating to credit considerations from time to time, it being understood that from time to time the Control Party and the Agent may revoke their designation of one or more Obligors as Excluded Obligors by written notice to the Seller.

          "EXCLUDED RECEIVABLES" means any Receivable identified on SCHEDULE 1.1(b) of the Purchase and Sale Agreement from time to time and any right to payment under:

          [*]

          "EXITING PURCHASER PERCENTAGE" means

          (a) with respect to any Revolving Purchaser, (i) on any Purchaser Termination Day for such Revolving Purchaser that is also a Purchaser Termination Day for any Term Purchaser, 0% and (ii) on any other Purchaser Termination Day for such Revolving Purchaser, its Investment Share determined as of the most recent Recalculation Date, and

          (b) with respect to any Term Purchaser, the percentage equivalent of a fraction, the numerator of which is the Investment of such Term Purchaser and the denominator of which is the aggregate of the Investment of all Term Purchasers whose Purchaser Termination Date has occurred, in each case determined as of the most recent Recalculation Date.

          "FAIRWAY" has the meaning set forth in the preamble.

                                     EX-I-9

          "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal (for each day during such period) to: (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York, or (b) if such rate is not so published for any Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

          "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

          "FEE LETTER" as to any Purchaser means the fee letter entered into by such Purchaser's Purchaser Agent party with the Seller as described more particularly in SECTION 1.5.

          "FEE PAYMENT DATE" means each Draw Date.

          "FINAL PAYOUT DATE" means the date following the Termination Date on which no Investment or Discount in respect of any Participation under the Agreement shall be outstanding and all other amounts payable by the Originator, the Seller or the Servicer to the Purchasers, the Purchaser Agents, the Agent, the Insurer, the Backup Servicer, any successor Servicer or any other Affected Person under the Transaction Documents shall have been paid in full.

          "FINANCE CHARGE AND FLOORPLAN FEE COLLECTIONS" means with respect to any calendar month, any Collections applied by the Servicer in such calendar month to the payment of interest and finance charges and all other amounts (other than principal) owed under a Contract.

          "GAAP" means, generally accepted accounting principles and practices in the United States, consistently applied.

          "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any court, and any Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "INDEMNIFIED AMOUNTS" has the meaning set forth in SECTION 3.1.

          "INDEMNIFIED PARTY" has the meaning set forth in SECTION 3.1.

          "INSOLVENT" or "INSOLVENCY" means with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "INSOLVENCY PROCEEDING" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors;

                                    EX-I-10
in each case (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

          "INSURANCE ACCOUNT" has the meaning set forth in SECTION 1.14(b).

          "INSURANCE AGREEMENT" means that certain Amended and Restated Insurance and Indemnity Agreement dated as of June 15, 2004 among the Servicer, the Seller, the Originator and the Insurer, as amended, amended and restated, supplemented or otherwise modified from time to time.

          "INSURED AMOUNTS" means, with respect to the Policy, the sum of (i) with respect to any Draw Date, the Insured Discount/Fees due on such Draw Date, and (ii) with respect to the Legal Final Maturity Date, the outstanding Insured Investment not to exceed the Maximum Insured Amount.

          "INSURED DISCOUNT/FEES" means, with respect to any Yield Period, the sum of all Discount and Program Fees accrued during such Yield Period with respect to Insured Investment outstanding during such Yield Period, not to exceed the Insured Discount/Fee Limit for such Yield Period.

          "INSURED DISCOUNT/FEE LIMIT" means, for each Yield Period, the sum of the amounts, calculated for each Insured Purchaser, equal to (a) the sum of LIBOR plus the Applicable Margin, MULTIPLIED BY (b) a fraction, the numerator of which is the number of days in the Yield Period and the denominator of which is 360, MULTIPLIED BY (c) the daily average Insured Investment of such Purchaser's Participation during such Yield Period.

          "INSURED INVESTMENT" means the aggregate Investment of all Purchasers, other than the Uninsured Investment of any Revolving Purchaser.

          "INSURED PURCHASER" means any Term Purchaser or any Revolving Purchaser with a Maximum Insured Commitment or a portion of the Insured Investment.

          "INSURER" has the meaning set forth in the preamble to this Agreement.

          "INSURER ADVANCE" means any advance of funds by the Insurer in respect of a Deficiency Amount other than pursuant to the Policy.

          "INSURER DEFAULT" means one of the following occurrences:

          (i) the Insurer fails to pay when, as and in the amounts required, any amount payable under the Policy, and such failure continues unremedied for one Business Day;

          (ii) (a) the Insurer (i) files any petition or commences any case or proceeding under any provision or chapter of the Bankruptcy Code or any other similar Federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) makes a general assignment for the benefit of its creditors, or (iii) has an order for relief entered against it under the Bankruptcy Code or any other similar Federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which

                                     EX-I-11
     is final and nonappealable or (b) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority enters a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property.

          "INSURER'S ACCOUNT" means that certain bank account numbered [*], or such other account as the Insurer may specify through written notice to the Seller, the Servicer and the Agent.

          "INVESTMENT" means, with respect to any Purchaser, the aggregate of the amounts paid to the Seller in respect of the Participation of such Purchaser pursuant to the Agreement, or such amount divided or combined in accordance with
SECTION 1.7, in each case reduced from time to time by amounts actually distributed and applied on account of such Investment pursuant to SECTIONS 1.4,
1.14 and 1.15; PROVIDED, THAT if such Investment shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Investment shall be increased by the amount of such rescinded or returned distribution, as though it had not been made. Any distribution in respect of Investment made to a Revolving Purchaser at any time when such Revolving Purchaser has both Insured Investment and Uninsured Investment outstanding shall be applied to reduce such Revolving Purchasers Insured Investment and Uninsured Investment ratably according to the amount of each outstanding on the date of such distribution.

          "INVESTMENT SHARE" means, with respect to any Purchaser at any time, the percentage equivalent of a fraction, the numerator of which is the Investment of such Purchaser and the denominator of which is the aggregate of the Investment of all Purchasers; provided, however, that for purposes of this definition, a Purchaser's Investment shall include an amount equal to that portion of all unreimbursed draws under the Policy and Insurer Advances which have been applied to reduce such Purchaser's Investment under SECTIONS 1.14 and 1.15.

          "JOINDER AGREEMENT" means a Joinder Agreement substantially in the form of Annex C and executed pursuant to SECTION 1.12.

          "LEGAL FINAL MATURITY DATE" means the first Draw Date on or after the date that is one year after the Termination Date.

          "LEVEL ONE TRIGGER" means [*]

          "LIBOR" means with respect to each Purchaser's Portion(s) of Investment the rate of interest per annum (rounded to the nearest 1/100th of 1%, with 0.005% being rounded upwards) equal to the rate of interest PER ANNUM: (i) for deposits in Dollars (in the approximate amount of the Investment to be funded) for a period equal to the applicable Yield Period that appears on Telerate Page 3750 or (ii) if such rate does not appear on Telerate Page 3750, determined by the Agent to be the arithmetic mean (rounded to the nearest 1/100th of 1%, with 0.005% being rounded upwards) of the rates of interest PER ANNUM notified to the Agent as the rate of interest at which Dollar deposits in the approximate amount of the Investment to be

                                     EX-I-12
funded, and for a period equal to the applicable Yield Period, would be offered to major banks in the London interbank market at their request, in each case at or about 11:00 a.m. (London time) on the second Business Day before such funding. For the purposes of calculating the Insured Discount/Fee Limit and the Senior Discount/Fee Limit, LIBOR for any (a) Yield Period of 30 days or less shall be equal to LIBOR for 30 days as of the first day of such Yield Period and
(b) Yield Period greater than 30 days shall be equal to an interpolated rate as determined by the Agent based on LIBOR for 30 to 90 days, as applicable, as of the first day of such Yield Period.

          "LIQUIDATION ACCOUNT" means that certain bank account numbered [*] and pledged, on a first-priority basis, by the Seller to the Agent pursuant to
SECTION 1.2(d).

          "LIQUIDATION ACCOUNT BANK" means the bank holding the Liquidation Account.

          "LIQUIDITY AGENT" means any financial institution in its capacity as a Liquidity Agent pursuant to a Liquidity Agreement.

          "LIQUIDITY AGREEMENT" means any loan or asset purchase agreement or similar agreement whereby a Note Issuer party hereto as a Purchaser which obtains commitments from financial institutions to support its funding obligations hereunder and/or to refinance any Notes issued to fund the Note Issuer's Investment hereunder. As of the date hereof, the sole Liquidity Agreement is that certain Amended and Restated Liquidity Asset Purchase Agreement in form and substance satisfactory to the Rating Agencies and the Agent and entered into among Bank of Montreal, acting through its Chicago Branch, such other financial institutions as may be parties thereto, Bank of Montreal, acting through its Chicago Branch, as Liquidity Agent, Harris Nesbitt, as servicing agent, and Fairway, as amended, amended and restated, supplemented or otherwise modified from time to time.

          "LIQUIDITY BANK" has the meaning set forth in SECTION 6.3(b).

          "LOSS PERCENTAGE" means, [*]

          "LOSS RESERVE" means, [*]

          "LOSS RESERVE RATIO" means, [*]

          "LOT CHECK" with respect to any Obligor means a physical inspection of such Obligor's vehicles that are financed by the Originator and which may include a review of such Obligor's books and records related thereto.

          "MAJORITY PURCHASERS" means Purchasers having a share of the Aggregate Participation equal to or greater than 50%.

          "MATERIAL ADVERSE EFFECT" means, with respect to any event or circumstance, a material adverse effect on:

          (a) the business, operations, property or financial condition of the Seller or the Servicer;

                                     EX-I-13

          (b) the ability of the Seller or the Servicer to perform its obligations under this Agreement or any other Transaction Document to which it is a party or the performance of any such obligations;

          (c) the validity or enforceability of this Agreement or any other Transaction Document;

          (d) the status, existence, perfection, priority or enforceability of the Agent's interest (for the benefit of the Secured Parties) in the Receivables or Related Security; or

          (e)  the collectibility of the Receivables.

          "MAXIMUM INSURED AMOUNT" means (a) the lesser of (i) $425,000,000 or
(ii) the sum of the Maximum Insured Commitments of all Revolving Purchasers PLUS the aggregate of the Investments of all Term Purchasers, or (b) such other higher amount as the Insurer may indicate in its sole and absolute discretion by written notice delivered to the Seller, the Servicer, each Purchaser Agent and the Agent.

          "MAXIMUM INSURED COMMITMENT" means, as to any Revolving Purchaser, the maximum dollar amount of Insured Investment it is willing to fund, as set forth on the signature pages to this Agreement, any Joinder Agreement or any assignment entered into pursuant to SECTION 6.3 (as applicable), which amount may, following the written request of the Seller (and, if such increase would cause (i) the sum of (a) the Revolving Insured Purchase Limit (after giving effect to such increase) PLUS (b) the aggregate of the Investments of all Term Purchasers, to exceed (ii) the Maximum Insured Amount, the prior written consent of the Insurer in its sole and absolute discretion), be increased at any time by any Revolving Purchaser (which increase shall cause a corresponding increase in the Revolving Insured Purchase Limit).

          "MAXIMUM UNINSURED COMMITMENT" means, as to any Revolving Purchaser, the maximum dollar amount of Uninsured Investment it is willing to fund, as set forth on the signature pages to this Agreement, any Joinder Agreement or any assignment entered into pursuant to SECTION 6.3 (as applicable), which amount may, following the written request of the Seller, be increased at any time by any Revolving Purchaser (which increase shall cause a corresponding increase in the Revolving Uninsured Purchase Limit).

          "MOODY'S" means Moody's Investors Services, Inc.

          "MULTIEMPLOYER PLAN" means a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "NET RECEIVABLES POOL BALANCE" means at any time an amount equal to the result of (a) 100% of the aggregate Outstanding Balances of Eligible Receivables then in the Receivables Pool [*] MINUS (b) the aggregate amount by which the aggregate Outstanding Balance of the Eligible Receivables of each Obligor then in the Receivables Pool exceeds the product of (A) the Normal Concentration Percentage for such Obligor (or, in the case of a Special Obligor, the Special Concentration Percentage) multiplied by (B) the aggregate Outstanding Balance of the Eligible Receivables then in the Receivables Pool.

                                     EX-I-14

          "NET SPREAD" means the annualized percentage equivalent of a fraction (computed as of the last day of each calendar month), the numerator of which is the excess of (x) all Finance Charge and Floor Plan Fee Collections received and applied during such calendar month (including recoveries) over (y) the sum of, without duplication, (i) the Carry Costs for such calendar month, (ii) the aggregate amount of Receivables that became Defaulted Receivables during such calendar month, and (iii) the aggregate amount of non-cash adjustments that reduced the Outstanding Balance of any Pool Receivable during such calendar month (but excluding any Receivable that was included in the calculation of Net Spread pursuant to CLAUSE (ii) above in any previous calendar month); and the denominator of which is the average aggregate Outstanding Balances of the Pool Receivables during such calendar month.

          "NORMAL CONCENTRATION PERCENTAGE" for any Obligor (other than a Special Obligor) means at any time [*].

          "NOTE ISSUER" means Fairway and any other Purchaser in the business of issuing short or medium term promissory notes.

          "NOTES" (a) in the case of Fairway, means the short-term promissory notes issued or to be issued by Fairway to fund its investments in accounts receivable or other financial assets and (b) in the case of any other Purchaser, has the meaning set forth in the applicable Joinder Agreement.

          "OBLIGOR" means, with respect to any Receivable, a Person obligated to make payments pursuant to the Contract relating to such Receivable; PROVIDED THAT Receivables generated by Affiliates of any Obligor shall be treated as if generated by such Obligor.

          "OFFICIAL BODY" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic.

          "ORIGINAL AGREEMENT" has the meaning set forth in the Preliminary Statements.

          "ORIGINATOR" has the meaning set forth in the Purchase and Sale Agreement.

          "OUTSTANDING BALANCE" means, [*]

          "PARTICIPATION" means, with respect to any Purchaser at any time, the undivided percentage ownership interest of such Purchaser in (i) each and every Pool Receivable now existing or hereafter arising, other than any Pool Receivable that arises on or after the Termination Date, (ii) all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security. Such undivided percentage interest shall be computed as

                                     EX-I-15

                                   I + LR - C

                                   ----------
                                    NRB + LA

     where:

           I = the Investment of such Participation at the time of computation.

           LR = the Loss Reserve of such Participation at the time of computation.

           C = the amount of cash in the [*] at the end of business on either (i) with respect to any Servicer Report, the last Business Day of the prior calendar month, or (ii) with respect to any Portfolio Certificate, Friday of the prior calendar week, and that was wired to the respective Revolving Purchaser on the immediately following Business Day to pay down that Revolving Purchaser's Investment.

           NRB = the Net Receivables Pool Balance at the time of computation.

           LA = the amount on deposit in the Liquidation Account (other than amounts transferred thereto from the Deposit Accounts to pay Discount, the Servicing Fee, Unaffiliated Servicing Fees, Backup Servicing Fees, Transition Expenses, Premium and Program Fees pursuant to Section 1.4(b)(i) and 1.4(b)(ii) and Indemnified Amounts to the Indemnified Parties).

Each Participation shall be determined from time to time pursuant to the provisions of SECTION 1.3.

          "PERFECTION REPRESENTATION" means the representations, warranties and covenants set forth in EXHIBIT VII attached hereto.

          "PERFORMANCE GUARANTY" means the Second Amended and Restated Performance Guaranty, dated as of June 15, 2004, made by ADESA in favor of the Agent for the benefit of the Secured Parties, as the same may be amended, supplemented or otherwise modified from time to time with the prior written consent of the Control Party.

          "PERMITTED INVESTMENTS" means (i) overnight obligations of the United States of America, (ii) time deposits or AAAm or AAAm-G rated money market accounts maintained at [*] is rated below A-1 by S&P or P-1 by Moody's such other financial institutions rated at the time of investment not less than A-1+ by S&P and P-1 by Moody's, (iii) certificates of deposit that are not represented by instruments, have a maturity of one week or less and are issued by financial institutions rated at the time of investment not less than A-1 by S&P and P-1 by Moody's if such certificates of deposit are issued by [*]or A-1+ by S&P and P-1 by Moody's if such certificates of deposit are issued by financial institutions other than [*] and (iv) commercial paper rated at the time of investment not less than A-1 by S&P and P-1 by Moody's if such commercial paper is issued by Fairway or A-1+ by S&P and P-1 by Moody's if such commercial paper is issued by an entity other than Fairway and, in the cases of clauses (ii), (iii) and (iv),

                                     EX-I-16
having a maturity date not later than (A) with respect to amounts on deposit in the Cash Reserve Account the immediately succeeding Draw Date and (B) with respect to amounts on deposit in the Liquidation Account the earlier of (x) the next Settlement Date and (y) one week from the date of investment; PROVIDED, HOWEVER, that the Control Party may, from time to time, upon three Business Days' prior written notice to Servicer, remove from the scope of "Permitted Investments" any such obligations, certificates of deposit or commercial paper and specify to be within such scope, other investments.

          "PERMITTED LIEN" means (i) any mechanic's lien, supplier's lien, materialman's lien, landlord's lien or similar lien arising by operation of law with respect to the Related Security and (ii) and liens for taxes, assessments or similar governmental charges or levies incurred in the ordinary course of business that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper proceedings and for which adequate reserves have been established, but only so long as foreclosure with respect to such a lien is not imminent and the use and value of the property to which the Adverse Claim attaches is not impaired during the pendency of such proceeding.

          "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

          "PLAN" means at a particular time, any employee benefit plan or other plan established, maintained or contributed to by the Seller or any ERISA Affiliate that is covered by Title IV of ERISA.

          "PLEDGE AGREEMENT" means the Pledge Agreement dated May 31, 2002 between AFC and the Agent, as the same may be amended or modified with the prior written consent of the Control Party.

          "POLICY" means that certain financial guaranty insurance policy (or policies), delivered by the Insurer in favor of the Agent for the benefit of the Purchasers or any successor agreement, instrument or document pursuant to which the payment of Insured Discount/Fees and Insured Investment is guaranteed.

          "POLICY TERMINATION DATE" shall have the meaning set forth in the Policy.

          "POOL RECEIVABLE" means a Receivable in the Receivables Pool.

          "POOL RECEIVABLE DOCUMENTS" has the meaning set forth in PARAGRAPH
(l)(iii) of EXHIBIT IV to the Agreement.

          "PORTFOLIO CERTIFICATE" means a certificate substantially in the form of EXHIBIT VI to the Agreement.

          "PORTION OF INVESTMENT" has the meaning set forth in SECTION 1.7. In addition, at any time when the Investment of a Participation is not divided into two or more portions, "Portion of Investment" means 100% of the Investment of such Participation. For any Yield Period, the "related" Portion of Investment means the Portion of Investment of any Purchaser

                                     EX-I-17
accruing Discount during such Yield Period at a particular Discount rate. For any Yield Period End Date, the "related" Portion of Investment means the Portion of Investment of any Purchaser which has a Yield Period ending on such Yield Period End Date.

          "PREMIUM" means collectively, the premium owed to the Insurer under the Insurance Agreement in respect of the Insurer's commitments under the Policy as specified in the Premium Letter.

          "PREMIUM LETTER" has the meaning set forth in SECTION 1.5(c) of the Agreement.

          "PREMIUM PAYMENT DATE" means any Draw Date.

          "PROGRAM FEE" as to any Purchaser means, collectively, the periodic fees set forth in the applicable Fee Letter.

          "PROGRAM SUPPORT AGREEMENT" as to any applicable Note Issuer party hereto as a Purchaser means and includes the Liquidity Agreement and any other agreement (if any) entered into by any Program Support Provider providing for the issuance of one or more letters of credit for the account of the Purchaser, the issuance of one or more surety bonds for which the Purchaser is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by the Purchaser to any Program Support Provider of the Participation (or portions thereof) and/or the making of loans and/or other extensions of credit to the Purchaser in connection with the Purchaser's securitization program, together with any letter of credit, surety bond or other instrument issued thereunder.

          "PROGRAM SUPPORT PROVIDER" as to any Note Issuer means and includes any Liquidity Bank and any other or additional Person (other than any customer of a Purchaser) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, a Purchaser or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with any Note Issuer's securitization program.

          "PURCHASE AND SALE AGREEMENT" means the Amended and Restated Purchase and Sale Agreement, dated as of May 31, 2002, among the Originator and the Seller, as the same may be modified, supplemented, amended and amended and restated from time to time in accordance with the Transaction Documents and with prior written consent of the Control Party.

          "PURCHASER" means Fairway and each other Revolving Purchaser or Term Purchaser which becomes a purchaser hereunder in accordance with the provisions of SECTION 1.12 or SECTION 6.3(a).

          "PURCHASER AGENT" means, as to any Purchaser, the financial institution designated by such Purchaser as responsible for administering the purchase facility contemplated by this Agreement on behalf of such Purchaser, together with any successors or permitted assigns acting in such capacity; if any Purchaser does not so designate another institution as its Purchaser Agent, such Purchaser shall be deemed to have designated itself as its Purchaser Agent and all references herein to such Purchaser's Purchaser Agent shall mean and be references to such Purchaser.

                                     EX-I-18

          "PURCHASER'S ACCOUNT" means (i), as to Fairway, the special account (account number [*], such account as may be so designated in writing by the applicable Purchaser Agent to the Seller, the Servicer and the Insurer.

          "PURCHASERS' SHARE" means the share of Collections deposited into the Deposit Accounts represented by the Aggregate Participation; PROVIDED, that for purposes of this definition the Aggregate Participation shall be calculated by including in each Purchaser's Investment an amount equal to that portion of all unreimbursed draws under the Policy and Insurer Advances which have been applied to reduce such Purchaser's Investment under SECTION 1.14 and 1.15.

          "PURCHASER TERMINATION DAY" means, as to any Purchaser, any day on or after such Purchaser's Purchaser Termination Date; PROVIDED, that any day that would otherwise be a Purchaser Termination Day shall not be so considered if such day is a Termination Day.

          "PURCHASER TERMINATION DATE" means, as to any Purchaser, the earliest of (a) the date that the commitments of all of the related Program Support Providers terminate under any related Program Support Agreement, or any related Program Support Agreement is terminated without being replaced, (b) the Termination Date or (c) in the case of any Term Purchaser, the first date on which the aggregate Investment for all Term Purchasers exceeds 40% of the aggregate Investment.

          "RATING AGENCIES" means Moody's and S&P.

          "RECALCULATION DATE" means any of the following: (i) each Purchaser Termination Date, (ii) the day following any Purchaser's Purchaser Termination Date on which its outstanding Investment is paid in full, or (iii) if any Termination Day shall have occurred since the last Recalculation Date, the first Business Day thereafter that is not a Termination Day.

          "RECEIVABLE" means any right to payment from any Person, whether constituting an account, chattel paper, instrument, payment intangible or a general intangible, arising from the providing of financing and other services by the Originator to new, used and wholesale automobile or other motor vehicle dealers and that is denominated and payable only in United States dollars, and includes the right to payment of any interest or finance charges and other obligations of such Person with respect thereto.

          "RECEIVABLES POOL" means at any time all of the then outstanding Receivables conveyed to the Seller pursuant to the Purchase and Sale Agreement and not reconveyed to the Originator in accordance with the terms of the Purchase and Sale Agreement.

          "RECREATIONAL VEHICLE" means any vehicle, [*]

          "RECREATIONAL VEHICLE RECEIVABLE" means those Receivables generated as a result of the making of loans to finance the purchase of Recreational Vehicles.

          "REFERENCE BANK" means [*], provided that if so agreed by the Seller, the Servicer and the Agent, each Purchaser which becomes a party hereto by virtue of Section 1.12 may

                                     EX-I-19
designate a different Reference Bank for purposes of calculating the Base Rate applicable to such Purchaser's Investment.

          "RELATED SECURITY" means, with respect to any Receivable:

          (a) all right, title and interest in and to all Contracts and other Pool Receivable Documents that relate to such Receivable;

          (b) all security interests or liens and rights in property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, including all rights in vehicles securing or purporting to secure such payment and any insurance or other proceeds arising therefrom;

          (c) all UCC financing statements covering any collateral securing payment of such Receivable;

          (d) all guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

          (e) all rights in any power of attorney delivered by the related Obligor; and

          (f) all rights and claims of the Seller with respect to such Receivable, pursuant to the Purchase and Sale Agreement.

          "REORGANIZATION" means with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "REPORTABLE EVENT" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .22, .27 or .28 of PBGC Reg. Section4043.

          "RESTRICTED PAYMENTS" has the meaning set forth in PARAGRAPH (o)(i) of
EXHIBIT IV of the Agreement.

          "REVOLVING INSURED PURCHASE LIMIT" means the lesser of (a) $500,000,000, as such amount may be reduced pursuant to SECTION 1.1(b), and (b) the Maximum Insured Amount, minus the aggregate of the Investments of all Term Purchasers; PROVIDED, HOWEVER, that in no event shall the sum of the Revolving Insured Purchase Limit and the Revolving Uninsured Purchase Limit exceed the amount that when multiplied by 102% results in a product equal to the aggregate commitments of all of the Liquidity Banks under all of the Liquidity Agreements.

          "REVOLVING PAYDOWN DAY" means any day that is not a Termination Day on which the conditions set forth in SECTIONS 1.2(b) or SECTION 3 of EXHIBIT II are not either satisfied or waived.

                                     EX-I-20

          "REVOLVING PURCHASE LIMIT" means the sum of the Revolving Insured Purchase Limit and the Revolving Uninsured Purchase Limit.

          "REVOLVING PURCHASER" means any Purchaser identified as a revolving purchaser on its signature page hereto or in the applicable Joinder Agreement or any permitted successor thereto hereunder in accordance with the provisions of
SECTION 1.12 or SECTION 6.3(a).

          "REVOLVING PURCHASER PERCENTAGE" means, with respect to any Revolving Purchaser at any time, a fraction (expressed as a percentage), the numerator of which is such Revolving Purchaser's outstanding Investment at such time, and the denominator of which is the aggregate Investment of all Revolving Purchasers at such time.

          "REVOLVING SHARE" means, with respect to any Revolving Purchaser at any time, a fraction, the numerator of which is the sum of the unused portion of such Revolving Purchaser's Maximum Insured Commitment at such time plus the unused portion of such Revolving Purchaser's Maximum Uninsured Commitment, and the denominator of which is the sum of the aggregate unused portion of the Revolving Insured Purchase Limit plus the aggregate unused portion of the Revolving Uninsured Purchase Limit at such time.

          "REVOLVING UNINSURED PURCHASE LIMIT" means, at any time, the sum of the Maximum Uninsured Commitments of all Revolving Purchasers at such time; PROVIDED, HOWEVER, that in no event shall the sum of the Revolving Insured Purchase Limit and the Revolving Uninsured Purchase Limit exceed the amount that when multiplied by 102% results in a product equal to the aggregate commitments of all of the Liquidity Banks under all of the Liquidity Agreements.

          "S&P" means Standard and Poor's Ratings Services.

          "SECURED PARTIES" means, collectively, the Purchasers, the Purchaser Agents, the Agent, the Program Support Providers and the Insurer.

          "SELLER" has the meaning set forth in the preamble to the Agreement.

          "SELLER'S SHARE" means the Seller's share of Collections deposited into the Deposit Accounts, calculated as 100% minus the Aggregate Participation.

          "SENIOR DISCOUNT/FEES" means, with respect to any Yield Period, the sum of all Discount and Program Fees accrued during such Yield Period with respect to Investment outstanding during such Yield Period, not to exceed the Senior Discount/Fee Limit for such Yield Period.

          "SENIOR DISCOUNT/FEE LIMIT" means, for each Yield Period, the sum of the amounts, calculated for each Purchaser, equal to (a) the sum of LIBOR plus the Applicable Margin, MULTIPLIED BY (b) a fraction, the numerator of which is the number of days in the Yield Period and the denominator of which is 360, MULTIPLIED BY (c) the daily average Investment of such Purchaser's Participation during such Yield Period.

          "SERVICER" has the meaning set forth in the preamble to the Agreement.

                                     EX-I-21

          "SERVICER PAYMENT DATE" shall mean each Draw Date.

          "SERVICER REPORT" means a report, in substantially the form of ANNEX B hereto, furnished by the Servicer to the Insurer, the Agent and the Purchaser Agents pursuant to the Agreement.

          "SERVICER REPORT DATE" means the 15th day of each month, or if such day is not a Business Day, the next Business Day.

          "SERVICING FEE" shall mean the fee referred to in SECTION 4.6.

          "SETTLEMENT DATE" means each of (a) each Yield Period End Date, (b) any Servicer Payment Date or Backup Servicer Payment Date, (c) any Premium Payment Date, (d) any Fee Payment Date and (e) every Business Day following the date any draw is made under the Policy until the amount of such draw is fully reimbursed to the Insurer.

          "SINGLE EMPLOYER PLAN" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          "SPECIAL CONCENTRATION PERCENTAGE" means, for any Special Obligor at any time, [*]

          "SPECIAL OBLIGOR" means [*]

          "TANGIBLE NET WORTH" means, with respect to any Person, the net worth of such Person calculated in accordance with GAAP after subtracting therefrom the aggregate amount of such Person's intangible assets, including, without limitation, goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights, service marks and brand names and capitalized software.

          "TERM PURCHASER" means any Purchaser identified as a term purchaser in the applicable Joinder Agreement or any permitted successor thereto hereunder in accordance wit the provisions of SECTION 1.12 or SECTION 6.3(a).

          "TERMINATION DATE" means the earliest of (i) the Business Day which the Seller so designates by notice to the Insurer and the Agent at least 30 days in advance pursuant to SECTION 1.1(b), (ii) January 31, 2005 (the "Scheduled Termination Date"), (iii) the date determined pursuant to SECTION 2.2 and (iv) the date that a Purchaser Termination Day is in effect with respect to all Purchasers; PROVIDED, that the Scheduled Termination Date set forth in CLAUSE
(ii) above may be periodically extended with the prior written consent of the Seller, the Servicer, the Insurer, the Agent and each Purchaser Agent. The Seller may request a one-year extension of the Scheduled Termination Date on or after the date which is 150 days prior to the then-current Scheduled Termination Date and request that the Insurer, each Agent and each Purchaser Agent respond to the renewal request within 30 days of such request. If all such entities respond with approval within such 30 day period, the then-current Scheduled Termination Date shall be extended for an additional one year period.

                                     EX-I-22

          "TERMINATION DAY" means each day which occurs on or after the Termination Date, unless the occurrence of the Termination Date (if declared by the Control Party pursuant to SECTION 2.2) is waived in accordance with SECTION 6.1.

          "TERMINATION EVENT" has the meaning specified in EXHIBIT V.

          "TERMINATION FEE" (i) with respect to any Portion of the Investment of any Revolving Purchaser, means with respect to any Yield Period during which any reduction of such Portion of the Investment occurs on a date other than the Yield Period End Date therefor (without giving effect to any shortened duration of such Yield Period pursuant to CLAUSE (iv) of the definition thereof), the amount, if any, by which (i) the additional Discount (calculated without taking into account any Termination Fee) which would have accrued during the remainder of such Yield Period on the reductions of Investment of the applicable Portion of the Participation relating had such reductions remained as Investment, exceeds (ii) the income, if any, received by the applicable Purchaser from the applicable Purchaser investing the proceeds of such reductions of Investment, as determined by the Agent, which determination shall be binding and conclusive for all purposes, absent manifest error and (ii) with respect to any Portion of the Investment of any Term Purchaser, has the meaning set forth in the applicable Joinder Agreement.

          "TITLE ATTACHED RECEIVABLE" means [*]

          "TRACTOR RECEIVABLE" means, those Receivables generated as a result of the making of loans to finance the purchase of Tractors.

          "TRACTORS" means, any [*] power unit [*]

          "TRANSACTION DOCUMENTS" means the Agreement, the Deposit Account Agreements, the Purchase and Sale Agreement, the Performance Guaranty, the Pledge Agreement, the Insurance Agreement, the Company Note, each Joinder Agreement, the Policy, the Backup Servicing Agreement, the Backup Servicing Fee Letter and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with any of the foregoing, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Agreement.

          "TRANSITION EXPENSES" means all reasonable cost and expenses (including Attorney Costs) incurred by the Backup Servicer in connection with transferring servicing obligations under this Agreement, which shall not exceed the cap established in the Backup Servicing Agreement or the Backup Servicing Fee Letter.

          "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

          "UNAFFILIATED SERVICING FEES" means all Servicing Fees payable to the Servicer (if AFC or any Affiliate thereof is not the Servicer).

                                     EX-I-23

          "UNINSURED INVESTMENT" means, with respect to any Revolving Purchaser, all Investments of such Revolving Purchaser which are not guaranteed by the Policy. The amount of any Revolving Purchaser's Uninsured Investment at any time shall equal the aggregate of the amounts paid to the Seller in respect of the Participation of such Revolving Purchaser pursuant to CLAUSE (ii) of SECTION 1.2(b) of the Agreement, as reduced from time to time by Collections actually distributed and applied on account of such Uninsured Investment pursuant to
SECTION 1.4(d) and the definition of "Investment".

          "UNMATURED TERMINATION EVENT" means an event which, with the giving of notice or lapse of time, or both, would constitute a Termination Event.

          "YIELD PERIOD" means, (a) with respect to each Portion of Investment of any Revolving Purchaser:

          (i) initially the period commencing on the date of a purchase pursuant to SECTION 1.2 and ending such number of days as the Seller shall select, subject to the approval of the applicable Purchaser Agent pursuant to
     SECTION 1.2, up to 90 days after such date; PROVIDED THAT the weighted average of all Yield Periods may not exceed 45 days; and

          (ii) thereafter each period commencing on the Yield Period End Date of the immediately preceding Yield Period for any Portion of Investment of the Participation and ending such number of days (not to exceed 90 and the weighted average of all Yield Periods not to exceed 45 days) as the Seller shall select, subject to the approval of the applicable Purchaser Agent pursuant to SECTION 1.2, on notice by the Seller received by the applicable Purchaser Agent (including notice by telephone, confirmed in writing) not later than 11:00 a.m. (Chicago time) on such Yield Period End Date or the second Business Day prior to such Yield Period End Date if Discount is computed by reference to the Eurodollar Rate, EXCEPT that if the applicable Purchaser Agent shall not have received such notice or approved such period on or before 11:00 a.m. (Chicago time) on such Yield Period End Date, such period shall be one day; PROVIDED, that

                  (A) any Yield Period in respect of which Discount is computed by reference to the Bank Rate shall be a period from one to and including 90 days;

                  (B) any Yield Period (other than of one day) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; PROVIDED, HOWEVER, if Discount in respect of such Yield Period is computed by reference to the Eurodollar Rate, and such Yield Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Yield Period shall end on the next preceding Business Day;

                  (C) in the case of any Yield Period of one day, (A) if such Yield Period is the initial Yield Period for a purchase pursuant to
          SECTION 1.2, such Yield Period shall be the day of purchase of the Participation; (B) any subsequently occurring Yield Period which is one day shall, if the immediately preceding Yield

                                     EX-I-24

          Period is more than one day, be the Yield Period End Date of such immediately preceding Yield Period, and, if the immediately preceding Yield Period is one day, be the day next following such immediately preceding Yield Period; and (C) if such Yield Period occurs on a day immediately preceding a day which is not a Business Day, such Yield Period shall be extended to the next succeeding Business Day;

                  (D) in the case of any Yield Period for any Portion of Investment which commences before the Termination Date and would otherwise end on a date occurring after the Termination Date, such Yield Period shall end on such Termination Date and the duration of the initial Yield Period which commences after the Termination Date shall commence on the Termination Date and end on the next Draw Date and thereafter such Yield Period shall commence on the day after such previous Draw Date and end on the next Draw Date; and

                  (E) no Yield Period may exceed 90 days and the weighted average of all Yield Periods may not exceed 45 days.

          (b) with respect to each Portion of Investment of any Term Purchaser, the period set forth as the "Yield Period" in the Joinder Agreement to which such Term Purchaser is a party.

          "YIELD PERIOD END DATE" means the last day of each Yield Period.

     OTHER TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of Indiana, and not specifically defined herein, are used herein as defined in such Article 9. Unless the context otherwise requires, "or" means "and/or," and "including" (and with correlative meaning "include" and "includes") means including without limiting the generality of any description preceding such term.

                                     EX-I-25

                                   EXHIBIT II

                             CONDITIONS OF PURCHASES

          1. CONDITIONS PRECEDENT TO INITIAL PURCHASE AND THE EFFECTIVENESS OF THE ORIGINAL AGREEMENT. The effectiveness of the Original Agreement was subject to the conditions precedent (which have been satisfied or waived as of the date hereof) that the Agent and the Insurer receive on or before the date thereof the following:

          (a) A counterpart of the Original Agreement and the other Transaction Documents duly executed by the parties thereto.

          (b) Certified copies of (i) the resolutions of the board of directors of each of the Seller and AFC authorizing the execution, delivery, and performance by the Seller and AFC of the Original Agreement and the other Transaction Documents, (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Original Agreement and the other Transaction Documents and (iii) the articles of incorporation and by-laws of the Seller and AFC.

          (c) A certificate of the secretary or assistant secretary of the Seller and AFC certifying the names and true signatures of the officers of the Seller and AFC authorized to sign the Original Agreement and the other Transaction Documents. Until the Agent and the Insurer receive a subsequent incumbency certificate from the Seller and AFC in form and substance satisfactory to the Agent and the Insurer, the Agent and the Insurer shall be entitled to rely on the last such certificate delivered to them by the Seller and AFC, as applicable.

          (d) Financing statements, in proper form for filing under the UCC of all jurisdictions that either the Agent or the Insurer may deem necessary or desirable in order to perfect the interests of the Agent (for the benefit of the Secured Parties) contemplated by the Original Agreement and other Transaction Documents.

          (e) Financing statements, in proper form for filing under the applicable UCC, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by the Seller or AFC.

          (f) Completed UCC requests for information, dated on or before the date of the Original Agreement, listing the financing statements referred to in SUBSECTION (e) above and all other effective financing statements filed in the jurisdictions referred to in SUBSECTION (e) above that named the Seller or AFC as debtor, together with copies of such other financing statements (none of which shall cover any Receivables, Contracts or Related Security), and similar search reports with respect to federal tax liens, judgments and liens of the Pension Benefit Guaranty Corporation in such jurisdictions as the Agent and the Insurer requested, showing no such liens on any of the Receivables, Contracts or Related Security.

          (g) Executed copies of a Deposit Account Agreement with each Deposit Account Bank.

                                     EX-II-1

          (h) Favorable opinions of Joel G. Garcia, Esq., in-house counsel for the Seller and AFC, as to corporate and such other matters as the Agent and the Insurer reasonably requested.

          (i) Favorable opinions of Ice Miller, special counsel for the Seller, ADESA and AFC, as to enforceability and such other matters as the Agent and the Insurer reasonably requested.

          (j) Favorable opinions of Ice Miller, special counsel for the Seller and AFC, as to bankruptcy matters.

          (k) Certificates of Existence with respect to the Seller and AFC issued by the Indiana Secretary of State and articles of incorporation of the Seller certified by the Indiana Secretary of State.

          (l) Evidence (i) of the execution and delivery by each of the parties thereto of the Purchase and Sale Agreement and all documents, agreements and instruments contemplated thereby (which evidence included copies, either original or facsimile, of each of such documents, instruments and agreements),
(ii) that each of the conditions precedent to the execution and delivery of the Purchase and Sale Agreement was satisfied to the Agent's and the Insurer's satisfaction, and (iii) that the initial purchases under the Purchase and Sale Agreement were consummated.

          (m) Evidence of payment by the Seller of all accrued and unpaid fees (including those contemplated by the Fee Letter), costs and expenses to the extent then due and payable on the date thereof, together with Attorney Costs of the Agent and the Insurer to the extent invoiced prior to or on such date, plus such additional amounts of Attorney Costs as constituted the Agent's and the Insurer's (as applicable) reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings; including any such costs, fees and expenses arising under or referenced in SECTION 6.4 as provided in the Fee Letter and the letter setting forth the Premium.

          (n) The Fee Letter between the Seller and the Agent contemplated by and delivered pursuant to SECTION 1.5.

          (o) A Servicer Report representing the performance of the portfolio purchased through the Purchase and Sale Agreement and the Original Agreement for the month prior to closing.

          (p) A Portfolio Certificate dated as of May 31, 2002, together with a floorplan receivables summary dated as of May 31, 2002.

          (q) Such confirmations from the rating agencies as were required by any Purchaser or the Insurer in their respective sole discretion.

          (r) a listing of all Obligors of all Receivables as of the date of the Original Agreement.

                                     EX-II-2

          (s) Executed copy of the Policy and a favorable opinion of Susan Comparato, Esq., Associate General Counsel to Insurer, as to corporate, enforceability and such other matters as the Agent reasonably requested.

          (t) Such other approvals, opinions or documents as the Agent and the Insurer may reasonably request.

          2. CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AGREEMENT. The effectiveness of the Agreement is subject to the condition precedent that the Agent and the Insurer shall have received on or before the date hereof the following, each in form and substance satisfactory to the Agent and the Insurer:

          (a) A counterpart of the Agreement and the other Transaction Documents duly executed by the parties thereto.

          (b) Certified copies of (i) the resolutions of the board of directors of each of the Seller and AFC authorizing the execution, delivery, and performance by the Seller and AFC of the Agreement and the other Transaction Documents, (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Agreement and (iii) the articles of incorporation and by-laws of the Seller and AFC (to the extent such documents have been modified since they were last delivered to the Agent and the Insurer).

          (c) A certificate of the secretary or assistant secretary of the Seller and AFC certifying the names and true signatures of the officers of the Seller and AFC authorized to sign the Agreement and the other Transaction Documents.

          (d) Favorable opinions of Joel G. Garcia, Esq., in-house counsel for the Seller and AFC, as to corporate and such other matters as the Agent and the Insurer may reasonably request.

          (e) Favorable opinions of Ice Miller, special counsel for the Seller and AFC, as to enforceability and such other matters as the Agent and the Insurer may reasonably request.

          (f) Evidence of payment by the Seller of all fees, costs and expenses then due and payable to the Purchasers, the Agent or the Insurer (including, without limitation, any such fees payable under the Fee Letter), together with Attorney Costs of the Agent and the Insurer to the extent invoiced prior to or on such date, plus such additional amounts of Attorney Costs as shall constitute the Agent's and the Insurer's (as applicable) reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings.

          (g) A Portfolio Certificate dated as of the last Friday immediately prior to the date hereof, together with a floorplan receivables summary dated as of the date hereof.

          (h) Such confirmations from the rating agencies as shall be required by any Purchaser or the Insurer in their respective sole discretion.

                                     EX-II-3

          (i) Executed copy of the Policy and a favorable opinion of Susan Comparato, Esq., Associate General Counsel to Insurer, as to corporate, enforceability and such other matters as the Agent may reasonably request.

          (j) A current list of all branch offices, loan processing offices or other locations at which the Pool Receivable Documents are being held.

          (k) An executed copy of an amended and restated Fee Letter for Fairway in form and substance acceptable to the Purchaser Agent for Fairway.

          (l) Evidence of the filing of appropriate UCC-3 amendments to reflect the change in address of AFC and the Seller and revisions to the collateral description.

          (m) Such other approvals, opinions or documents as the Agent and the Insurer may reasonably request.

          3. CONDITIONS PRECEDENT TO ALL PURCHASES AND REINVESTMENTS. Each purchase (including the initial purchase) and each reinvestment shall be subject to the further conditions precedent that:

          (a) in the case of each purchase, the Servicer shall have delivered to the Agent and the Insurer on or prior to such purchase, in form and substance satisfactory to the Agent and the Insurer, (i) a completed Servicer Report with respect to the immediately preceding calendar month, dated within 30 days prior to the date of such purchase (or a completed Portfolio Certificate, dated as of Friday of the immediately preceding calendar week) and (ii) a completed Portfolio Certificate to the extent a daily Portfolio Certificate is required in accordance with SECTION 4.2(e) of the Agreement, and shall have delivered to the Agent and the Insurer such additional information as may reasonably be requested by the Agent and the Insurer.

          (b) on the date of such purchase or reinvestment the following statements shall be true (and acceptance of the proceeds of such purchase or reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):

                  (i) the representations and warranties contained in EXHIBIT III are true and correct on and as of the date of such purchase or reinvestment as though made on and as of such date; and

                  (ii) no event has occurred and is continuing, or would result from such purchase or reinvestment, that constitutes a Termination Event or an Unmatured Termination Event; and

                  (iii) the sum of the aggregate of the Participations does not exceed 100%;

                  (iv) the aggregate Investment for all Term Purchasers does not exceed 40% of the aggregate Investment; and

                  (v) the amount on deposit in the Cash Reserve Account is equal to or greater than the Cash Reserve; and

                                     EX-II-4

          (c) the Agent and the Insurer shall have received such other approvals, opinions or documents as each may reasonably request.

                                     EX-II-5

                                   EXHIBIT III

                         REPRESENTATIONS AND WARRANTIES

     A. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants as follows:

          (a) The Seller is a corporation duly incorporated and in existence under the laws of the State of Indiana, and is duly qualified to do business, and is in good standing, as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified except where the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect.

          (b) The execution, delivery and performance by the Seller of the Agreement and the other Transaction Documents to which it is a party, including the Seller's use of the proceeds of purchases and reinvestments, (i) are within the Seller's corporate powers, (ii) have been duly authorized by all necessary corporate action of the Seller, (iii) do not contravene or result in a default under or conflict with (1) the Seller's charter or by-laws, (2) any law, rule or regulation applicable to the Seller, (3) any contractual restriction binding on or affecting the Seller or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Seller or its property, and
(iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of the Seller's properties, where, in the cases of ITEMS (2), (3) and (4), such contravention, default or conflict has had or could reasonably be expected to have a Material Adverse Effect. The Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by the Seller.

          (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery and performance by the Seller of the Agreement or any other Transaction Document to which it is a party other than those previously obtained or UCC filings.

          (d) Each of the Agreement and the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

          (e) Since December 31, 2003 there has been no material adverse change in the business, operations, property or financial condition of the Seller or AFC, the ability of the Seller or AFC to perform its obligations under the Agreement or the other Transaction Documents to which it is a party or the collectibility of the Receivables, or which affects the legality, validity or enforceability of the Agreement or the other Transaction Documents.

          (f) (i) There is no action, suit, proceeding or investigation pending or, to the knowledge of the Seller, threatened against the Seller before any Government Authority or arbitrator and (ii) the Seller is not subject to any order, judgment, decree, injunction, stipulation

                                    EX-III-1
or consent order of or with any Government Authority or arbitrator, that, in the case of each of foregoing CLAUSES (i) and (ii), could reasonably be expected to have a Material Adverse Effect.

          (g) The Seller is the legal and beneficial owner of the Pool Receivables and has acquired all of the Originator's right, title and interest in, to and under the Related Security, in each case free and clear of any Adverse Claim, excepting only Permitted Liens; upon each purchase or reinvestment, the Agent (for the benefit of the Secured Parties) shall acquire a valid and enforceable perfected undivided percentage ownership interest, to the extent of the Participation, in each Pool Receivable then existing or thereafter arising, in the Collections with respect thereto and in the Seller's right, title and interest in, to and under the Related Security and proceeds thereof, free and clear of any Adverse Claim, excepting only Permitted Liens; the Agreement creates a security interest in favor of the Agent (for the benefit of the Secured Parties) in the items described in SECTION 1.2(d), and the Agent (for the benefit of the Secured Parties) has a first priority perfected security interest in such items, free and clear of any Adverse Claims, excepting only Permitted Liens. No effective financing statement or other instrument similar in effect naming AFC or the Seller as debtor or seller and covering any Contract or any Pool Receivable or the Related Security or Collections with respect thereto or any Deposit Account is on file in any recording office, except those filed in favor of the Agent (for the benefit of the Secured Parties) relating to the Agreement.

          (h)     [Reserved].

          (i) Each Servicer Report, Portfolio Certificate, information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Seller to the Agent, the Insurer or any Purchaser Agent in connection with the Agreement is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Agent, the Insurer and any such Purchaser Agent at such time) as of the date so furnished, and no such item contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

          (j) The principal place of business and chief executive office (as such terms are used in the UCC) of the Seller and the office(s) where the Seller keeps its records concerning the Receivables are located at the address set forth under its signature to this Agreement.

          (k) The names and addresses of all the Deposit Banks, together with the account numbers of the Deposit Accounts of the Seller at such Deposit Banks, are specified in SCHEDULE II to the Agreement (or at such other Deposit Banks and/or with such other Deposit Accounts as have been notified to and consented by the Insurer in accordance with the Agreement).

          (l) The Seller is not in violation of any order of any court, arbitrator or Governmental Authority.

          (m) Neither the Seller nor any Affiliate of the Seller has any direct or indirect ownership or other financial interest in any Purchaser, the Insurer, the Agent or any Purchaser Agent.

                                    EX-III-2

          (n) No proceeds of any purchase or reinvestment will be used for any purpose that violates any applicable law, rule or regulation, including, without limitation, Regulations T, U and X of the Federal Reserve Board.

          (o) Each Pool Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance is an Eligible Receivable as of the date of such calculation.

          (p) No event has occurred and is continuing, or would result from a purchase in respect of, or reinvestment in respect of, any Participation or from the application of the proceeds therefrom, which constitutes a Termination Event.

          (q) The Seller and the Servicer have complied in all material respects with the Credit and Collection Policy with regard to each Receivable.

          (r) The Seller has complied with all of the terms, covenants and agreements contained in the Agreement and the other Transaction Documents and applicable to it.

          (s) The Seller's complete corporate name is set forth in the preamble to the Agreement, and the Seller does not use and has not during the last six years used any other corporate name, trade name, doing-business name or fictitious name, and except for names first used after the date of the Agreement and set forth in a notice delivered to the Agent and the Insurer pursuant to PARAGRAPH (l)(vi) of EXHIBIT IV.

          (t) The authorized capital stock of Seller consists of 1,000 shares of common stock, no par value, 100 shares of which are currently issued and outstanding. All of such outstanding shares are validly issued, fully paid and nonassessable and are owned (beneficially and of record) by AFC.

          (u) The Seller has filed all federal and other tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing.

          (v) The Seller is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (w) No "accumulated funding deficiency" (within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA) exists with respect to any Single Employer Plan, and each Single Employer Plan has complied in all material respects with the applicable provisions of ERISA and the Internal Revenue Code. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Seller nor any ERISA Affiliate has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Seller nor any ERISA Affiliate would become subject to any liability under ERISA if the Seller or any such ERISA Affiliate were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

                                    EX-III-3

     B. REPRESENTATIONS AND WARRANTIES OF THE SERVICER. The Servicer represents and warrants as follows:

          (a) The Servicer is a corporation duly organized and in existence under the laws of the State of Indiana, and is duly qualified to do business, and is in good standing, as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified except where the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect.

          (b) The execution, delivery and performance by the Servicer of the Agreement and the other Transaction Documents to which it is a party, (i) are within the Servicer's corporate powers, (ii) have been duly authorized by all necessary corporate action on the part of the Servicer, (iii) do not contravene or result in a default under or conflict with (1) the Servicer's charter or by-laws, (2) any law, rule or regulation applicable to the Servicer, (3) any contractual restriction binding on or affecting the Servicer or its property or
(4) any order, writ, judgment, award, injunction or decree binding on or affecting the Servicer or its property, and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties, where, in the cases of items (2), (3) and (4), such contravention, default or conflict has had or could reasonably be expected to have a Material Adverse Effect. The Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by the Servicer.

          (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery and performance by the Servicer of the Agreement or any other Transaction Document to which it is a party.

          (d) Each of the Agreement and the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

          (e) There is no pending or threatened action or proceeding affecting the Servicer before any Governmental Authority or arbitrator which could have a Material Adverse Effect.

          (f) The Servicer has complied in all material respects with the Credit and Collection Policy with regard to each Receivable.

          (g) the Servicer is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any Governmental Authority or arbitrator, that, could reasonably be expected to have a Material Adverse Effect.

          (h) Each Servicer Report, Portfolio Certificate, information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Seller to the Agent, the Insurer or any Purchaser Agent in connection with the

                                    EX-III-4

Agreement is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Agent, the Insurer and any such Purchaser Agent at such time) as of the date so furnished, and no such item contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

          (i) The principal place of business and chief executive office (as such terms are used in the UCC) of the Servicer and the office(s) where the Servicer keeps its records concerning the Receivables are located at the address set forth under its signature to this Agreement or the Backup Servicing Agreement, as applicable.

          (j) The Servicer is not in violation of any order of any court, arbitrator or Governmental Authority.

          (k) Neither the Servicer nor any Affiliate of the Servicer has any direct or indirect ownership or other financial interest in any Purchaser, the Insurer, the Agent or any Purchaser Agent.

          (l) The Servicer is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                                    EX-III-5

                                   EXHIBIT IV

                                    COVENANTS

     COVENANTS OF THE SELLER AND THE SERVICER. Until the latest of the Termination Date, the date on which no Investment of or Discount in respect of any Participation shall be outstanding or the date all other amounts owed by the Seller under the Agreement to the Purchasers, the Insurer, the Purchaser Agents, the Agent and any other Indemnified Party or Affected Person shall be paid in full:

          (a) COMPLIANCE WITH LAWS, ETC. Each of the Seller and the Servicer shall comply in all material respects with all applicable laws, rules, regulations and orders, and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not materially adversely affect the collectibility of the Receivables or the enforceability of any related Contract or the ability of the Seller or the Servicer to perform its obligations under any related Contract or under the Agreement.

          (b) OFFICES, RECORDS AND BOOKS OF ACCOUNT, ETC. The Seller shall provide the Agent and the Insurer with at least 60 days' written notice prior to making any change in the Seller's name or jurisdiction of organization or making any other change in the Seller's identity or corporate structure (including a merger) which could impair or otherwise render any UCC financing statement filed in connection with this Agreement "seriously misleading" as such term is used in the applicable UCC; each notice to the Agent or the Insurer pursuant to this sentence shall set forth the applicable change and the proposed effective date thereof. The Seller and Servicer will also maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable).

          (c) PERFORMANCE AND COMPLIANCE WITH CONTRACTS AND CREDIT AND COLLECTION POLICY. Each of the Seller and the Servicer shall, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract.

          (d) OWNERSHIP INTEREST, ETC. The Seller shall, at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable undivided ownership interest, to the extent of the Aggregate Participation, in the Pool Receivables and the Collections, with respect thereto and the Seller's right, title and interest in, to and under the Related Security and the proceeds thereof, and a first priority perfected security interest in the items described in Section 1.2(d), in each case free and clear of any Adverse Claim excepting only Permitted Liens,

                                     EX-IV-1
in favor of the Agent (for the benefit of the Secured Parties), including, without limitation, taking such action to perfect, protect or more fully evidence the interest of the Agent (for the benefit of the Secured Parties) under the Agreement as the Agent and the Insurer may request.

          (e) SALES, LIENS, ETC. The Seller shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim (excepting only Permitted Liens) upon or with respect to, any or all of its right, title or interest in, to or under, any item described in SECTION 1.2(d) (including without limitation the Seller's undivided interest in any Receivable, Related Security, or Collections, or upon or with respect to any account to which any Collections of any Receivables are sent), or assign any right to receive income in respect of any items contemplated by this PARAGRAPH (e).

          (f) EXTENSION OR AMENDMENT OF RECEIVABLES. After the occurrence and during the continuance of a Termination Event or an Unmatured Termination Event or after the Termination Date (or if a Termination Event or Unmatured Termination Event would result therefrom), neither the Seller nor the Servicer shall extend the maturity or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive any term or condition of any related Contract in any material respect.

          (g) CHANGE IN BUSINESS OR CREDIT AND COLLECTION POLICY. Neither the Seller nor the Servicer shall make any material change in the character of its business or in the Credit and Collection Policy, or any change in the Credit and Collection Policy that would adversely affect the collectibility of the Receivables Pool or the enforceability of any related Contract or the ability of the Seller or Servicer to perform its obligations under any related Contract or under the Agreement. Neither the Seller nor the Servicer shall make any other material change in the Credit and Collection Policy without the prior written consent of the Control Party.

          (h) AUDITS. Each of the Seller and the Servicer shall, from time to time during regular business hours, upon reasonable prior notice as requested by the Agent or the Insurer, permit the Agent or the Control Party, or their agents or representatives, (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Seller or the Servicer relating to Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of the Seller and the Servicer for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Receivables and the Related Security or the Seller's or Servicer's performance hereunder or under the Contracts with any of the officers, employees, agents or contractors of the Seller having knowledge of such matters; PROVIDED, HOWEVER, that the Control Party (or if the Control Party is the Majority Purchasers, the Agent) shall not be reimbursed for more than two such examinations in any year (including any examinations conducted pursuant to any other Transaction Document but excluding any audit conducted pursuant to Section 4.2(a)) unless (x) a Level One Trigger has occurred and is continuing, in which case the Control Party or the Agent shall be reimbursed for four such examinations per year in addition to any audits conducted pursuant to Section 4.2(a) or (y) a Termination Event, Unmatured Termination Event or Control Party Notice Event has occurred, in which case the Control Party (or if the Control Party is the Majority Purchasers, the Agent) shall be reimbursed for all such examinations. The Control

                                     EX-IV-2

Party agrees to notify the Agent of any such examinations and agrees that the Agent can be present at any such examinations.

          (i) CHANGE IN DEPOSIT BANKS, DEPOSIT ACCOUNTS AND PAYMENT INSTRUCTIONS TO OBLIGORS. Neither the Seller nor the Servicer shall add or terminate any bank as a Deposit Bank or any account as a Deposit Account from those listed in SCHEDULE II to the Agreement without (i) the prior written consent of the Control Party and (ii) in the case of a new Deposit Account and/or Deposit Bank, the applicable Deposit Bank has executed, and the applicable Deposit Account is subject to, a Deposit Account Agreement consented to in writing by the Control Party.

          (j) DEPOSIT ACCOUNTS. Each Deposit Account shall at all times be subject to a Deposit Account Agreement. Neither the Seller nor the Servicer will deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Deposit Account, the Liquidation Account or the Cash Reserve Account cash or cash proceeds other than Collections of Pool Receivables.

          (k) MARKING OF RECORDS. At its expense, the Seller (or the Servicer on its behalf) shall mark its master data processing records relating to Pool Receivables and related Contracts, including with a legend evidencing that the undivided percentage ownership interests with regard to the Aggregate Participation related to such Receivables and related Contracts have been sold in accordance with the Agreement.

          (l) REPORTING REQUIREMENTS. The Seller will provide to the Agent, each Purchaser Agent and the Insurer (in multiple copies, if requested by the Agent) (except that with respect to PARAGRAPHS (i), (ii), (iii) and (iv), the Seller will cause AFC (or, with respect to PARAGRAPH (iv), the Servicer), to provide to the Agent, each Purchaser Agent, the Backup Servicer (in the case of paragraph (iii)) and the Insurer) the following:

          (i) as soon as available and in any event within 45 days after the end of the first three quarters of each fiscal year of AFC in a format acceptable to the Agent and the Insurer the consolidating balance sheet of AFC, its consolidated subsidiaries and Seller as of the end of such quarter and statements of income of AFC and its consolidated subsidiaries and income statements of the Seller for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of such Person;

          (ii) as soon as available and in any event within 90 days after the end of each fiscal year of AFC, (A) a copy of the annual report for AFC and its consolidated subsidiaries, containing financial statements for such year audited by PricewaterhouseCoopers LLP or other independent certified public accountants acceptable to the Control Party (or if the Control Party is the Majority Purchasers, the Agent) and (B) the consolidating balance sheet of AFC and the income statement of the Seller for such year certified by the chief financial officer of the Seller;

                                     EX-IV-3

          (iii) (a) as soon as available and in any event not later than the Servicer Report Date, a Servicer Report as of the calendar month ended immediately prior to such Servicer Report Date and (b) unless the Control Party (or if the Control Party is the Majority Purchasers, the Agent) has otherwise agreed in writing, a Portfolio Certificate as of each Friday, delivered on the third Business Day of the next calendar week (or as of each Business Day to the extent required by SECTION 4.2(e)). Each Servicer Report shall contain a current list of all branch offices, loan processing offices or other locations at which records and documents relating to the Pool Receivables (including, without limitation, any related Contracts and vehicle certificates of title) (collectively, the "POOL RECEIVABLE DOCUMENTS") are held by the Servicer.

          (iv) as soon as possible and in any event within three days after the occurrence of each Termination Event and Unmatured Termination Event (other than an ADESA Financial Covenant Event, notice of which shall be provided in the applicable Servicer Report), a statement of the chief financial officer of the Seller setting forth details of such Termination Event or event and the action that the Seller has taken and proposes to take with respect thereto;

          (v) promptly after the filing or receiving thereof, copies of all reports and notices that the Seller or any ERISA Affiliate files with respect to a Plan under ERISA or the Internal Revenue Code with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Seller or any ERISA Affiliate receives from any of the foregoing or from any Multiemployer Plan to which the Seller or any ERISA Affiliate is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition which could, in the aggregate, result in the imposition of liability on the Seller and/or any such ERISA Affiliate in excess of $250,000;

          (vi) at least 60 days prior to any change in the Seller's name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof;

          (vii) such other information respecting the Receivables, the Related Security (including inventory reports by branch, Obligor, vehicle identification number, and other descriptions sufficient to identify the Related Security) or the condition of operations, financial or otherwise, of the Seller or AFC as the Agent, the Insurer or any Purchaser Agent may from time to time reasonably request;

          (viii) promptly after the Seller obtains knowledge thereof, notice of the commencement of any proceedings instituted by or against any of the Seller, the Servicer or the Originator, as applicable, in any federal, state or local court or before any governmental body or agency, or before any arbitration board, in which the amount involved, in the case of the Servicer or Originator, is $500,000 or more and not covered by insurance or in which injunctive or similar relief is sought or any litigation or proceeding relating to any Transaction Document;

                                     EX-IV-4

          (ix) promptly after the occurrence thereof, notice of any event or circumstance that could reasonably be expected to have a Material Adverse Effect;

          (x) notice of any material change to the Credit and Collection Policy or any amendment, waiver, extension, termination or replacement of the ADESA Credit Facility (with a copy thereof) and an execution copy of the underlying credit agreement with respect to the ADESA Credit Facility, in each case, upon execution thereof;

          (xi) as soon as possible and in any event within 30 days after the Seller knows or has reason to know of: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan that is a Single Employer Plan, a failure to make any required contribution to a Plan, the creation of any lien in favor of the Pension Benefit Guaranty Corporation or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the Pension Benefit Guaranty Corporation or the Seller or any ERISA Affiliate or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of any Plan; and

          (xii) as soon as available and in any event upon the earlier to occur of (x) 45 days following the end of a fiscal quarter (including the fiscal year end) and (y) the day a compliance certificate is delivered pursuant to Section 5.01(c)(ii) of the ADESA Credit Facility, a compliance certificate setting forth computations in reasonable detail satisfactory to the Control Party demonstrating compliance with the ADESA Financial Covenants.

          (m) SEPARATE CORPORATE EXISTENCE. Each of the Seller and AFC hereby acknowledges that the Purchasers, the Insurer, the Agent and the Purchaser Agents are entering into the transactions contemplated by the Agreement and the Transaction Documents in reliance upon the Seller's identity as a legal entity separate from AFC. Therefore, from and after the date hereof, the Seller and AFC shall take all reasonable steps to continue the Seller's identity as a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of AFC, the Originator and any other Person, and is not a division of AFC or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the covenant set forth in PARAGRAPH (a) of this EXHIBIT IV, the Seller and AFC shall take such actions as shall be required in order that:

                 (i) The Seller will be a limited purpose corporation whose primary activities are restricted in its articles of incorporation to purchasing Receivables from the Originator, entering into agreements for the servicing of such Receivables, selling undivided interests in such Receivables and conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

                 (ii) Not less than one member of Seller's Board of Directors (the "INDEPENDENT DIRECTORS") shall be individuals who are not direct, indirect or beneficial stockholders, officers, directors, employees, affiliates, associates, customers or suppliers

                                     EX-IV-5
     of the Originator or any of its Affiliates. The Seller's Board of Directors shall not approve, or take any other action to cause the commencement of a voluntary case or other proceeding with respect to the Seller under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law, or the appointment of or taking possession by, a receiver, liquidator, assignee, trustee, custodian, or other similar official for the Seller unless in each case the Independent Directors shall approve the taking of such action in writing prior to the taking of such action. The Independent Directors' fiduciary duty shall be to the Seller (and creditors) and not to the Seller's shareholders in respect of any decision of the type described in the preceding sentence. In the event an Independent Director resigns or otherwise ceases to be a director of the Seller, there shall be selected a replacement Independent Director who shall not be an individual within the proscriptions of the first sentence of this clause (ii) or any individual who has any other type of professional relationship with the Originator or any of its Affiliates or any management personnel of any such Person or Affiliate and who shall be (x) a tenured professor at a business or law school, (y) a retired judge or (z) an established independent member of the business community, having a sound reputation and experience relative to the duties to be performed by such individual as an Independent Director;

                 (iii) No Independent Director shall at any time serve as a trustee in bankruptcy for Originator or any Affiliate thereof;

                 (iv) Any employee, consultant or agent of the Seller will be compensated from the Seller's own bank accounts for services provided to the Seller except as provided herein in respect of the Servicing Fee. The Seller will engage no agents other than a Servicer for the Receivables, which Servicer will be fully compensated for its services to the Seller by payment of the Servicing Fee;

                 (v) The Seller will contract with the Servicer to perform for the Seller all operations required on a daily basis to service its Receivables. The Seller will pay the Servicer a monthly fee based on the level of Receivables being managed by the Servicer. The Seller will not incur any material indirect or overhead expenses for items shared between the Seller and the Originator or any Affiliate thereof which are not reflected in the Servicing Fee. To the extent, if any, that the Seller and the Originator or any Affiliate thereof share items of expenses not reflected in the Servicing Fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered, it being understood that Originator shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including, without limitation, legal and other fees;

                 (vi) The Seller's operating expenses will not be paid by Originator or any Affiliate thereof unless the Seller shall have agreed in writing with such Person to reimburse such Person for any such payments;

                 (vii) The Seller will have its own separate mailing address and stationery;

                                     EX-IV-6

                 (viii) The Seller's books and records will be maintained separately from those of the Originator or any Affiliate thereof;

                 (ix) Any financial statements of the Originator or ADESA which are consolidated to include the Seller will contain detailed notes clearly stating that the Seller is a separate corporate entity and has sold ownership interests in the Seller's accounts receivable;

                 (x) The Seller's assets will be maintained in a manner that facilitates their identification and segregation from those of the Originator and any Affiliate thereof;

                 (xi) The Seller will strictly observe corporate formalities in its dealings with the Originator and any Affiliate thereof, and funds or other assets of the Seller will not be commingled with those of the Originator or any Affiliate thereof. The Seller shall not maintain joint bank accounts or other depository accounts to which the Originator or any Affiliate thereof (other than AFC in its capacity as Servicer) has independent access and shall not pool any of the Seller's funds at any time with any funds of the Originator or any Affiliate thereof;

                 (xii) The Seller shall pay to the Originator the marginal increase (or, in the absence of such increase, the market amount of its portion) of the premium payable with respect to any insurance policy that covers the Seller and any Affiliate thereof, but the Seller shall not, directly or indirectly, be named or enter into an agreement to be named, as a direct or contingent beneficiary or loss payee, under any such insurance policy, with respect to any amounts payable due to occurrences or events related to the Originator or any Affiliate thereof (other than the Seller); and

                 (xiii) The Seller will maintain arm's length relationships with the Originator and any Affiliate thereof. The Originator or any Affiliate thereof that renders or otherwise furnishes services to the Seller will be compensated by the Seller at market rates for such services. Neither the Seller nor the Originator or any Affiliate thereof will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other.

          (n)    MERGERS, ACQUISITIONS, SALES, ETC.

                 (i) The Seller shall not:

                 (A) be a party to any merger or consolidation, or directly or indirectly purchase or otherwise acquire, whether in one or a series of transactions, all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or sell, transfer, assign, convey or lease any of its property and assets (including, without limitation, any Pool Receivable or any interest therein) other than pursuant to this Agreement;

                 (B) make, incur or suffer to exist an investment in, equity contribution to, loan, credit or advance to, or payment obligation in respect of the deferred

                                     EX-IV-7
          purchase price of property from, any other Person, except for obligations incurred pursuant to the Transaction Documents; or

                 (C) create any direct or indirect Subsidiary or otherwise acquire direct or indirect ownership of any equity interests in any other Person.

          (o)    RESTRICTED PAYMENTS.

                 (i) GENERAL RESTRICTION. Except in accordance with SUBPARAGRAPH
     (ii), the Seller shall not (A) purchase or redeem any shares of its capital stock, (B) declare or pay any Dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any subordinated indebtedness of the Seller, (D) lend or advance any funds or (E) repay any loans or advances to, for or from the Originator. Actions of the type described in this CLAUSE (i) are herein collectively called "RESTRICTED PAYMENTS".

                 (ii) TYPES OF PERMITTED PAYMENTS. Subject to the limitations set forth in clause (iii) below, the Seller may make Restricted Payments so long as such Restricted Payments are made only to the Originator and only in one or more of the following ways:

                 (A) Seller may make cash payments (including prepayments) on the Company Note in accordance with its terms; and

                 (B) if no amounts are then outstanding under the Company Note, the Seller may declare and pay Dividends.

                 (iii) SPECIFIC RESTRICTIONS. The Seller may make Restricted Payments only out of Collections paid or released to the Seller pursuant to
     Section 1.4(b). Furthermore, the Seller shall not pay, make or declare:

                 (A) any Dividend if, after giving effect thereto, Seller's Tangible Net Worth would be less than [*]; or

                 (B) any Restricted Payment [*]

          (p) USE OF SELLER'S SHARE OF COLLECTIONS. Subject to CLAUSE (o) above, the Seller shall apply its share of Collections to make payments in the following order of priority: FIRST, the payment of its expenses (including, without limitation, the obligations payable to Purchasers, the Affected Persons, the Agent, the Insurer, the Purchaser Agents and the Agent under the Transaction Documents), SECOND, the payment of accrued and unpaid interest on the Company Note, THIRD, the payment of the outstanding principal amount of the Company Note, and FOURTH, other legal and valid corporate purposes permitted by the Agreement.

          (q)    AMENDMENTS TO CERTAIN DOCUMENTS.

                 (i) The Seller shall not amend, supplement, amend and restate, or otherwise modify the Purchase and Sale Agreement, the Company Note, any other document executed under the Purchase and Sale Agreement, the Deposit Account Agreements, the Backup Servicing Agreement, the Backup Servicing Fee Letter or the

                                     EX-IV-8

     Seller's articles of incorporation or by-laws, except (A) in accordance with the terms of such document, instrument or agreement and (B) with the prior written consent of the Control Party (or if the Control Party is the Majority Purchasers, the Agent).

                 (ii) The Originator shall not enter into or otherwise become bound by, any agreement, instrument, document or other arrangement that restricts its right to amend, supplement, amend and restate or otherwise modify, or to extend or renew, or to waive any right under, this Agreement or any other Transaction Document.

          (r) INCURRENCE OF INDEBTEDNESS. The Seller shall not (i) create, incur or permit to exist, any Debt or liability or (ii) cause or permit to be issued for its account any letters of credit or bankers' acceptances, except for Debt incurred pursuant to the Company Note and liabilities incurred pursuant to or in connection with the Transaction Documents or otherwise permitted therein.

          (s) LOT CHECKS. The Seller shall, or shall cause the Originator to, conduct Lot Checks of the Obligors according to the Originator's customary practices or such more frequent intervals as may reasonably be requested by the Control Party (or if the Control Party is the Majority Purchasers, the Agent).

          (t)    BYRIDER. [*]

                                     EX-IV-9

                                    EXHIBIT V

                               TERMINATION EVENTS

     Each of the following shall be a "Termination Event":

          (a) Any Person which is the Servicer shall fail to (1) make when due any payment or deposit to be made by it under the Agreement or any other Transaction Document or (2) set aside or allocate all accrued and unpaid Premium, Program Fee, Discount or Servicing Fee in accordance with SECTION 1.4(b) and in each case, such failure shall remain unremedied for two Business Days after the earlier of (i) the Servicer's knowledge of such failure and (ii) notice to the Servicer of such failure; or

          (b) The Seller shall fail (i) to transfer to any successor Servicer when required any rights, pursuant to the Agreement, which the Seller then has with respect to the servicing of the Pool Receivables, or (ii) to make any payment required under the Agreement or any other Transaction Document, and in either case such failure shall remain unremedied for two Business Days after notice or discovery thereof; or

          (c) Any representation or warranty made or deemed made by the Seller or the Servicer (or any of their respective officers) under or in connection with the Agreement or any other Transaction Document or any information or report delivered by the Seller or the Servicer pursuant to the Agreement or any other Transaction Document shall prove to have been incorrect, incomplete (with respect to such information or report delivered) or untrue in any material respect when made or deemed made or delivered; PROVIDED, HOWEVER, if the violation of this PARAGRAPH (c) by the Seller or the Servicer may be cured without any potential or actual detriment to any Purchaser, the Agent, any Purchaser Agent, the Insurer, the Backup Servicer or any Program Support Provider, the Seller or the Servicer, as applicable, shall have 30 days from the earlier of (i) such Person's knowledge of such failure and (ii) notice to such Person of such failure to so cure any such violation before a Termination Event shall occur so long as such Person is diligently attempting to effect such cure; or

          (d) The Seller or the Servicer shall fail to perform or observe any other material term, covenant or agreement contained in the Agreement or any other Transaction Document on its part to be performed or observed and any such failure shall remain unremedied for 30 days after the earlier of (i) such Person's knowledge of such failure and (ii) notice to such Person of such failure (or, with respect to a failure to deliver the Servicer Report or the Portfolio Certificate pursuant to the Agreement, such failure shall remain unremedied for five days); or

          (e) (i) A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Debt of either the Seller, AFC or ADESA or (ii) a default shall occur in the performance or observance of any obligation or condition with respect to such Debt if the effect of such default is to accelerate the maturity of any such Debt, and, in the case of either CLAUSE (i) or CLAUSE (ii), the Debt with respect to which non-payment and/or non-performance shall have occurred exceeds, at any point in time, with respect to the Seller or AFC, $1,000,000 in the aggregate for all such occurrences or, with respect to ADESA, $10,000,000, in the aggregate for all such occurrences; or

                                     EX-V-1

          (f) The Agreement or any purchase or any reinvestment pursuant to the Agreement shall for any reason (other than pursuant to the terms hereof) (i) cease to create, or the Aggregate Participation shall for any reason cease to be, a valid and enforceable perfected undivided percentage ownership interest to the extent of the Aggregate Participation in each Pool Receivable and the Collections with respect thereto and the Seller's right, title and interest in, to and under the Related Security and the proceeds thereof, free and clear of any Adverse Claim, excepting only Permitted Liens or (ii) cease to create with respect to the items described in SECTION 1.2(d), or the interest of the Agent (for the benefit of the Secured Parties) with respect to such items shall cease to be, a valid and enforceable first priority perfected security interest, free and clear of any Adverse Claim, excepting only Permitted Liens; or

          (g) The Originator, ADESA, ALLETE or Seller shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Originator, ADESA, ALLETE or Seller seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 45 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Originator, ADESA, ALLETE or Seller shall take any corporate action to authorize any of the actions set forth above in this PARAGRAPH (g); or

          (h) As of the last day of any calendar month, the arithmetic average of the Default Ratios for the most recent three calendar months shall exceed [*]; or

          (i) As of the last day of any calendar month, the arithmetic average of the Delinquency Ratios for the most recent three calendar months shall exceed [*]; or

          (j) The Net Spread shall be [*]; or

          (k) At any time the aggregate of all Participations exceeds 100% and such condition shall continue unremedied for five days after any date any Servicer Report or Portfolio Certificate is required to be delivered; or

          (l) A Change in Control shall occur; or

          (m) (i) Any "accumulated funding deficiency" (within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (ii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Control Party, likely to result in

                                     EX-V-2
the termination of such Plan for purposes of Title IV of ERISA, (iii) the Seller or any ERISA Affiliate shall, or in the reasonable opinion of the Control Party, is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, (iv) the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any assets of the Seller or any ERISA Affiliate and such lien shall not have been released within ten Business Days, or the Pension Benefit Guaranty Corporation shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA or perfect a lien under
Section 302(f) of ERISA with regard to any of the assets of Seller or any ERISA Affiliate, or (v) any other adverse event or condition shall occur or exist with respect to a Plan; and in each case in CLAUSES (i), (ii), (iii), (iv) and (v) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to involve an aggregate amount of liability to the Seller or an ERISA Affiliate in excess of $10,000,000; or

          (n) The Tangible Net Worth of the Seller shall be less than [*]; or

          (o) Any material adverse change shall occur in the reasonable business judgment of the Control Party (or if the Control Party is the Majority Purchasers, the Agent and the Majority Purchasers) in the collectibility of the Receivables or the business, operations, property or financial condition of the Originator or the Seller; or

          (p) Any Purchase and Sale Termination Event (as defined in the Purchase and Sale Agreement) shall occur (whether or not waived by the Seller); or

          (q) The Performance Guaranty shall cease to be in full force and effect with respect to ADESA, ADESA shall fail to comply with or perform any provision of the Performance Guaranty, or ADESA (or any Person by, through or on behalf of ADESA) shall contest in any manner the validity, binding nature or enforceability of the Performance Guaranty with respect to ADESA; or

          (r) the sum of all of AFC's Debt (including intercompany loans between AFC and ALLETE and between AFC and ADESA but excluding any guarantee of ADESA's Debt under the ADESA Credit Facility), plus the Investment of the Aggregate Participation, plus the outstanding balance of any other recourse or non-recourse transactions exceeds [*]; or

          (s) An Insurer Default has occurred and is continuing; or

          (t) Funds have been advanced by the Insurer under the Policy; or

          (u) The aggregate Outstanding Balances of Eligible Receivables then in the Receivables Pool shall be less than $100,000,000; or

          (v) The amount on deposit in the Cash Reserve Account shall at any time fail to equal or exceed the Cash Reserve for a period of [*]; or

          (w) (i) any of the Originator, the Seller or the Servicer shall have asserted that any of the Transaction Documents to which it is a party is not valid and binding on the parties thereto; or (ii) any court, governmental authority or agency having jurisdiction over any of the

                                     EX-V-3
parties to any of the Transaction Documents or any property thereof shall find or rule that any material provisions of any of the Transaction Documents is not valid and binding on the parties thereto and all appeals therefrom have been decided or the time to appeal has run; or

          (x) (i) no Backup Servicer reasonably acceptable to the Agent and the Insurer shall have been appointed pursuant to a Backup Servicing Agreement prior to the date on which ALLETE ceases to own, directly or indirectly, at least 80% of the outstanding voting stock of ADESA and/or AFC, or (ii) at any time after the initial appointment of a Backup Servicer, such Backup Servicer shall resign or be terminated and no successor Backup Servicer reasonably acceptable to the Agent and the Insurer shall have been appointed pursuant to a replacement Backup Servicing Agreement within 90 days of such resignation or termination; unless, in either case (i) or (ii), on or prior to the first day on which a Backup Servicer is required to be appointed pursuant to this PARAGRAPH (x), ADESA's senior unsecured debt shall be rated at least "BBB-" by S&P and "Baa3" by Moody's; PROVIDED, that a Termination Event shall be deemed to occur if no Backup Servicer reasonably acceptable to the Agent and the Insurer shall have been appointed within 90 days following any subsequent withdrawal, suspension or downgrade of such senior unsecured debt ratings of ADESA below "BBB-" by S&P or below "Baa3" by Moody's or, if the applicable rating is "BBB-" by S&P or "Baa3" by Moody's, the placement of such ratings on credit watch or similar notation); or

          (y) The occurrence of an ADESA Financial Covenant Termination Event.

                                     EX-V-4

                                   EXHIBIT VI

                              PORTFOLIO CERTIFICATE

                             AFC FUNDING CORPORATION
                              PORTFOLIO CERTIFICATE
                               AS OF: ___________

To:      Harris Nesbitt Corp., as Agent and XL Capital Assurance Inc., as
         Servicer

         Reference is made to the Second Amended and Restated Receivables Purchase Agreement, dated as of June 15, 2004 (herein, as amended or otherwise modified from time to time, called the "RECEIVABLES PURCHASE Agreement"), among AFC Funding Corporation (the "SELLER"), Automotive Finance Corporation (the "SERVICER"), Fairway Finance Company, LLC, as a Purchaser and such other entities from time to time as may become purchasers thereunder, Harris Nesbitt Corp.,, as Agent and Purchaser Agent for Fairway Finance Company, LLC and XL Capital Assurance Inc., as Insurer. Capitalized terms used but not otherwise defined herein are used as defined in the Receivable Purchase Agreement.

         The Seller hereby certified and warrants to you that the following is a true and correct computation as of ______________, 200__.

1.        NET RECEIVABLES POOL BALANCE

         A.       Total of all Receivables in
                  The Receivables Pool                                            $_____________

         B.       Specified Ineligible Receivables                                $_____________

         C.       Sum of Outstanding Balances
                  of all Receivables in the
                  Receivables Pool that are excluded
                  from the Net Receivables Pool Balance                           $_____________

         D.       Amount by which the Outstanding
                  Balances of all Eligible Receivables of each Obligor Exceeds the product of the Normal Concentration Percentage for such
                  Obligor (or, in the case of a Special Obligor, the Special
                  Concentration
                  Percentage) multiplied by the Outstanding
                  Balance of all Eligible Receivables                             $_____________

         E.       Net Receivables Pool Balance
                  (1A-1B-1C-1D)                                                   $_____________


2.       LIQUIDATION ACCOUNT BALANCE EXCESS /(DEFICIT)

         Amount of Collections on deposit in the Liquidation Account (other than amounts Transferred thereto from the Deposit Accounts to pay Insurance
         Premiums, Discount, Utilization Fee, Facility Fee, Unused Fee, Note
         Placement Fees, Backup Servicing Fees, Unaffiliated Servicer Fees and
         Transition Expenses pursuant to Section 1.4(b) (i) and
         1.4(b) (ii) of the Receivables Purchase Agreement
         and Indemnified Amounts to the Indemnified Parties)                      $______________

3.       PARTICIPATION OUTSTANDING

         The sum of the Aggregate Investment of the Participation and the Loss
         Reserve MINUS the amount of cash in the Deposit Account at First
         Tennessee Bank National Association at the End of business on either
         (i) with respect to Any Servicer Report, the last Business Day of the prior calendar month, or (ii) with respect to any Portfolio
         Certificate, Friday of the prior calendar week and that was wired to the respective Revolving Purchaser on the immediately following
         Business Day to paydown that Revolving Purchaser's
         Investment.                                                              $_______________

         A.       Aggregate Investment               $____________

         B.       Loss Reserve [*]                   $____________

         C,       Cash Sent from First TN            $____________

TEST: (1E PLUS 2 MUST BE GREATER THAN
OR EQUAL TO 3)                                              YES/NO

4.       CASH RESERVE ([*] unless a Level One Trigger, then [*])

A.       Actual Balance                                                           $_______________

         B.       Minimum Required Balance                                        $_______________

TEST: (4A MUST BE GREATER THAN 4B)                          YES/NO

IN WITNESS WHEREOF, the Seller has caused this Certificate to be executed and delivered by its duly authorized officer this ____ day of ______________, 200__.

                                                     AFC FUNDING CORPORATION


                                         By:
                                              ----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------

                                   EXHIBIT VII

              PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

     In addition to the representations, warranties and covenants contained in the Agreement, to induce Purchasers and Agent to enter into the Agreement and, in the case of Purchasers, to purchase the Participation hereunder, the Seller hereby represents, warrants and covenants to Agent and the Purchasers as to itself as follows on the Closing Date and on the date of each purchase and reinvestment in the Participation thereafter:

                                     GENERAL

          1. The Agreement creates a valid and continuing security interest (as defined in the Indiana UCC) in the Receivables in favor of the Agent, for the benefit of the Secured Parties, which security interest is prior to all other Adverse Claims, and is enforceable as such as against creditors of and purchasers from the Seller.

          2. The Receivables constitute "accounts," "payment intangibles," "general intangibles," "instruments" or "tangible chattel paper," within the meaning of the Indiana UCC.

          3. The Cash Reserve Account, the Deposit Account and the Liquidation Account and all subaccounts of such accounts, constitute either a "deposit account" or a "securities account" within the meaning of the Indiana UCC.

          4. Originator has perfected its security interest against the Obligors in the property securing the Receivables (to the extent that a security interest in such property can be perfected by the filing of a financing statement).

                                    CREATION

          5. The Seller owns and has good and marketable title to the Receivables free and clear of any Adverse Claim, claim or encumbrance of any Person, excepting only Permitted Liens.

          6. Originator has received all consents and approvals to the sale of the Receivables hereunder to the Seller required by the terms of the Receivables that constitute instruments or payment intangibles.

                                   PERFECTION

          7. Each of the Originator and the Seller has caused or will have caused, within ten days after the effective date of the Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Receivables from Originator to the Seller pursuant to the Purchase and Sale Agreement and the security interest therein granted by the Seller to the Agent, for the benefit of the Secured Parties, hereunder; and Originator has in its possession the original copies of such instruments or tangible chattel paper that constitute or evidence the Receivables, and all financing statements referred to in this paragraph contain a statement to the effect that: A

                                    EX-VII-1
purchase of or security interest in any collateral described in this financing statement will violate the rights of the Agent, for the benefit of the Secured Parties.

          8. With respect to Receivables that constitute an instrument or tangible chattel paper:

          Such instruments or tangible chattel paper is in the possession of the Servicer and the Agent has received a written acknowledgment from the Servicer that the Servicer is holding such instruments or tangible chattel paper solely on behalf and for the benefit of the Agent, on behalf of the Secured Parties, and each of the Originator and the Seller has caused or will have caused, within ten days after the effective date of the Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law, and all financing statements referred to in this paragraph contain a statement to the effect that:
          A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Agent, for the benefit of the Secured Parties.

          9. With respect to the Cash Reserve Account, the Deposit Account and the Liquidation Account and all subaccounts of such accounts that constitute deposit accounts, either:

          (i) The Seller has delivered to the Agent, for the benefit of the Secured Parties, a fully executed agreement pursuant to which the bank maintaining the deposit accounts has agreed to comply with all instructions originated by the Agent, for the benefit of the Secured Parties, directing disposition of the funds in such accounts without further consent by the Seller; or

          (ii) The Seller has taken all steps necessary to cause the Agent, on behalf of the Secured Parties, to become the account holder of such accounts.

          10. With respect to the Cash Reserve Account, the Deposit Account and the Liquidation Account or subaccounts of such accounts that constitute "securities accounts" or "securities entitlements" within the meaning of the Indiana UCC:

          (i) The Seller has delivered to the Agent, for the benefit of the Secured Parties, a fully executed agreement pursuant to which the securities intermediary has agreed to comply with all instructions originated by the Agent, for the benefit of the Secured Parties, relating to such account without further consent by the Seller; or

          (ii) The Seller has taken all steps necessary to cause the securities intermediary to identify in its records the Agent, for the benefit of the Secured Parties, as the person having a security entitlement against the securities intermediary in each of such accounts.

                                    EX-VII-2

                                    PRIORITY

          11. Other than the transfer of the Receivables to the Seller under the Purchase and Sale Agreement and the security interest granted to the Agent, for the benefit of the Secured Parties, pursuant to this Agreement, neither the Seller nor the Originator has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables or the Cash Reserve Account, the Deposit Account, the Liquidation Account or any subaccount of such accounts. Neither the Seller nor the Originator has authorized the filing of, or is aware of any financing statements against the Seller or the Originator that include a description of collateral covering the Receivables or the Cash Reserve Account, the Deposit Account, the Liquidation Account or any subaccount of such accounts other than any financing statement relating to the security interest granted to the Agent, for the benefit of the Secured Parties, hereunder or that has been terminated.

          12. Neither the Seller nor the Originator is aware of any judgment, ERISA or tax lien filings against either the Seller or the Originator.

          13. None of the instruments or tangible chattel paper that constitute or evidence the Receivables has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Seller or the Agent, for the benefit of the Secured Parties.

          14. Neither the Cash Reserve Account, the Deposit Account, the Liquidation Account nor any subaccount of such accounts are in the name of any person other than the Seller or the Agent, on behalf of the Secured Parties. The Seller has not consented to the securities intermediary of any such account to comply with entitlement orders of any person other than the Agent, on behalf of the Secured Parties.

          15. SURVIVAL OF PERFECTION REPRESENTATIONS. Notwithstanding any other provision of the Agreement or any other Transaction Document, the Perfection Representations contained in this Exhibit VII shall be continuing, and remain in full force and effect (notwithstanding any termination of the commitments or any replacement of the Servicer or termination of Servicer's rights to act as such) until such time as Investments and all other obligations under the Agreement have been finally and fully paid and performed.

          16. NO WAIVER. The parties to the Agreement: (i) shall not, without obtaining a confirmation of the then-current rating of the Notes, waive any of the Perfection Representations; (ii) shall provide the Ratings Agencies with prompt written notice of any breach of the Perfection Representations, and shall not, without obtaining a confirmation of the then-current rating of the Notes (as determined after any adjustment or withdrawal of the ratings following notice of such breach) waive a breach of any of the Perfection Representations.

          17. SERVICER TO MAINTAIN PERFECTION AND PRIORITY. The Servicer covenants that, in order to evidence the interests of the Agent, on behalf of the Secured Parties, under this Agreement, Servicer shall take such action, or execute and deliver such instruments (other than effecting a Filing (as defined below), unless such Filing is effected in accordance with this paragraph) as may be necessary or advisable including, without limitation, such actions as are

                                    EX-VII-3
requested by the Agent, on behalf of the Secured Parties, to maintain and perfect, as a first priority interest (subject only to Permitted Liens), the Agent's, on behalf of the Secured Parties', security interest in the Receivables and Collections with respect thereto and the Seller's right, title and interest in, to and under the Related Security and the proceeds thereof. Servicer shall, from time to time and within the time limits established by law, prepare and present to the Agent, on behalf of the Secured Parties, for the Agent, on behalf of the Secured Parties, to authorize (based in reliance on the opinion of counsel hereinafter provided for) the Servicer to file, all financing statements, amendments, continuations, initial financing statements in lieu of a continuation statement, terminations, partial terminations, releases or partial releases, or any other filings necessary or advisable to continue, maintain and perfect the Agent's, on behalf of the Secured Parties', security interest in the Receivables and Collections with respect thereto and the Seller's right, title and interest in, to and under the Related Security and the proceeds thereof as a first-priority interest (subject only to Permitted Liens) (each a "Filing"). Servicer shall present each such Filing to the Agent, on behalf of the Secured Parties, together with (x) an opinion of counsel as to perfection and such other matters as the Control Party (or if the Control Party is the Majority Purchasers, the Agent) may reasonably request with respect to such Filing, and
(y) a form of authorization for the Agent's, on behalf of the Secured Parties' signature. Upon receipt of such opinion of counsel and form of authorization, the Agent, on behalf of the Secured Parties, shall promptly authorize in writing Servicer to, and Servicer shall, effect such Filing under the Uniform Commercial Code without the signature of Originator, the Seller, or the Agent, on behalf of the Secured Parties where allowed by applicable law. Notwithstanding anything else in the Agreement to the contrary, the Servicer shall not have any authority to effect a Filing without obtaining written authorization from the Agent, on behalf of the Secured Parties, in accordance with this paragraph (17).

                                    EX-VII-4

                                   SCHEDULE I

                          CREDIT AND COLLECTION POLICY


                                     SCH-I-1

[GRAPHIC]

AFC CREDIT POLICY

AFC AUTOMOTIVE FINANCE CORPORATION(TM)
[AN ALLETE COMPANY LOGO]

INTRODUCTION

RESPONSIBILITY AND AUTHORITY

GOLD ACCOUNTS: LINE REQUESTS UP [ * ] (NEW APPLICATIONS AND LINE INCREASES)

PLATINUM ACCOUNT: LINE REQUESTS [ * ] (NEW APPLICATIONS AND LINE INCREASES)

CREDIT APPROVAL POLICY

AUCTION/NON-AUCTION PURCHASES

DEALER QUICK APPS POLICY

CREDIT FILES & MAINTENANCE

ANNUAL REVIEW POLICY

SPECIAL PROGRAMS

LOAN SUPERVISION

AFC - CREDIT POLICY

1.0      INTRODUCTION

The Board of Directors has adopted these policies for the purpose of establishing its general credit philosophy, guidelines and limitations.

These credit policies are intended to provide a framework for management to direct credit activities for the company. While they are intended to be a general guide, it is recognized that specific situations may arise that would require exceptions to the policies stated herein. Exceptions will be allowed subject to the approval by a majority of the Credit Committee in accordance with sound business practice.

2/02                              Introduction                               1.1

AFC - CREDIT POLICY

2.0      RESPONSIBILITY AND AUTHORITY

         2.1      BOARD OF DIRECTORS

         The Board of Directors has ultimate authority for these credit policies. In addition to approving this policy, the Board is responsible for reviewing credit standards, procedures and for monitoring the loan portfolio and its performance. The Board requires sound credit standards, internal and accounting controls, and periodic audits of loan approvals and transactions.

         2.2      CREDIT COMMITTEE

         The Credit Committee shall consist of the Chief Executive Officer and at least two other members. The Credit Committee shall have at least quarterly meetings, and at such additional times as deemed necessary by the Chief Executive Officer. The current Credit Committee members are:

         Bradley A. Todd        President , AFC

         Jeff Widholm           Chief Operating Officer, AFC

         Curtis L. Phillips     Chief Financial Officer, AFC

         John Madeline          Director of Financial Services, AFC

         Brian Geitner          Vice President of Operations, AFC

         Tedd Martin            Vice President of Operations, AFC

         Jack Cohen             Vice President of Legal, Collections, & Special
                                Operations, AFC

         Specific functions and duties of the Credit Committee:

         -  Approve loans in excess of [ * ]
         -  Monitor compliance with this policy and related procedures
         -  Set and monitor loan portfolio performance objectives
         - Perform monthly review of loans on the "watch" list, loans delinquent more [ * ], and all problem loans. Make recommendations for handling such loans.
         -  Approve loan charge-offs, as necessary
         -  Recommend changes to this policy as necessary

2/02                       Responsibility an Authority                       2-1

AFC - CREDIT POLICY

         2.3      CREDIT DEPARTMENT

         AFC shall have the following objectives in its Credit Department:

         - To lend funds at rates of return adequate to meet budgeted profit objectives
         - To consider all risks involved with a loan and to evaluate and analyse risk factors during the period that the loan is available
         - To maintain a moderately aggressive lending posture that achieves reasonable growth objectives
         -  To avoid undue concentrations of exposure to any one credit loan

         The primary functions of the Credit Department shall be to:

         - Process loan applications and prepare recommendations for approval by the Credit Department and Credit Committee
         -  Obtain all required loan documentation
         -  Manage force-placed insurance
         -  Establish and update the credit file for each loan
         - In addition to these primary duties, other functions may be assigned to the department by the Chief Executive Officer

         The Chief Executive Officer shall be responsible for the general administration and supervision of the loan portfolio. He shall monitor compliance with this policy and shall see that reports of loans approved and other lending activities are made to the Credit Committee. The Chief Executive Officer or his designee has authority to approve loans up to and including [ * ].

         The Chief Financial Officer shall have primary responsibility for compliance with the policies stated herein and shall see that proper and complete reports are made to the Credit Committee.

         The Director of Financial Services shall be responsible for the day-to-day operation of the Credit Department. The Director of Financial Services shall see that loan forms and procedures are updated from time to time, that all Credit personnel are properly trained and that all lending operations are carried out in a prudent and proper manner. The Director of Financial Services will ensure proper review of procedures and controls over the credit approval process. The Director of Financial Services will establish and maintain approved credit limits. The Credit Analyst has authority to approve new loans and existing loan increases up to and including [ * ] in accordance with the AFC Credit Scorecard. THE CREDIT ANALYST WILL USE REASONABLE BUSINESS JUDGMENT IN ADDITION TO THE SCORECARD WHEN APPROVING OR DECLINING LOAN APPLICATIONS. Loan approvals, which exceed the scorecard limit, require approval by the Credit Manager.

2/02                       Responsibility an Authority                       2-2

AFC - CREDIT POLICY

         2.4      CREDIT STANDARDS

         Credit shall be extended to qualified dealers according to the following criteria:

         -  [ * ]
         -  [ * ]
         -  [ * ]
         -  [ * ]
         -  [ * ]
         -  [ * ]
         -  [ * ]

         Other considerations:

         -  [ * ]
         -  [ * ]
         - Financial condition of the borrower and availability of additional collateral

2/02                       Responsibility an Authority                       2-3

AFC - CREDIT POLICY

3.0      GOLD ACCOUNTS: LINE REQUESTS UP TO [  *  ]
                  (NEW APPLICATIONS AND LINE INCREASES)

         3.1      NEW APPLICATIONS

         Application Process:

         The credit process is initiated when the branch receives a completed and signed application from a dealer. The branch must enter the application and reference information into the COSMOS computer system and send to the Corporate Credit Department. A Credit Analyst within the Credit Department will complete a credit package which includes a credit bureau, UCC/lien search, KO Book check, credit summary and credit scorecard. [ * ]

         3.2      EXISTING CREDIT LINES

         Credit Line Increase Requests:

         Requirements:

         -  [ * ]
         -  [ * ]
         -  [ * ]

         The branch should submit the above documents, via the computer system, to the Credit Department.

         3.3 Contract Documents Required:

 Required Documents:

 1.SOLE PROPRIETORSHIP AND PARTNERSHIPS
         [ * ]
         [ * ]
         [ * ]

 2. CORPORATIONS
         [ * ]
         [ * ]
         [ * ]
 3. LLCs
         [ * ]
         [ * ]
         [ * ]

2/02                          Line Requests Up To [ * ]                      3-1

AFC - CREDIT POLICY

4.0      PLATINUM ACCOUNT: LINE REQUESTS [  *  ]
                  (NEW APPLICATIONS AND LINE INCREASES)

When a request for a big hitter package is received at the corporate Credit Department the following steps will be taken:

The package will be reviewed [ * ] for completeness.

         4.1      PLATINUM  PACKAGE REVIEW

                  4.1.1    Complete Packages

                      - If the package is complete, the Branch Manager will be e-mailed that the package has been received complete and will include an anticipated date for routing to the Vice President for input. The Branch Manager will receive a follow-up e-mail confirming when the package is actually routed.

                      - When the package is returned by the Vice President to the Credit Manager, the Branch Manager will be e-mailed to inform them that the package will be routed to the Director of Financial Services and Credit Committee.

                      - The Credit Manager will send a final e-mail with the decision from Credit Committee when received.

                  4.1.2    Incomplete Packages

                      - If the package is incomplete, a missing document list will be attached to the front of the package.

                      - The package will be sent to the respective Vice President or Regional Manager (VP preference).

                      - An e-mail will be sent to the Branch Manager advising that the request is rejected for incompleteness and for them to contact their VP or Regional Manager for details (whomever the package was sent to).

                      -     The package can only be resubmitted when complete.

         4.2      CONTENTS OF A COMPLETE PLATINUM  PACKAGE

                  4.2.1    [ * ]

2/02                          Line Requests Over [ * ]                       4-1

AFC - CREDIT POLICY

                  4.2.2    [ * ]

                  4.2.3    [ * ]

                  4.2.4    [ * ].

                  4.2.5    [ * ]

                  4.2.6    [ * ]

                  4.2.7 A NEW APPLICATION requires a completed, signed AFC application, a completed signed checklist, [ * ].

                           A REVIEW requires an AFC Review Worksheet, a completed Dealer Modification Form signed by dealer, [ * ].

                  4.2.8    [ * ]

                  4.2.9 A copy of completed Registered Search and a copy of any PMSI letters that were mailed (Canadian).

                  4.2.10 It is necessary to obtain other floorplan sources, current balances and all information related to all auction references listed. (There is space for this information on [ * ] Canadian Checklist.

2/02                          Line Requests Over [ * ]                       4-2

AFC - CREDIT POLICY

                  4.2.11 LLC- Because of the way that Limited Liability Companies are structured, it is necessary to obtain and send Articles of Incorporation to the Credit Department. We need to identify all Members and Managers. [ * ].

                           There are two types of  LLC's:
                           -   Member-[ * ]
                           -   Members and Managers-[ * ].

                  4.2.12 The same rule will apply to Corporations, please obtain a copy of dealership's Articles of Incorporation.

                  4.2.13 Security or collateral- it may be necessary to obtain security or collateral in the form of a mortgage for [ * ]. This possibility should be discussed with your dealer. If security is needed, the dealer needs to be advised that the average cost of document preparation is [ * ]. These costs include a property appraisal, a title search and the cost for having a deed of trust or a mortgage prepared. If the property being used as collateral is a commercial property, please be aware that these costs will be considerably higher due to a higher cost for the appraisal and the addition of at least a [ * ]. If the increase is subject to security or collateral, the Credit Manager will provide you with the name and phone number for an AFC attorney in your area. When contacting the attorney, he or she, will know what is needed and will take care of all the necessary documents. Security or collateral could also be in the form of a certificate of deposit or stocks and bonds. Any other type of security or collateral should be discussed with your Regional Manager.

                  4.2.14 Completed [ * ] checklist signed by Branch Manager verifying that package is complete.

2/02                          Line Requests Over [ * ]                       4-3

AFC - CREDIT POLICY

5.0      CREDIT APPROVAL POLICY

         5.1      CREDIT LINES UP TO [  *  ]

         The Credit Analyst has the authority to credit decision the following:

         -  New applications
         -  Requests for increases
         -  Annual reviews
         - Standard term changes (days, curtailment, fees, interest). Non-standard term change requests must be approved by the Director of Financial Services.

         If a dealer is not contracted within [ * ] of approval, the dealer must reapply

         5.2      CREDIT APPROVAL POLICY - LINES OVER [ * ]

         Credit lines [ * ] are handled in the following manner:

                  5.2.1 The Sr. Credit Analyst will prepare the over [ * ] and route to the Credit Manager.

                  5.2.2 The Credit Manager will review, make recommendation and route the package to the area VP for their recommendation.

                  5.2.3 The area VP will review, make recommendation and route the package to the Credit Manager. The VP also has the ability at this time to either "squash" the deal or return it to the Credit Manager to follow up on questions or concerns before routing the file.

                  5.2.4 The Director of Financial Services will review the file, make a recommendation and then forward it to the necessary people:

                           - One Independent VP's (other than the VP of the area the dealer is located in)
                           -   CFO or COO up to [ * ]
                           -   President, CFO, COO [ * ] (Two of the three)
                           -   CEO
                               - It is not necessary for the CEO to sign on loans under [ * ]; however, the CEO may sign in place of either the CFO or COO if one of them is unavailable.

                               -

2/02                          Credit Approval Policy                         5-1

AFC - CREDIT POLICY

                  5.2.5 The file will be returned to the Director of Financial Services for review of all recommendations. It is the Director of Financial Services' responsibility to interpret all recommendations and ensure that all signing members agree on a final decision.

                  5.2.6 The final decision will be forwarded to the Branch Manager.

                  5.2.7 Term change requests require the approval of the following:
                           -   Director of Financial Services
                               CFO  or COO- Two independent VP's can substitute
                                 for the Director of Financial Services and the CEO can substitute for either the CFO or COO.

         If a dealer is not contracted within [ * ] of approval, the dealer must reapply

2/02                          Credit Approval Policy                         5-2

AFC - CREDIT POLICY

6.0      AUCTION PURCHASES

Policy Statement
         This is a purchase in which the vehicle is purchased through the auction lane of an AFC-approved auction. The dealer must present the auction ticket as the loan's source documentation. Branch employees must verify the integrity of the transaction by inspecting the related documentation. The table below explains the parameters for advances made for an AFC Approved Auction Purchases.

APPROVED AUCTION PURCHASE

                               MAXIMUM AFC ADVANCE         MAXIMUM AFC ADVANCE PAYING
[ * ]                          PAYING AUCTION              DEALER                       ADDITIONAL AFC FEE
------------------------------------------------------------------------------------------------------------
Up to [ * ]                    Up to [ * ]                 Up to [ *  ]                 None

[ * ] day                      Up to [ * ]                 Up to [ *  ]                 [ * ]

- Required documentation: Negotiable title and auction ticket. If inspection is required, attach the Advance Checklist Form.

FLOORPLANNING DATES WHEN PAYING AUCTION FLOORPLANNING DATES WHEN PAYING DEALER [ * ] [ * ] must be entered manually into COSMOS unless this was from an
   AFC-sponsored float program.

  Vehicles over [  *  ]
         The total floorplan fee for this privilege is [ * ]. These transactions require [ * ] approval.

NON-AUCTION PURCHASES

Policy Statement
         This is a purchase in which the vehicle is not purchased through the auction lane of an AFC approved auction, or an approved auction purchase [ * ]. The dealer must provide appropriate source documentation showing how they acquired the vehicle and the cost they incurred in doing so.

Non-Auction Purchases
         There are many ways a dealer can acquire inventory. The three that occur most often are: 1. 2. 3. Dealer takes vehicle on trade from a retail customer. Dealer trades inventory with another dealer (new or used). Dealer directly purchases from another dealer (new or used), fleet organization or other automotive entity.

2/02                           Advance Guidelines                            6-5

AFC - CREDIT POLICY

                           MAXIMUM AFC ADVANCE    MAXIMUM AFC ADVANCE    ADDITIONAL             HELD AGAINST
                           IF INSPECTED PRIOR     IF NOT INSPECTED       ADMINISTRATIVE FEE     DEALER'S NON-AUCTION
[ * ]                      TO FLOORING.           PRIOR TO FLOORING.     CHARGED TO DEALER.     PERCENTAGE?
---------------------------------------------------------------------------------------------------------------------
Up to [ * ]                Up to [ * ]            Up to [ * ]
                           (whichever is less)    (whichever is less)    [ * ]                  Yes

[ * ]                      Up to [ * ]            Up [ * ]
                           (whichever is less)    (whichever is less)    [ * ]                  Yes

[ * ] and greater          Up to [ * ]            Not Allowed
                           (whichever is less)                           [ * ]                  Yes

- Required documentation: Negotiable title, Blackbook valuation, Advance Checklist Form and an original and/or copy of BOS or auction ticket.
 ANY EXCEPTION TO THE ABOVE OUTLINE CAN BE MADE BY WRITTEN REQUEST FROM THE
       BRANCH MANAGER TO THE REGIONAL MANAGER.

         Non-Auction Purchase Privileges

         - [ * ]%= ANY ACCOUNT IF RECOMMENDED BY THE BRANCH MANAGER
         - [ * ]%= [ * ] NO NSF'S OR FAILED LOT AUDITS WITHIN 90 DAYS.
         - [ * ]%=[ * ] NO NSF'S OR FAILED LOT AUDITS WITHIN 90 DAYS.
         - [ * ]%= [ * ] NO NSF'S OR FAILED LOT AUDITS WITHIN 90 DAYS.

         Any exception to the above outline can be made by written request from the Branch Manager to the Regional Manager prior to submission to the Administrative Department for approval by the Director of Financial Services.

Reminders for Approved Auction and Non-Auction Purchases

2/02                           Advance Guidelines                            6-5

AFC - CREDIT POLICY

- BRANCHES DO NOT HAVE TO ADVANCE THE FULL PERCENTAGE IN THE MAXIMUM AFC ADVANCE COLUMN AND IT IS RECOMMENDED TO INSPECT.
- BRANCHES MUST AGGRESSIVELY FOLLOW-UP FOR ALL OUTSTANDING TITLES FROM "INDIRECT" ADVANCES. OUTSTANDING TITLES SHOULD NEVER AGE OVER
       48 HOURS FROM THE DATE ON WHICH AFC FUNDS WERE MAILED.
- BRANCHES MUST CONDUCT COMPLETE INSPECTIONS OF THE COLLATERAL IN ACCORDANCE WITH THE ADVANCE CHECKLIST FORM.
-  BRANCHES MUST HAVE ORIGINAL TITLE PRIOR TO ALL DIRECT FUNDING.

Vehicles [ * ]
     [ * ]. These transactions require [ * ] approval.

2/02                           Advance Guidelines                            6-5

AFC - CREDIT POLICY

7.0      DEALER QUICK APPS POLICY

PURPOSE

Quick Apps were designed to allow the branches to take greater advantage of sales opportunities. A Quick App will allow a dealer to begin flooring on the day of sale and gather full, supporting documentation after the sale. All Quick App dealers must sign a contract and UCC in order to floor the same day.

Quick Apps are to be used for special situations which must be pre-approved by the area VP and the Director of Financial Services [ * ] prior to the event.

The branch will [ * ] floor vehicles, after which the account will be placed on a no flooring restriction. The account will remain restricted until a complete application package has been received and reviewed at Corporate.

NOTE: The credit limit established on quick applications will be determined with limited information. The account can be re-evaluated for a higher credit limit if more information is provided in the completed application package.

In no case will a Quick App line exceed [ * ].

2/02                        Dealer Quick Apps Policy                         7-1

AFC - CREDIT POLICY

8.0      CREDIT FILES AND MAINTENANCE

As a matter of policy, all credit files shall be maintained on all loans at the corporate office. Each credit file shall contain:

     -   Borrower application for credit
     -   Credit reports on each borrower
     -   Credit applications review worksheet prepared by the Credit Department
     -   Credit review write-up for loans in excess of [ * ]
     -   Copies of [ * ] for loans [ * ]
     -   UCC or applicable search
     -   Evidence of loan approval
     -   Evidence of PMSI filings with other creditors, as necessary
     -   Properly executed documents:
     -   Promissory Note and Security Agreement
     -   Term Sheet
     -   Power of Attorney
     -   Unconditional Guaranty
     -   Other documents necessary to secure AFC's interest in the loan
     -   Any other information deemed necessary by the Credit Department

Dealer lot check documentation shall be maintained by lot check provider and can be retrieved via the web.

         8.1      MANUFACTURER AGREEMENTS

         Following is the policy regarding Manufacturer Agreements, and the procedures which must be completed prior to executing such agreements. It is the intention of AFC to fully review each manufacturer for financial stability, quality of product and commitment to integrity at a level equal to which AFC is held. In order to accomplish this, the following documents are necessary.

         Financial Statements:
         -        Income statement and balance sheet within the last 90 days.
         -        Income and balance sheet for prior year-end.

         Tax Returns:
         -        Last two years corporate tax returns.

         Miscellaneous:
         -        Credit references (minimum of two).
         -        Most recent annual report or current business plan

         The documents above must be submitted to the Platinum Accounts Credit Manager. The Platinum Accounts Credit Manager will prepare a credit package for Credit Committee review. The package will include a financial analysis, Lexis/Nexis search or equivalent, reference check, business summary and credit recommendation by the Platinum Accounts Credit Manager. Every package requires the approval of at least the Director of Financial Services, CFO and COO. In

2/02                      Credit Files and Maintenance                       8-1

AFC - CREDIT POLICY

9.0      ANNUAL REVIEW POLICY

To ensure that the dealer's credit and account performance has been maintained to AFC standards, All AFC dealer files are reviewed annually by the corporate office. The branch must update all documentation required for initial approval and submit with recommendation for renewal. For lines over [ * ], current financial data must be obtained in addition to other requirements outlined above. Current financial data should be no more than three months old (exceptions must be accompanied by Regional Manager or VP approval).

REQUIRED DOCUMENTS

Gold Account Credit lines [ * ]:                       Platinum Account Credit lines [ * ]:
----------------------------------------------------------------------------------------------
-  [ * ]                                               -  [ * ]
-  [ * ]                                               -  [ * ]
-  [ * ]                                               -  [ * ]
-  [ * ]                                               -  [ * ]
-  [ * ]                                               -  [ * ]
-  [ * ]                                               -  [ * ]
-  [ * ]                                               -  [ * ]
-                                                      -

The annual review will be waived on credit limits under [ * ] if the dealer has received [ * ].

NOTE: if required documents are not received by the end of the month in which they are due, a no flooring restriction will be placed on the account.

2/02                          Annual Review Policy                           9-1

AFC - CREDIT POLICY

10.0     SPECIAL PROGRAMS

The Operations Department has created several special programs to help facilitate our borrowers and branches. These programs allow the branches to better serve their dealers while still upholding the desired credit standards of AFC.

The following attachments explain each special program in depth:

-    Temporary Increase and Overlines
-    Float Sales
-    Rental

10.1     DEALER TEMPORARY INCREASE AND OVERLINE POLICIES

The purpose of these policies is to prevent losses due to over-extended, unmonitored dealers, as well as identify those dealers who may need an increased credit line. It is designed to document and monitor those dealers who exceed their credit limits.

         10.1.1   Temporary Increase Policy

         Dealers are permitted to go over their credit line by an approved amount for a given period of time. The dealer's account may fluctuate up and down within that time frame as long as the account balance remains under the temporary approved credit line. The credit line must be under the standard credit limit by the end of the temporary increase period or the account will be locked.

         Approval Levels for Temporary Increase:

         -  Branch Manager                                up to [ * ]
         -  Regional Manager                              up to [ * ]
         -  Vice President                                up to [ * ]
         -  COO/Director of Financial Services            up to[ * ]
         -  COO & Director of Financial Services          over [ * ]

         MAXIMUM TERM FOR A TEMPORARY INCREASE IS [ * ].

         10.1.2   Overline Policy

          This should be used when a dealer needs to exceed their credit line for a special, one-day event or situation (such as a special sale). The account may not fluctuate up and down; once the dealer is approved for the overage, no more vehicles may be floored until the line is paid back to the normal credit limit.

2/02                            Special Programs                            10-1

AFC - CREDIT POLICY

         Approval levels for Overline

         -  Branch Manager                                Up to [ * ]
         -  Regional Manager                              Up to [ * ]
         -  Vice President                                Up to [ * ]
         -  COO or Director of Financial Services         Up to [ * ]
         -  COO & Director of Financial Services          Over [ * ]

            **Approvals at the Branch Manager level do not need to be e-mailed to the Overline Administrator.

10.2     RATE & TERM ADJUSTMENT PROCEDURE

         The need for rate and term adjustments comes up from time to time. In order to process these requests quickly, please forward the following to the Credit Department:
         1. Obtain a completed and signed Line Modification Request from the dealer.
         2. Complete a ROGI form **
         3. Obtain the Regional Manager and VP's written approval for the request
         4. Complete request in Cosmos computer system.
         5. Submit all of the above for approval to the Credit Department at corporate.

         Credit lines under [ * ] will be handled by the Credit Manager; [ * ] lines must be approved by the Director of Financial Services and the COO or CFO, with CEO as alternate.

10.3     FLOAT SALES - AUCTION GUARANTEED
         (100% GUARANTEED OR PARTIALLY GUARANTEED)

         PURPOSE

         Float sales are special sales held by an auction to increase sales by allowing dealers to purchase vehicles and not pay for them until sold or within a specified term, whichever comes first. AFC participates in order to support the auction.

         AUCTION APPROVAL

         Prior to a float sale the host auction must be approved by the Credit Committee. Initial float sale requests should be submitted 2 weeks prior to the sale and should have the following documents submitted with the request.
         -   [ * ].
         -   [ * ]
         -   [ * ]
         -   [ * ]

2/02                            Special Programs                            10-2

AFC - CREDIT POLICY

         - The credit package will be reviewed by the Credit Committee, and notification of credit decision will be sent to the VP, Regional Manager, and Branch Manager. Once the host auction is approved by the Credit Committee the auction will be allowed to have float sales for 1 year. In order to continue having float sales, the auction must be reviewed annually.

            NOTE: The limit established by the Credit Committee is the maximum amount that the auction can extend to the dealers purchasing at the float sale. This dollar amount will be treated as a "credit line" - that is, AFC will only floor cars up to the set dollar amount. The auction can apply for temporary increases if necessary.

         TERMS & CONDITIONS

         - The term will be stated on the float sale request form (i.e. 30 or 60 days).
         -  [ * ] in accordance with their standard floorplan contract.
         -  [ * ]

10.4     FLOAT SALES - [ * ]AFC LIABILITY

PURPOSE

Float sales are special sales held by an auction to increase sales by allowing dealers to purchase vehicles and not pay for them until sold or within a specified term, whichever comes first. AFC participates in order to support the auction.

All non AFC dealers who participate must have a credit limit assigned by the corporate credit department and execute a float sale agreement prior to floor planning.

TERMS & CONDITIONS

-  The term will be stated on the float sale request form (i.e. 30 or  60 days).
-  [ * ] in accordance with their standard floorplan contract.
-  [ * ].

2/02                            Special Programs                            10-3

AFC - CREDIT POLICY

         10.5     RENTAL

         RENTAL FLOORPLANS

         Rental floorplans operate in much the same way as do retail floorplans with a few marked exceptions. In general, rental floorplans are geared toward the segment of the automotive market in the car rental business. Their fee, interest and term structure is designed to reflect the nature of the rental industry. Application procedures for accounts [ * ] mirror those of the retail floorplan.

         STANDARD RENTAL TERMS ARE AS FOLLOWS:

         -  Lines of credit from $ 5,000 to millions.
         -  Terms [ * ] on floorplanned inventory
         -  Monthly fee of [ * ]
         -  Interest rate of [ * ]
         -  Buy downs or curtailments [ * ]

         Although rental accounts differ in term and rate, they are maintained to the same standard as a retail account. Dealers must be reviewed on an annual basis, credit line reviews for increases are completed as well as periodic lot audits.

2/02                            Special Programs                            10-4

AFC - CREDIT POLICY

11.0     LOAN SUPERVISION

Each Regional and Branch Manager has the duty to review the performance of the loans he or she services and to actively follow up if substantial deviations or problems are detected. It is the Regional and Branch Mangers' responsibility to notify the appropriate individuals and to develop a plan to correct the problem.

The attachments listed are the policies that the AFC Credit Department is responsible to oversee regarding problem loans:

-        NSF Policy
-        Contract Execution Policy
-        Direct Dealer Contact
-        Credit References
-        AFC Reinstatement Policy
-        Forced Placed Insurance


         11.1     NSF POLICY

         The corporate Administrative Department receives notification daily of all NSF's from First Tennessee Bank. The Administration Department posts the checks in the Cosmos computer system and notifies the branch. Cosmos automatically restricts the account from any further flooring until certified funds are deposited upon which it automatically removes the flooring restriction.

         11.2     CONTRACT EXECUTION POLICY

         The purpose of this memorandum is to establish AFC's policy regarding the signing, witnessing, and notarising of AFC contracts, exhibits, and Amendments.

         US branches/ Calgary branch: All contracts, exhibits and amendments must be signed by the dealer in the presence of an AFC employee. Each branch must have at least one employee who is a notary, and have access to at least one other notary who is known by an AFC employee. (i.e. an auction employee) These notaries and no others will be used to notarize applicable exhibits and amendments, including all guaranties.

         Canadian branches/except Calgary: All Contracts, exhibits and amendments must be signed by the dealer in the presence of two witnesses, at least one of which must be an AFC employee. If an amendment or exhibit that requires the signature of two witnesses is not signed by both witnesses, it will be returned as incorrect.

         All branches: The Notary/Witnesses must be present at the time of signing. A notarized/witnessed copy of the contract must be given to all signors. Each branch will verify the identity of the parties and compare signatures on the contract with a signature on a signors picture identification in a form of either a driver's license or passport. Each branch will also be required to write down the photo ID number of the contract signers at the bottom of the dealer contract verification page.

2/02                            Loan Supervision                            11-2

AFC - CREDIT POLICY

         11.3     AFC REINSTATEMENT POLICY

         PURPOSE

         Should an active dealer be designated as a potential loss necessitating a Lockout -#3 and preparation of a `Notice of Potential Loss' - Form 1 and subsequently considered for reinstatement of a credit line, the following procedures are required.

         REQUIREMENTS

         BRANCH MANAGER: Recommends reinstatement procedures be activated via an e-mail to the respective Regional Manager describing in detail the reason for the request. The CAUSE of the potential loss, HOW the potential loss was resolved (i.e.; PIF or PN), the CURRENT STATUS of the account, and what the dealer has done to PREVENT REOCCURENCE of a potential loss MUST be a part of this recommendation. The recommended DOLLAR AMOUNT of the reinstatement credit line MUST be LESS than the previous credit line.

         REGIONAL MANAGER: Reviews the Branch Manager recommendation. Either CONCURS or REJECTS the recommendation. If REJECTED- the issue is closed. If CONCURS- forwards recommendation e-mail to the Corporate Collection Manager with appropriate comments.

         CORPORATE COLLECTION MANAGER: Reviews the recommendation and either CONCURS or REJECTS with appropriate comments. Forwards recommendation e-mail to Corporate Director of Financial Services.

         CORPORATE CREDIT MANAGER: Reviews the recommendation and completes the Review Process Matrix. Upon completion, routes to Director of Financial Services for review. The Director of Financial Services then forwards recommendation with appropriate comments to the respective Area Vice President for FINAL CONCURRENCE or REJECTION.

         AREA VICE PRESIDENT: Reviews the recommendation and determines FINAL CONCURRENCE or REJECTION. Upon completion, forwards file with appropriate comments to the Corporate Collection Manager.

         CORPORATE COLLECTION MANAGER: If recommendation is REJECTED, dealer file is re-filed with the Bad Boy accounts. If CONCURRENCE, the lockout is removed, the Branch Manager is notified, and the dealer file is re-filed in the Credit Department as an active dealer.

2/02                            Loan Supervision                            11-2

AFC - CREDIT POLICY

         REQUIRED DOCUMENTS:

         -  AFC Review Worksheet
         -  Dealer Request Form
         - If a term or rate change submit a ROGI and approval by Regional Manager.

         File will be reviewed for the following:

         -  [ * ]
         -  [ * ]
         -  [ * ]
         -  [ * ]
         -  [ * ]

As a general rule the standard reinstatement process must be performed when a PLN has been previousyt entered. If a dealer cures the default prior to any vehicle being 30 days delinquent or written off, the DCM and the Regional Manager have the authority to waive the reinstatement process. Thereafter, only the CEO, CFO, COO or any two of the following Jack Cohen, Joel Garcia, and any of the divisional VP's have the authority to waive the reinstatement process. If the reinstatement process has been waived the Collections Department will immediately inform the Credit Department of such waiver. In the case of the bankruptcy of the entity/person which we have contract with (i.e. not a guarantor), this account must go through a reinstatement process and there will be no waivers allowed.

         11.4     DIRECT DEALER CONTACT PROCEDURES

         From time to time situations may occur where a dealer may have to be contacted by the Credit Department due to a problem that cannot be handled at branch level.

         We want to be sure that we do everything possible to give your dealers the best possible service, and we feel that since you know your dealers that service should come directly from the branch office.

         11.5     CREDIT REFERENCES

         From time to time AFC is asked to provide credit references for dealers that we have done business with. In order to protect AFC and our dealers, please forward all inquiries to the corporate Credit Department.

         11.6     FORCED PLACED INSURANCE

         To establish a line of credit with AFC the dealer is required to insure all collateral against risks. The dealer shall provide AFC with copies of its current policies of insurance yearly that include; unlimited "driveway" coverage and physical damage coverage for a limit of not less than 50% of their approved credit line. [ * ]

2/02                            Loan Supervision                            11-3

AFC - CREDIT POLICY

         If a dealer does not provide AFC with the required insurance documentation within a specified timeframe the dealer will automatically be enrolled in AFC's Vehicle Inventory Protection (VIP) Program.

         The dealer also has the opportunity to voluntary enrol in the VIP insurance program.

2/02                            Loan Supervision                            11-3

                                   SCHEDULE II

                       DEPOSIT BANKS AND DEPOSIT ACCOUNTS

Deposit Bank                                         Deposit Account
------------                                         ---------------
First Internet Bank                                  105194
Attn: Laurinda Swank
8520 Allison Pointe Blvd., Suite 210
Indianapolis, IN 46250

First Tennessee Bank National Association            100069454
Attn: Phil Stevenson
Metropolitan Division
165 Madison Avenue, 10th Floor
Memphis, TN 38103

SunTrust Bank                                        215252200350
Attn: Allison Cook
Mail Code FL-Orlando-1044
P.O. Box 3833
Orlando, Fl 32802-3833

Wells Fargo Bank National Association                4945098259
Attn: Rita Chavarria
230 West Monroe, Suite 2900
Chicago, IL 60606

                                    SCH-II-1

                                  SCHEDULE III

                                   TRADE NAMES

                                      None


                                    SCH-III-1

                                   SCHEDULE IV

                               ELIGIBLE CONTRACTS


                                    SCH-IV-1

                       DEALER CONTRACT VERIFICATION (USA)

NAME:    COMP #

                                                                   PREPARED &     RECEIVED     RECEIVED BY
DOCUMENT                                                              SENT        BY BRANCH       CORP.
------------------------------------------------------------------------------------------------------------
Dealer Application

Promissory Note and Security Agreement (US)                 5 pg

Promissory Note and Floorplan Agreement (ONT)               4 pg

Convention De Pred Sos Forme De Ligne De Credit (QUE)       2 pg
(Memorandum of Agreement Regarding Credit Line - ENG)

Term Sheet - Exhibit (US)/Schedule (ONT) A                  1 pg

Feuille Des Conditions (QUE)                                1 pg
(Term Sheet - ENG)

Convention D'Hypotheque Sur Une Universalite                4 pg
De Biens Meubles (QUE)

(Memorandum of Agreement of Hypothec on a Universality of Movable Property - ENG)

Power of Attorney - Exhibit (US)/Schedule (ONT) B           1 pg

Unconditional Guaranty Exhibit C (US)                       2 pg

Security Agreement Schedule C (ONT)                         4 pg

Unconditional Guaranty Schedule D (ONT)                     2 pg

AFC Bank Letter

UCC-1 (US ONLY)    State

                   County

UCC-3 (US ONLY     State

                   County

================================================================= ============== ============ ==============
OTHER
----------------------------------------------------------------- -------------- ------------ --------------
CAC Dealer Assignment 2 copies

CAC Start Up Fee Form

CAC Direction

CAC $4,500 Prom Note

Tennessee Tax Form

================================================================= ============== ============ ==============
OM VERIFICATION
----------------------------------------------------------------- -------------- ------------ --------------

                            DEALER APPLICATION (U.S.)

DEALERSHIP


Line Requested:              Plate Number:
Company Name:
Address:

Phone:             Fax:
Sales Tax Exemption Certificate #:          Type of Business:          # of years in Business:
Organization Type:       Federal ID #:
Doing Business As: (Yes or No)

THE OFFICERS AND STOCKHOLDER

Officer 1:                                                Title:                             Officer 1's SSN:
Officer 2:                                                Title:                             Officer 2's SSN:
Officer 3:                                                Title:                             Officer 3's SSN:
Officer 4:                                                Title:                             Officer 4's SSN:
Stockholder 1:                                            Percent owned:                 Stockholder 1's SSN:
Stockholder 2:                                            Percent owned:                 Stockholder 2's SSN:
Stockholder 3:                                            Percent owned:                 Stockholder 3's SSN:
Stockholder 4:                                            Percent owned:                 Stockholder 4's SSN:

INSURANCE

Type:                      Policy #:                 Insurance Company:                                   Amt:
Type:                      Policy #:                 Insurance Company:                                   Amt:

BANKING RELATIONS

Bank:                                                Account:                           Bank Phone #:
Bank:                                                Account:                           Bank Phone #:

I hereby certify that the information contained within this application and on any accompanying financial statements is true, complete, and accurate and portrays a correct and precise financial picture of the dealership, the officers (if applicable), the stockholders (if applicable), and the guarantors. I authorize Automotive Finance Corporation. ("AFC") to obtain credit information from a credit bureau and any financial institution or trade creditor that I have provided as well as any other credit investigation that AFC in AFC's sole discretion deems necessary for the purposes of assessing my credit worthiness. I also authorize AFC to contact any third parties and to disclose information, including information contained in this application, for the purpose of, among other things, obtaining intercreditor agreements and perfecting AFC's security interest. I also authorize AFC to disclose the information to any of its affiliates and subsidiaries and parent companies. Further, if a credit line is granted, I authorize AFC to review my account periodically, which could include obtaining additional credit reports for the purposes of assessing my credit worthiness and collection of any outstanding debt. I authorize AFC to disclose credit information into any credit database. I authorize AFC to a) send facsimile transmissions to me at the facsimile numbers listed as my facsimile number in any communication sent from time to time by me; b) make telephone calls to me at the telephone numbers listed as my telephone number in any communication sent from time to time by me; c) send emails to me at the email addresses listed as my email address in any communication sent from time to time by me; and e) communicate to me via any and all other forms of communications, for the purposes of marketing, collection and any other communication needs. I agree that this permission will remain in effect until cancelled by me in writing.

---------------------------     -----      -----------------------------  ------
                                Date                                      Date

---------------------------     -----      -----------------------------  ------
                                Date                                      Date

---------------------------     -----      -----------------------------  ------
                                Date                                      Date

---------------------------     -----      -----------------------------  ------
                                Date                                      Date

AFC USE ONLY

Checked with Auction GM    ________________________   GM Initials ______________

LINE AMT.:                                  DEALER # :                BRANCH #:
CONTRACT DATE:                              COMPUTER NUMBER:
FEE:                                        INTEREST:
TERMS:

AUCTION CITY:                    AUCTION COUNTY:                  AUCTION STATE:

                  DEMAND PROMISSORY NOTE AND SECURITY AGREEMENT

         FOR VALUE RECEIVED, the undersigned dealer ("Dealer") hereby promises to pay to the order of Automotive Finance Corporation, an Indiana corporation ("AFC"), with its principal office at Two Parkwood Crossing, 310 East 96th Street, Suite 300, Indianapolis, Indiana 46240 or such other place as AFC may designate, the principal sum of ____ ($____) (the "Aggregate Advance Limit") or such greater or lesser principal amount as may be outstanding pursuant hereto, with interest on said outstanding balance prior to an Event of Default, as defined in Section 7.0 hereof, at the rate of interest (based upon a 360 day year, compounded daily) set forth in the Term Sheet and as amended from time to time. In the event that no Term Sheet is executed or effective, then interest shall accrue at a variable rate, adjusted each business day, based upon the most recent prime rate published in THE WALL STREET JOURNAL plus five percent (5%) per annum. Interest shall accrue from, the earlier of the date of a requested Advance or the date that an Obligation is incurred and shall be compounded daily. After an Event of Default, interest shall accrue at a variable rate, adjusted each business day, based upon the most recent prime rate published in THE WALL STREET JOURNAL plus eight percent (8%) per annum, with such interest compounded daily and accruing from the date on which the Event of Default first occurred. All payments shall be made in lawful money of the United States and in immediately available funds.

         Until demand by AFC or until an Event of Default (at which time the Obligations shall at AFC's option and without notice become immediately due and payable in full), Dealer shall pay the Obligations as provided in Section 2.6.

         The Dealer: (a) waives demand and presentment for payment, protest, notice of protest and notice of non-payment or dishonor of this Note; (b) consents to any extension of the time of payment hereof; (c) waives all defenses based on suretyship or impairment of collateral; and (d) waives any defenses which the Dealer may assert on the Obligations including but not limited to failure of consideration, breach of warranty, fraud, payment, statute of frauds, bankruptcy, lack of legal capacity, statute of limitations, lender liability, accord and satisfaction, and usury.

         In consideration of the premises and the mutual covenants and conditions contained herein, the parties further agree as follows:

                                    AGREEMENT

1.0 DEFINITIONS. When used herein, the following terms shall have the following meanings:

1.1 Advance - discretionary loan(s) to Dealer or payment(s) on behalf of Dealer by AFC pursuant to the terms of this Note.

1.2   Aggregate Advance Limit - the maximum lending limit, as set forth above.

1.3 Check - a payment by or on behalf of Dealer to AFC which is other than a payment in cash or via certified funds.

1.4 Collateral - all of Dealer's assets and properties wherever located, including without limitation (a) all machinery, furniture, and Equipment of any kind now owned or hereafter acquired by Dealer, (b) all Vehicles, vehicle parts, and other inventory of any kind now owned or hereafter acquired by Dealer, including, without limitation, the Purchase Money Inventory as hereinafter defined, (c) all documents, including but not limited to Titles, accounts, Retail Installment Contracts, chattel paper, electronic chattel paper, leases, insurance policies, instruments, fixtures, investment property, monies, certificates of deposit, deposit accounts, letter of credit rights, supporting obligations, and general intangibles (including payment intangibles) now owned or hereafter acquired by Dealer, (d) any and all proceeds, products, additions, accessions, accessories, and replacements of the foregoing, (e) all of Dealer's computer records, software, business papers, ledger sheets, files, books, and records relating to the foregoing, now owned or hereafter acquired, and (f) the following:

1.5 Curtailment Date - that certain day at the end of the Period when all Obligations concerning or relating to an item of Purchase Money Inventory become due and payable.

1.6 Dealer's Place of Business -any or all of the following location: (a) the place where the Collateral and Dealer's books and records are kept; (b) the place from which Dealer's business affairs and operations are conducted, unless otherwise disclosed in writing to AFC by Dealer; and (c) the place where Dealer's registered office is located.

1.7 Equipment - all goods, other than inventory, of any kind and wherever located.

1.8 Floorplan Fee - that non-refundable fee payable to AFC by Dealer in the amount set forth on the Term Sheet for each Period, or portion thereof, in which an Advance for each individual item of Purchase Money Inventory is outstanding, provided that in the event no Term Sheet is executed and effective, then the Floorplan Fee shall be equal to One Hundred Dollars ($100.00). Notwithstanding the foregoing or any provision in the Term Sheet to the contrary, AFC reserves the right to charge a Floorplan Fee in a higher amount as a condition to making an Advance if, in its sole discretion, AFC determines that the circumstances so warrant.

1.9 Interest - those finance charges owed by Dealer to AFC on all outstanding Obligations, which charges shall begin to accrue, on the earlier of the date of each Advance or the date that an Obligation is incurred, compounded daily, and shall be payable at the rate and upon the terms and conditions set forth in this Note.

1.10 Late Fee - that non-refundable fee payable to AFC by Dealer, in the amount equal to the Floorplan Fee for each item of Purchase Money Inventory, assessed each week, or portion thereof, that Dealer fails to repay Obligations under this Note when due as provided by this Note. Dealer agrees that this Late Fee is a reasonable estimate of AFC's probable losses due to the delay, inconvenience, and administrative expenses associated with late payment. AFC may also include in the Late Fee an amount equal to the greater of $25 or the maximum amount permitted by law for each Check tendered to AFC, by or on behalf of Dealer, that is subsequently dishonored, in addition to any charge or fee imposed by the depository institution for each returned or dishomored item and any other charges or fees permitted by law.

1.11  Note - this Demand Promissory Note and Security Agreement.

1.12 Number of Curtailment Date Extensions - that number of times set forth on the Term Sheet, that the Curtailment Date may be extended for an item of Purchase Money Inventory pursuant to this Note, provided that in the event no Term Sheet is executed and effective, the Number of Curtailment Date Extensions shall be zero (0).

1.13 Obligations - all Advances, debts, Purchase Money Inventory Obligations, liabilities, financial obligations, charges, expenses, fees, attorney fees, costs of collection, covenants, and duties owing, arising, due, or payable from Dealer to AFC of any kind or nature, present or future, under any instrument, guaranty, or other document whether arising under this Note or any other agreement, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or become due, now existing or hereafter arising and however acquired including, without limitation, all Interest, Floorplan Fee(s) and Late Fee(s), and other expenses, costs or fees provided for herein.

1.14 Odometer Disclosure Statement - that statement of mileage for a Vehicle required, by the Motor Vehicle Information and Cost Savings Act as amended (49 U.S.C. Section 32701 ET SEQ.) and the regulations implementing same (49 C.F.R. Section 580 ET SEQ.), to be provided to a Vehicle transferee by the transferor.

1.15 Period - that number of days set forth on the Term Sheet, beginning on the date of an Advance and ending on the Curtailment Date that an item of Purchase Money Inventory will be financed by AFC pursuant to this Note, provided that in the event no Term Sheet is executed and effective, then the Period shall be thirty (30) days.

1.16 Purchase Money Inventory - any and all Vehicles, vehicle parts, or goods of any kind, now or hereafter acquired by Dealer with an Advance.

1.17 Purchase Money Inventory Obligations - the liabilities owing, arising, due, or payable from Dealer to AFC with respect to specific Advances for specific items of Purchase Money Inventory now existing or hereafter arising.

1.18 Retail Installment Contract - that contract of sale and security agreement, whether or not constituting chattel paper under Article 9 of the UCC, whereby Dealer sells Purchase Money Inventory to a retail customer in the ordinary course of Dealer's business.

1.19 Term Sheet - that agreement in effect from time to time executed by Dealer and AFC containing information including but not limited to the Floorplan Fee, Interest and Period, in the form similar to Exhibit A.

1.20 Title - the certificate of title or other document issued by a duly authorized state, province or government agency evidencing ownership of a Vehicle.

1.21 UCC - the Uniform Commercial Code as enacted in Indiana and amended from time to time. Any term used in the UCC and not defined herein has the meaning given to the term in the UCC as presently enacted in Indiana or modified hereafter.

1.22 Vehicle - a vehicle, the ownership of which is embodied in a Title, driven or drawn by mechanical power, manufactured primarily for use on the public streets, roads, and highways.

1.23 Terms and Conditions - All provisions of this Note, excluding any language specifically referencing Dealer by individual or business name or address, or referencing the dollar amount of Dealer's Aggregate Advance Limit.

2.0   FINANCING PROCEDURES.

2.1 DISCRETIONARY ADVANCES. AFC may, in its sole discretion, from time to time make an Advance to or on behalf of Dealer for the purpose of enabling Dealer to purchase and/or hold Purchase Money Inventory for resale, and for other purposes as provided herein. Dealer acknowledges and agrees that AFC may, with or without cause, refuse to make an Advance. Dealer further agrees that AFC's decision to make an Advance shall be binding only if it is in writing and signed by AFC. Dealer and AFC agree that Dealer is not obligated to finance any Purchase Money Inventory, or any other assets through AFC.

2.2 ADVANCE REQUESTS: PURCHASE MONEY INVENTORY. Dealer may request an Advance for the purpose of enabling Dealer to purchase and hold an item of Purchase Money Inventory for resale by providing AFC with: (a) a copy of the bill of sale which indicates the vendor and the actual purchase price of the Purchase Money Inventory; and (b) as to Vehicles, a completed Odometer Disclosure Statement and the Title duly assigned to Dealer.

2.3 ADVANCE REQUESTS: OTHER PURPOSES. Dealer may request an Advance for purposes other than enabling Dealer to purchase and hold an item of Purchase Money Inventory for resale by providing AFC with: (a) a written request setting forth the purpose for the requested Advance, and (b) such other information as AFC may require. If AFC elects to make any such Advance, the Advance shall be deemed an additional Obligation under this Note from the date on which the Advance is made.

2.4 CONDITIONS TO ADVANCES. As a condition precedent to an Advance, Dealer shall deliver to AFC, at AFC's request, a certificate in a form acceptable to AFC certifying that (a) no Event of Default has occurred or is continuing, (b) Dealer is in complete compliance with the terms and conditions of this Note, (c) all prior Advances made for the purpose of enabling Dealer to purchase an item of Purchase Money Inventory have only been used to purchase Vehicles encumbered by this Note, (d) no material adverse affect to the operation or prospects of Dealer (financial, business, labor or otherwise) exists or is threatened, (e) no checks issued by Dealer to AFC have been dishonored, and (f) such other information as AFC may request. In addition, if the Advance request is for the purpose of enabling Dealer to purchase and hold an item of Purchase Money Inventory for resale, Dealer shall deliver to AFC, at AFC's request, a certificate in a form acceptable to AFC, certifying that the Advance will only be used to purchase Vehicles encumbered by this Note.

2.5 ADVANCES WITHOUT REQUEST. If at any time Dealer is in default on any obligation to a third party, AFC may in its sole discretion elect, but is not required, to make payment or transfer on Dealer's behalf to the third party, in any amount up to the total obligation owed by Dealer to the third party, as a means of satisfying Dealer's obligation to the third party in whole or in part. If AFC elects to make any such payments or transfers, they shall be deemed additional Obligations under this Note from the date on which the payment or transfer is made. Such payments or transfers may be made without prior notice to Dealer and without regard to any Aggregate Advance Limit then in effect for Dealer.

2.6 REPAYMENT OF PURCHASE MONEY INVENTORY OBLIGATIONS AND OBLIGATIONS. Dealer shall pay to AFC at the offices of AFC the Purchase Money Inventory Obligations, on demand and without notice, with respect to an item of Purchase Money Inventory on the earlier of: (a) forty-eight (48) hours after the disposition by sale or otherwise of an item of Purchase Money Inventory; or (b) the Curtailment Date. AFC shall apply such payments to the Purchase Money Inventory Obligation incurred from said item of Purchase Money Inventory. Notwithstanding anything herein to the contrary including Sections 3.0 and 4.0 if, after the disposition by sale or otherwise and subsequent payment to AFC as delineated above, a shortage exists between any payments received by AFC and the Purchase Money Inventory Obligation with respect to an item of Purchase Money Inventory, that shortage shall be considered an Obligation owed by Dealer to AFC and secured with Collateral other than Purchase Money Inventory. Dealer shall pay to AFC at the offices of AFC all Obligations, on demand and without notice, relating to an item of Purchase Money Inventory on the earlier of:
      (a) forty-eight (48) hours after the disposition by sale or otherwise of an item of Purchase Money Inventory; or (b) the Curtailment Date. Dealer shall pay to AFC at the offices of AFC all other Obligations, on demand and without notice. The order and method of application of such payments of the Obligations, excluding payments with respect to Purchase Money Inventory Obligations, shall be in the discretion of AFC.

2.7 EXTENSION OF CURTAILMENT DATE. If Dealer is in compliance with all other provisions of this Note, AFC may, in its sole discretion, permit an extension of the Curtailment Date relative to an item of Purchase Money Inventory for a Period, upon the payment of Interest, Floorplan Fee(s) and a minimum of Percent (%) of the outstanding Advance relating to such item of Purchase Money Inventory.

2.8 PRESUMPTIONS REGARDING OUTSTANDING BALANCE. The date and amount of each Advance made by AFC and of each repayment of principal or interest thereon shall be recorded by AFC. The aggregate unpaid principal amount, interest, fees, and other Obligations so recorded by AFC shall constitute prima facie evidence of the sums owing and unpaid under this Note; provided, however, that the failure by AFC to so record any such amount or any error in so recording any such amount shall not limit or otherwise affect the liability of Dealer under this Note to repay the Obligations.

2.9 PURCHASE MONEY INVENTORY AND TITLE CONTROL. At any and all reasonable times Dealer shall allow AFC's officers, employees, agents, attorneys, designees and representatives (including but not limited to representatives of AutoVin, Inc.) access to Dealer's books and records and the Dealer's Place of Business for the purpose of conducting an audit of Dealer's inventory to determine that any and all items of Purchase Money Inventory for which an Advance is outstanding are in fact in Dealer's custody and control. Dealer agrees to pay all of AFC's expenses in conducting such audit. Dealer may request the Title to a Vehicle or Vehicles held by AFC for purposes of correcting same or taking said Vehicle(s) to an auction. If AFC in its sole discretion agrees with such request, Dealer shall deliver to AFC a check or draft in an amount equal to the Advance(s) relating to such Vehicle(s). Unless such Title(s) are returned to AFC within the time period established by AFC, AFC may deposit or present such check or draft for payment and any outstanding Obligation(s), Floorplan Fee(s) or accrued interest relating to Advance(s) for such Vehicle(s) shall become immediately due and payable.

2.10 AUTHORIZATION OF AFC. By execution of this Note, Dealer authorizes AFC and any of its officers or employees to execute and file, on behalf of Dealer and without Dealer's signature, original financing statements, amendments, continuation statements, and any other documents AFC deems necessary or desirable to protect its interests. Dealer authorizes AFC to supply any omitted information and correct errors in any document executed by or on behalf of Dealer, and to contact any bank or other depository institution to obtain account information concerning Dealer. Dealer authorizes AFC to obtain credit information from a credit bureau, and any financial institutions or trade creditor that Dealer has provided as well as other credit investigation that AFC in AFC's sole discretion deems necessary. Dealer also authorizes AFC to contact any third parties to disclose information, including information contained in this application, for the purpose of, among other things, obtaining intercreditor agreements and perfection of AFC's security interest. Further, if a credit line is granted, Dealer authorizes AFC to review Dealer's account periodically, which could include obtaining additional credit reports. In addition, Dealer shall execute the Power of Attorney attached hereto as Exhibit B.

3.0 GRANT OF SECURITY INTEREST. To secure Dealer's prompt payment of the Purchase Money Inventory Obligations, Dealer hereby grants to AFC a lien and a purchase money security interest in the Purchase Money Inventory and the Titles thereto. To secure Dealer's prompt payment of the Obligations, Dealer hereby grants to AFC a lien and security interest in all of the Collateral except the Purchase Money Inventory. Dealer understands and agrees that AFC at all times intends to maintain the status of a purchase money secured creditor with priority rights in the Purchase Money Inventory as provided under the UCC. Therefore, to the extent purchase money status can still be maintained under applicable law, Dealer also grants AFC a lien and a security interest as follows: (a) the Purchase Money Inventory also secured Obligations that are not Purchase Money Inventory Obligations, and (b) Collateral that is not Purchase Money Inventory also secures Purchase Money Inventory Obligations.

4.0 SALES OF PURCHASE MONEY INVENTORY. Unless and until an Event of Default shall have occurred, Dealer may sell the Purchase Money Inventory to bona fide buyers in the ordinary and regular course of Dealer's business, but nothing herein shall be deemed to waive or release any interest AFC may have hereunder or under any other agreement in any proceeds or replacements of the Purchase Money Inventory. Upon the sale of any item of Purchase Money Inventory, Dealer shall hold the amount received from the disposition of inventory in Trust for the benefit of AFC and Dealer shall pay to AFC, in accordance with Section 2.6, an amount equal to the unpaid balance of the Purchase Money Inventory Obligations and Obligations relating to such Purchase Money Inventory.

5.0 DEALER'S COVENANTS. Until payment in full of all of the Obligations or unless AFC shall otherwise consent in writing, Dealer covenants and agrees as follows:

5.1 DISPOSITION OF PURCHASE MONEY INVENTORY. Unless Purchase Money Inventory is the subject of a Retail Installment Contract that satisfies the requirements of Section 6.7 or is sold pursuant to Section 4.0, Dealer shall not attempt to or actually, sell, lease, transfer, mortgage, encumber, or otherwise dispose of the Purchase Money Inventory, any part thereof, or any interest therein, or remove, for a period exceeding twenty-four (24) hours, any item of Purchase Money Inventory from the Dealer's Place of Business. In addition, Dealer shall keep the Purchase Money Inventory free from any lien, security interest, mortgage, claim, charge or other encumbrance, other than those granted pursuant to this Note or permitted in writing by AFC.

5.2 UNCONDITIONAL PAYMENT OBLIGATION. Dealer's obligation to make full payment under this Note is unconditional and shall not be affected by claims or disputes Dealer may have against any other person, including but not limited to claims or disputes Dealer may have against any person or entity who transferred, conveyed, or sold one or more Vehicles to Dealer.

5.3 MAINTENANCE OF COLLATERAL. Dealer shall keep and maintain the Purchase Money Inventory in good repair and safe condition, and not cannibalize, alter or substantially modify the Collateral, nor secrete or conceal the Collateral.

5.4 DEALER'S BOOKS AND RECORDS. Dealer has kept and shall continue to keep true and accurate books and records concerning its business affairs and the Collateral. Such books and records shall contain full and correct entries of all business transactions and shall be kept in accordance with generally accepted accounting principles consistently applied. Dealer shall at least annually and upon request furnish financial statements to AFC based upon said books and records and upon request shall permit AFC to make extracts from and receive from Dealer originals or true copies of Dealer's books and records and any papers relating to the Collateral. All financial statements submitted to AFC shall fairly present the financial condition of Dealer and any other person or entity identified in such financial statements as of the preparation date. Dealer shall notify AFC, in writing, of any material adverse change in the financial condition of Dealer as compared to any prior financial statements submitted to AFC.

5.5 INSURANCE. Dealer shall keep the Collateral insured against such risks and in an amount equal to the Aggregate Advance Limit or such lesser amount as AFC may from time to time permit and with such insurer or insurers as AFC may from time to time approve. Dealer shall provide AFC, or AFC's designees, with copies of its policies of insurance covering the Collateral together with evidence that the premium therefor has been paid and that AFC has been named as loss payee or additional insured on such policies. The proceeds of loss under such policies are hereby assigned to AFC. If AFC determines, in its sole discretion, that Dealer has not maintained adequate insurance coverage for the Collateral, AFC may, but has not obligation to, purchase a policy or policies of insurance (through forced placement or otherwise) any may treat amounts so expended as additional Obligations. The risk of loss or damage to the Collateral shall at all times remain solely with Dealer.

5.6 LITIGATION NOTICE. Dealer shall provide to AFC within five (5) days after service of process, notice of any litigation, arbitration, or other proceeding by or before any court, governmental agency, or entity affecting Dealer.

5.7 TAXES. Dealer has paid and shall pay all taxes and assessments relating to its business affairs and shall pay all taxes and assessments at any time levied on the Collateral as and when the same become due and payable in the ordinary course. If Dealer fails to pay taxes or assessments relating to the Collateral, AFC may, but has no obligation to, pay said taxes or assessments and may treat amounts so expended as additional Obligations.

5.8 FURTHER ASSURANCES. Dealer shall execute any and all documents necessary to confirm an Advance or perfect AFC's lien and security interest in the Collateral. Dealer shall, at any time and at the request of AFC, assign in writing any or all Retail Installment Contracts and deliver the originally executed Retail Installment Contracts to AFC.

5.9 ACKNOWLEDGMENTS. Dealer acknowledges that AFC has relied on Dealer's Covenants and Dealer's Representations and Warranties as delineated in this Note, and is not charged with any contrary knowledge that may be ascertained by examination of the public records, or that may have been received by any officer, director, agent, employee, representative or shareholder of AFC.

5.10 CHANGES IN DEALER'S BUSINESS. Upon the execution of this Note, Dealer shall provide AFC with a document listing Dealer's Place of Business. Dealer shall provide AFC written notice within 30 days of any of the following: (a) any change in Dealer's Place of Business or chief executive office, (b) any change in the corporate, business or ownership structure of Dealer, (c) any change in the state or jurisdiction of incorporation, organization or business entity registration of Dealer, (d) any change in the legal name or trade name of Dealer, (e) any consolidation or merger with any other person or entity, (f) any change in control of Dealer, (g) any sale, transfer or insurance of equity securities or reclassification, readjustment or other change in capital structure, or (h) any amendment to Dealer's articles, by-laws or other organizational documents.

5.11 NOTICE TO ACCOUNT DEBTORS. Dealer shall, at any time and at the request of AFC, notify any or all account debtors or obligors that AFC has the right to enforce Dealer's rights against the account debtors or obligors, that AFC has a security interest in the accounts and chattel paper, and that the account debtors and obligors must direct payment to AFC.

5.12 GUARANTIES. At the request of AFC prior to the execution of this Note and at any time thereafter, Dealer shall deliver to AFC a duly executed guaranty or guaranties of a third party or parties in the form attached hereto as Exhibit C.

5.13 CONTROL AGREEMENTS. Dealer shall cooperate with AFC in obtaining control agreements in form and substance satisfactory to AFC with respect to Collateral consisting of deposit accounts, certificates of deposit, investment property, letter of credit rights and electronic chattel paper. In the event satisfactory control agreements cannot be obtained, Dealer shall cooperate with AFC in placing the account or other property in AFC's name as owner or co-owner.

6.0 DEALER'S REPRESENTATIONS AND WARRANTIES. On the date of this Note and until the Obligations are paid in full and Dealer has performed all of its obligations hereunder, the representations and warranties contained in this Note and every factual matter in any other document delivered to AFC by or on behalf of Dealer shall be true and correct in all material respects and will remain true and correct.

6.1 PERMITS AND LICENSES. Dealer has all applicable permits and licenses necessary to conduct business as a retail or wholesale seller, as applicable, of the Collateral. Dealer has all required government certificates, licenses, registrations, and charters to operate as the entity or business type identified and is in good standing with all applicable governmental authorities. Dealer shall comply with, and not permit any violation by its agents or employees of, all applicable laws, regulations, and orders of public authorities relating to Dealer's business affairs and the Collateral.

6.2 AUTHORITY. The undersigned is legally competent, and has been duly authorized by all necessary action, to execute and deliver this Note and consummate all of the transactions contemplated hereby. Dealer has now and will have at the time of each Advance full right, power, and authority to borrow in the manner and on the terms and conditions set out in this Note, and to grant AFC the lien and security interest granted in this Note without the consent or approval of any third party or public authority.

6.3 OWNERSHIP. Dealer has now and will have at the time of each Advance good and marketable title to the Purchase Money Inventory, free and clear of all liens, security interests, mortgages, charges, claims, and other encumbrances or interests whatsoever, except the lien and security interest granted under this Note, or except as permitted by AFC in writing or acknowledged by AFC's written notification to such third party advising such third party of AFC's purchase money security interest in the Purchase Money Inventory and the proceeds thereof.

6.4 ENFORCEABILITY. This Note, and any other agreements or documents contemplated herein or executed in connection herewith, constitute valid and binding obligations of the Dealer and all are enforceable in accordance with their respective terms.

6.5 LITIGATION. No legal, arbitration, or administrative proceedings are pending or threatened against Dealer which could reasonably affect the Collateral or which materially and adversely affect the properties, business, prospects, or condition, financial or otherwise, of the Dealer or Dealer's ability to honor its obligations hereunder.

6.6 CHECK REPRESENTATIONS. With each and every payment to AFC by Check, Dealer represents and warrants (regardless of whether Dealer is the drawer of the Check), that, at the time of issuance of the Check and at the time such Check may be presented for payment, the account upon which such Check is drawn contains immediately available funds sufficient for payment of that Check and all other Checks issued or outstanding at that time.

6.7 RETAIL INSTALLMENT CONTRACT REPRESENTATIONS. With respect to each Retail Installment Contract: (a) Dealer is the owner thereof; (b) Dealer has made all filings, recordations, and has taken all necessary actions (including registration on a certificate of title) which are required to perfect Dealer's interest with respect to the Collateral therein; (c) such Retail Installment Contract is the result of a bona fide transaction entered into in the ordinary course of Dealer's operations; (d) such Retail Installment Contract is true, valid, genuine, binding, and enforceable in accordance with the written terms thereof; (e) such Retail Installment Contract is the only chattel paper with respect to the subject thereof; (f) such Retail Installment Contract is and will continue to be free from all defenses, setoffs, and counterclaims of any kind; (g) such Retail Installment Contract conforms with all applicable laws; (h) except as to any interest disclosed in writing to AFC, such Retail Installment Contract is free from all security, liens, and/or encumbrances; and (i) the property which is the subject of the Retail Installment Contract has been delivered to the retail purchaser under such Retail Installment Contract.

6.8. LOT REPRESENTATION. All Vehicles located at Dealer's place of business constitute inventory for resale in the ordinary course of Dealer's business unless the Vehicle is plainly marked otherwise. None of the Vehicles are in Dealer's possession pursuant to a consignment or other agreement providing that someone other than Dealer is the Vehicle's owner or has rights in the Vehicle superior to the rights of Dealer or AFC, unless (a) AFC has been notified in writing that such Vehicles are in Dealer's possession and (b) the Vehicles are plainly so marked and identified.

6.9. NAME OF DEALER. Dealer's legal name is precisely the name set forth as such on the last page of this Note.

6.10. STATE OF ORGANIZATION. Dealer's state of incorporation, organization or other business entity registration is the state or jurisdiction set forth as such on the last page of this Note. Upon request, Dealer shall furnish to AFC an official certificate from the appropriate governing authority evidencing the current legal status of Dealer's business organization.

7.0 EVENT OF DEFAULT. Each and every one of the following events shall be considered an Event of Default:

7.1 the default in any payment or repayment when due of any of the Purchase Money Inventory Obligations or Obligations, as provided in the Note;

7.2 AFC's deeming itself insecure regarding the Collateral or the possibility of Dealer's default in any payment or repayment of any of the Obligations;

7.3 AFC's receipt of any report indicating that AFC is not prior to all other liens, security interests, mortgages, charges, claims, encumbrances or interests of any kind in the Purchase Money Inventory;

7.4 the default in payment or performance of any debt or obligation of Dealer whether to AFC or to a third party;

7.5 AFC determining, in its sole discretion, that any covenant, warranty, representation, or statement made by Dealer in connection with this Note, related documents, any Advance or otherwise to or for the benefit of AFC has been breached or is false or misleading;

7.6 the loss, theft, damage, destruction, sale (except as permitted by Section 4.0), or encumbrance of the Collateral, or the making of any levy, seizure, attachment, or execution against Dealer or any of its property;

7.7 the inability of Dealer or any guarantor to pay debts as they mature, insolvency of Dealer or any guarantor, appointment of a receiver for Dealer or any guarantor, assignment for the benefit of creditors by Dealer, commencement of any proceeding under any bankruptcy or insolvency law by or against Dealer or any guarantor, or entry of or issuance of any order of attachment, execution, sequestration, or other order in the nature of a writ is levied upon the Collateral;

7.8 the death or incompetency of Dealer if Dealer is an individual or any guarantor, or the death, incompetency, or resignation of a principal stockholder, officer, or manager of Dealer or any guarantor;

7.9 dissolution, merger or consolidation, or transfer of any substantial part of the property of Dealer or of any guarantor; or

7.10 AFC's determination, in its sole discretion, that control contests or other management disputes within or regarding the Dealer threaten or may threaten the timely repayment of the Obligations by Dealer.

8.0   REMEDIES.

8.1 Whenever an Event of Default shall exist, or at any time thereafter (such a default not having previously been cured), AFC, at its option and without demand or notice of any kind, may declare the Obligations to be immediately due and payable. Upon such Event of Default, AFC shall have the rights and remedies of a secured party under the UCC with respect to the Collateral, and any other rights or remedies at law, in equity by agreement or otherwise. AFC shall have the right to pursue any of its rights and remedies separately, successively or concurrently, and the exercise of any right or remedy shall not preclude its subsequent exercise at a later time or the exercise of other rights or remedies. Without limiting the foregoing, AFC may (a) notify any or all creditors, account debtors or obligors of Dealer's default or of the security interest of AFC in Dealer's accounts or chattel paper and direct payment of same to AFC;
      (b) demand, receive, sue for and give receipts or acquittances for any moneys due or to become due on any account receivable, Retail Installment Contract, or under any chattel paper or endorse any item representing any payment on or proceeds of the Collateral; (c) assent to any or all extensions or postponements of time of payment or any other indulgence in release of the Collateral, to the addition or release of acceptance of partial payments and the settlement, compromise or adjustment of such claims, all in a manner and at times as AFC shall deem advisable; (d) execute and deliver for value all necessary or appropriate bills of sale, documents of title, and other documents and instruments in connection with the management or disposition of the Collateral or any part thereof; (e) hold, store, keep idle, lease, operate, remove, or otherwise use or permit the use of the Collateral or any part of it, for that time and upon those terms as AFC, in its sole discretion, deems it to be in its own best interests; and (f) take possession of the Collateral and sell the same. For all such purposes, AFC may, without prior notice, enter upon the premises on which the Collateral is situated (or is believed to be situated) and either cause the Collateral to remain on, be stored on, or managed at such premises at Dealer's expense, pending sale or other disposition of the Collateral or remove the Collateral to such other place as AFC shall determine. Notwithstanding the foregoing rights, Dealer shall, upon AFC's demand, make the Collateral available to AFC at a place to be designated by AFC which is reasonably convenient to both parties. Dealer hereby consents to the appointment of a receiver by any court of competent jurisdiction without necessity of notice, hearing, or bond.

8.2 PROCEDURES. AFC may comply with any provision of this Note and any applicable state or federal law requirements in connection with a disposition of the Collateral, and compliance will not be considered adversely to affect the commercial reasonableness of any sale of Collateral. AFC may sell Collateral without giving any warranties and may specifically disclaim warranties, including warranties of title and the like. AFC shall not be liable or accountable for the failure to seize, collect, realize, sell, or obtain possession or payment of all or any part of the Collateral and shall not be bound to institute proceedings for the purpose of seizing, collecting, realizing, selling or obtaining possession or payment of same or for the purpose of preserving any rights of AFC, Dealer or any other person. AFC shall not have any obligation to take any steps to preserve rights against prior parties to any Collateral, whether or not in AFC's possession, and shall not be liable for failure to do so.

8.3 NO OBLIGATION TO PURSUE OTHERS. AFC shall have no obligation to attempt to satisfy the Obligations by collecting them from any other person liable for them, and AFC may release, modify or waive any Collateral provided by any other person to secure any of the Obligations, all without affecting AFC's rights against Dealer. Dealer waives any right it may have to require AFC to pursue any third person for any of the Obligations.

8.4 SALES ON CREDIT. If AFC sells any of the Collateral on credit, Dealer will be credited only with payments actually made by the purchaser, received by AFC and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, AFC may resell the Collateral and Dealer shall be credited with the proceeds of the sale.

8.5 NOTICE OF SALE. Dealer agrees that the Vehicles are a type of collateral customarily sold on a recognized market and that AFC therefore has no obligation to notify Dealer, or any other person, prior to their sale. In the event AFC does send notice prior to sale of any Collateral, Dealer agrees that the sending of notice, whether delivered personally, by courier service or by certified or registered mail to any address of Dealer set forth in this Note, of the time and place of any public sale or the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof. AFC may, without further notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place at which it was announced at the sale so adjourned.

8.6 ACTION AGAINST BOND. To the extent not prohibited by law, Dealer authorizes AFC to proceed in an action to collect on or against any bond posted by Dealer with any state or local authorities.

8.7 NO MARSHALLING. AFC shall have no obligation to marshal any assets in favor of Dealer, or against or in payment of the Note, any Obligations or any other obligation owed to AFC by Dealer or any other person.

8.8 RIGHT OF SET-OFF. Upon the occurrence and during the continuance of an Event of Default, AFC is authorized at any time and from time to time, without notice to Dealer, to set-off and apply, directly or through any of AFC's affiliates, any and all deposits (whether general or special, time or demand, provisional or final, or otherwise) and other assets and properties at any time held in the possession, custody or control of AFC or its affiliates, and any indebtedness at any time owing by AFC or its affiliates to or for the credit, account or benefit of Dealer, against any and all of Dealer's Obligations.

9.0   GENERAL.

9.1 INDEMNIFICATION. Dealer shall indemnify and hold AFC harmless from and against any and all liabilities, loss, damage, costs, or expenses of whatever kind or nature relating to claims of third parties arising out of or in any way connected to this Note or Dealer's business affairs including, without limitation, attorneys' fees and expenses incurred both in the defense of any action against AFC and in any action to enforce these indemnity rights as against the Dealer.

9.2 NO PARTNERSHIP; JOINT VENTURE; DEALER'S BUSINESS AFFAIRS. Notwithstanding anything to the contrary herein contained or implied, AFC, by this Note or by any action pursuant hereto, shall not be deemed to be a partner or joint venture of Dealer. Dealer furthermore agrees that notwithstanding the conditions of lending herein, the purchase or sale of Vehicles or Equipment by Dealer is in the ordinary course and, prior to an Event of Default, at the discretion and subject to the business judgment of Dealer. AFC has no responsibility or liability of any kind with regard to the quantity, quality, condition, purchase price, or marketability of any item of Purchase Money Inventory. AFC is not a party to any loss or gain in the sale of any Purchase Money Inventory sold by Dealer.

9.3 EXPENSES. Dealer agrees to pay in the ordinary course all AFC's expenses and costs incidental to the financing provided for under this Note. Such costs shall include, but are not limited to, fees and out-of-pocket expenses incurred by AFC or its counsel (including paralegals and similar persons) and any filing fees, stamp taxes, insurance or other charges associated with the creation, perfection, or maintenance of the security interest granted herein. Dealer agrees that if it fails or refuses to pay any taxes or assessments relating to the Collateral or maintain proper insurance coverage for the Collateral, AFC may, but has no obligation to, pay said taxes or assessments and purchase a policy or policies of insurance and may treat amounts so expended as additional Obligations. Any amount so paid or advanced by AFC, plus related costs, shall be repaid by Dealer on demand and shall bear interest at the highest rate permitted by law from the date of such payment or advance.

9.4 NOTICES. All notices, requests, or other communications by Dealer required by, permitted under, or relating to this Note shall be in writing. Any notice shall be effective (a) if delivered personally (or by courier) with signed receipt therefor, or (b) three days after dispatch, if delivered via certified or registered U.S. Mail, postage prepaid and addressed as follows:

       IF INTENDED FOR AFC
       Automotive Finance Corporation
       310 East 96th Street, Suite 300
       Indianapolis, IN 46240

       IF INTENDED FOR DEALER

      All such notices shall be deemed reasonably and promptly given if the effective date thereof is at least five days prior to the event with respect to which notice is given.

9.5 MERGER, MODIFICATION; HEADINGS; WAIVER. This Note and the documents contemplated hereby are intended by the parties as an amendment and restatement of any prior Promissory Note and Security Agreement or agreements with regard to the subject matter hereof. Notwithstanding the foregoing, this Note and the documents contemplated hereby contain the entire agreement of the parties with regard to the subject matter hereof, and shall be binding upon and inure to the benefit of the successors and assigns of the parties; however, no obligation or rights of Dealer shall be assignable. Dealer authorized AFC to alter, amend or modify the Terms and Conditions of this Note at any time by posting a copy of such altered, amended or modified Terms and Conditions in a prominent location at AFC offices accessible to Dealer or at another physical or electronic location accessible to Dealer or the general public. Any request for an Advance by Dealer and subsequent Advance by AFC pursuant to Sections 2.1, 2.2 or 2.3 shall constitute the assent of the parties to the Terms and Conditions in effect at that time. The provisions of this Note may not be altered, amended, or modified by Dealer except in a writing signed by both parties. The parties acknowledge that the headings herein are for convenience only and shall not be considered in the interpretation of this Note.

9.6 USURY. Any provisions of this Note to the contrary notwithstanding, at no time shall Dealer be obligated to pay interest at a rate which could subject AFC to either civil or criminal liability as a result of interest being in excess of the maximum rate Dealer is permitted by law to contract or agree to pay. In such circumstances, the rate of interest hereunder shall be deemed to be immediately reduced to such maximum rate, and such interest and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Obligations as of the date such payment was made. Any such excess shall be held by AFC for Dealer's benefit without interest and shall be subject to setoff by AFC.

9.7 NO WAIVER. No delay or omission by AFC to exercise any right or remedy shall (a) impair any right or remedy, (b) waive any default or operate as an acquiescence to any Event of Default, or (c) affect any subsequent default, right or remedy of the same or of a different nature.

9.8 DEMAND NATURE OF CREDIT FACILITY. Dealer acknowledges and agrees that the financing evidenced by this Note is payable upon demand. Nothing in this
      Note is intended to nor shall be deemed to change the demand nature of this Note, including, without limitation, any reference to Events of Default, to annual financial statements, to Curtailment Dates, to Periods, or otherwise. Dealer acknowledges and agrees that AFC, at any time, without notice and with or without reason, may demand that this Obligation be immediately paid in full. The Dealer acknowledges that demand may be made by AFC even if the Dealer is in compliance with each and every term of this Note.

9.9 SIGNATURE. AFC and Dealer expressly agree that AFC may, at AFC's option, execute this Note and the documents contemplated hereby by way of a signature stamp or other authorized facsimile signature of an AFC officer. AFC and Dealer expressly agree that except as authorized under Section
      2.10 or the attached Power of Attorney, Dealer may only execute this Note and the documents contemplated hereby by way of an original signature and not by way of a facsimile thereof.

9.10 ENFORCEMENT. AFC and Dealer intend and believe that each provision in this Note complies with all applicable ordinances, laws, statutes and judicial and administrative decisions; however, if any provision in this Note is found by a court of law to be in violation of any applicable ordinances, laws, statutes, judicial or administrative decisions, or public policy, then it is the intent of the parties of this Note that such provision be given force to the fullest possible extent that it is legal, valid and enforceable, that the remainder of this Note shall be construed as if such provision were not contained herein and that the remainder of this Note continue in full force and effect.

9.11 JURISDICTION AND CHOICE OF LAW. THIS NOTE AND ANY AND ALL AGREEMENTS OR AUTHORIZATIONS EXECUTED BY DEALER OR AFC IN CONNECTION HEREWITH SHALL BE GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF INDIANA, AS AMENDED FROM TIME TO TIME, WITHOUT RESORT TO PRINCIPLES OF CONFLICTS OF LAWS. BY EXECUTION OF THIS NOTE, DEALER SUBMITS TO THE PERSONAL JURISDICTION OF THE COURTS OF THE STATE OF INDIANA AND TO VENUE IN THE CIRCUIT AND SUPERIOR COURTS OF MARION COUNTY, INDIANA. ANY ACTION INITIATED BY DEALER AGAINST AFC RELATING TO THIS NOTE SHALL BE FILED AND CONDUCTED SOLELY IN SAID COURTS. AFC MAY BRING ANY SUIT AGAINST DEALER UNDER OR RELATED TO THIS
      NOTE IN ANY COURT OF COMPETENT JURISDICTION, AND DEALER HEREBY CONSENTS TO AFC'S CHOICE IN FORUM. DEALER FURTHER WAIVES ANY RIGHT WHICH IT MAY HAVE TO REMOVE SUCH LITIGATION OR MATTER TO A FEDERAL COURT OR TO REQUIRE THAT ANY SUCH LITIGATION OR MATTER TAKE PLACE IN A FEDERAL COURT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR AFC ENTERING INTO

      THIS  AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

9.12 WAIVER OF JURY TRIAL RIGHTS. DEALER AND AFC EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. THEREFORE, EACH PARTY, AFTER CONSULTING, OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY, FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN RESPECT TO ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THIS NOTE AND RELATED AGREEMENT(S), INSTRUMENTS OR TRANSACTIONS, OR ANY ASPECT OF THE PAST, PRESENT, OR FUTURE RELATIONSHIP OF THE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR AFC ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

9.13 TITLE PROCESSING FEES. If AFC determines that it is necessary or desirable to transfer or convert title or obtain a new or replacement title for any Vehicle, Dealer agrees to pay AFC a title transfer or processing fee not to exceed $100 for each title processed, in addition to all of AFC's expenses and costs incidental thereto, which shall include, but are not limited to, fees and out-of-pocket expenses incurred by attorneys (including paralegals and similar persons) and any filing fees or taxes.

9.14 ATTORNEYS' FEES EXPENSES AND COSTS. In addition to all other amounts payable hereunder by Dealer, Dealer agrees to reimburse AFC on demand for any and all attorneys' (including paralegals' and similar persons') fees (not less than 15% of the outstanding Obligations where not prohibited by law), accountants' fees, appraisers' fees, and all expenses and costs incurred in collecting or enforcing payment of the Obligations hereunder or in curing any default, including without limitation those fees and costs incurred (a) with or without suit; (b) in any appeal; (c) in any bankruptcy, insolvency or receivership proceeding; and (d) in any post-judgment collection proceedings, plus interest at the rate provided herein.

9.15 COMMUNICATION. Dealer authorizes AFC to a) send facsimile transmissions to Dealer at the facsimile numbers listed as Dealer's facsimile number in any communication sent from time to time to AFC by Dealer; b) make telephone calls to Dealer at the telephone numbers listed as Dealer's telephone number in any communication on sent from time to time to AFC by Dealer; c) send emails to Dealer at the email addresses listed as Dealer's email address in any communication sent from time to time to AFC by Dealer; and
      e) communicate to Dealer via any and all other forms of communications for the purpose of marketing, collection, and for any other communication needs. This permission will remain in effect until cancelled in writing by the Dealer.


DEALER'S NAME AND DEALER'S PLACE(S) OF BUSINESS:


WHEREFORE, the parties have, by their duly authorized representatives, executed this Note on the .


DEALER:                                         AUTOMOTIVE FINANCE CORPORATION

BY:                                    BY:
   ------------------------------         --------------------------------------
                                                         An AFC Officer
                                          To be executed at AFC corporate office

BY:
   ------------------------------

BY:
   ------------------------------

BY:
   ------------------------------

                                 TERM SHEET FOR
                     PROMISSORY NOTE AND SECURITY AGREEMENT

Dealer:

Date of Original Note:

         The following terms, as defined in the Demand Promissory Note and Security Agreement, shall apply effective immediately:

                  FLOORPLAN FEE: The Floorplan Fee shall be:


                  INTEREST: Interest shall accrue on all Advances under this Note at a variable rate, adjusted each business day, based upon the most recent prime rate published in THE WALL STREET JOURNAL plus:


                  NUMBER OF CURTAILMENT DATE EXTENSIONS: The Number of Curtailment Date Extensions shall be limited to:


                  PERIOD: The Period shall be:


         Executed by the undersigned duly authorized representatives effective as of the .


DEALER:                                         AUTOMOTIVE FINANCE CORPORATION

BY:                                    BY:
   ------------------------------         -------------------------------------
                                                         An AFC Officer
                                          To be executed at AFC corporate office

BY:
   ------------------------------

BY:
   ------------------------------

BY:
   ------------------------------


                                    EXHIBIT A

                                POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS:

         That pursuant to Ind. Code Section 30-5-1-1 ET.SEQ. and in accordance with the Demand Promissory Note and Security Agreement between Automotive
Finance Corporation ("AFC") and        ("Dealer"), to which reference is made
for the meaning of all capitalized terms used herein, a power of attorney is hereby conferred by the undersigned on his or her behalf and on behalf of Dealer upon AFC, an Indiana corporation, the principal office of which is located at 310 East 96th Street, Suite 300, Indianapolis, Indiana 46240 to:

         (a) act with general authority with respect to all personal property of the undersigned or Dealer and transactions involving or relating to the same;

         (b) act on behalf of the undersigned and Dealer to assign, reassign, or obtain titles in connection with transactions involving Purchase Money Inventory, Collateral and other property of the undersigned or Dealer;

         (c) act on behalf of the undersigned and Dealer to prepare, sign, endorse, execute and deliver documents including, but not limited to financing statements, notes, checks, drafts, and titles in connection with transactions involving Purchase Money Inventory, Collateral and other property of the undersigned or Dealer;

         (d) act with general authority with respect to claims and litigation of or relating to Purchase Money Inventory, Collateral, and other property of the undersigned or Dealer;

         (e)  act with general authority with respect to delegating authority;

         (f) act with general authority with respect to insurance, and accounts or transactions with banks and other financial institutions, of or relating to Purchase Money Inventory, Collateral, and other property of the undersigned or Dealer; and

         (g) act with general authority regarding all other matters which AFC may, in its sole discretion, deem expedient, reasonable, or necessary in the discharge of the authority hereby conferred -- all as if done by the undersigned or Dealer directly.

         Dealer shall indemnify, defend and hold harmless AFC, its affiliates, subsidiaries, officers, directors, employees, representatives, successors, and assigns from and against any and all loss, damage, liability, claims, cause of action, and expenses of whatever kind, arising from the exercise of authority hereunder. The liability of AFC and/or any person to whom it delegates authority hereunder, to the undersigned, Dealer or any third person shall be limited to acts in bad faith. This power of attorney shall be irrevocable until such time as each and every Obligation of the undersigned and Dealer to AFC has been satisfied in full. The revocation or termination hereof shall be ineffective unless and until actual notice or knowledge of such revocation or termination shall have been received by the parties acting under this power of attorney. The undersigned represents and warrants that he/she is a duly authorized agent of Dealer and by execution of this Power of Attorney, Dealer is lawfully bound to and obligated by the terms hereof. This power of attorney shall be governed by the substantive laws of the State of Indiana without resort to principles of conflicts of law.

         By:                                    By:
             ----------------------------          -----------------------------
         By:                                    By:
             ----------------------------          -----------------------------
         By:                                    By:
             ----------------------------          -----------------------------
         By:                                    By:
             ----------------------------          -----------------------------

STATE OF _______________________            COUNTY OF _____________________

         Before me the undersigned, a Notary Public in and for the said County and State, personally appeared the above-referred individual(s) who acknowledged the execution of the foregoing Power of Attorney this _____ of __________________, ________.


                                    My Commission Expires:
----------------------------                               ---------------------
(Notary Public Signature)


                                    My County of Residence:
----------------------------                               ---------------------
(Printed Name)


                                    EXHIBIT B

                      UNCONDITIONAL AND CONTINUING GUARANTY

TO:      AUTOMOTIVE FINANCE CORPORATION

DATE:

         [NOTE: Maker/Primary obligor on Note should also sign Guaranty]

         FOR VALUE RECEIVED, and in consideration of credit and services given or to be given to ("Debtor") by Automotive Finance Corporation ("AFC"), the undersigned hereby jointly and severally guaranty the full and prompt payment, when due, whether by acceleration or otherwise, together with interest and all costs, expenses and attorneys' fees, of any and all obligations of the Debtor to AFC including such indebtedness as may be encompassed by the term "Obligations" as defined in the Demand Promissory Note and Security Agreement executed by and between AFC and Debtor, as amended, supplemented or modified from time to time, whether or not such amounts exceed any advance limit applicable to Debtor or communicated to the undersigned (hereinafter collectively referred to as the "Liabilities"). This is an irrevocable, unconditional and continuing guaranty; it shall cover and secure any amount at any time owing on the Liabilities.

         The undersigned each hereby waive any and all presentment, demand, protest and notice of dishonor, non-payment or other default with respect to any of the Liabilities. The undersigned each hereby grant to AFC full power to deal in any manner with the Liabilities without notice to the undersigned, including, but without limiting the generality of the foregoing, the following powers: (a) to modify or otherwise change any terms of all or any part of the Liabilities or the rate of interest thereon, to grant any extension or renewal thereof, and any other indulgence with respect thereto, and to effect any release, compromise or settlement with respect thereto; and (b) to enter into any agreement of forbearance with respect to all or any part of the Liabilities or with respect to all or any part of the collateral related thereto and to change the terms of any such agreement. The obligations of the undersigned hereunder shall not be released, discharged or in any way affected, nor shall the undersigned have any rights or recourse against AFC by reason of any action AFC may take or omit to take under the foregoing powers.

         If a claim is made upon AFC at any time for repayment or recovery of any amount(s) or other value received by AFC, from any source, in payment of or on account of any of the Liabilities of the Debtor guarantied hereunder and AFC repays or otherwise becomes liable for all or any part of such claim by reason of: (a) any judgment, decree or order of any court or administrative body having competent jurisdiction; or (b) any settlement or compromise of any such claim, the undersigned shall remain jointly and severally liable to AFC hereunder for the amount so repaid or for which AFC is otherwise liable to the same extent as if such amount(s) had never been received by AFC, notwithstanding any termination hereof or the cancellation of any note, instrument, or other agreement evidencing any of the Liabilities.

         In case the Debtor shall fail to pay all or any part of the Liabilities when due, whether by acceleration or otherwise, according to the terms thereof, the undersigned will immediately pay the amount due and unpaid by the Debtor in like manner as if such amount constituted the direct and primary obligation of the undersigned. AFC shall not be required, prior to any such payment by or demand on the undersigned, to make any demand upon or pursue or exhaust any of its rights or remedies against the Debtor or others with respect to the payment of any of the Liabilities.

         Notwithstanding anything to the contrary in this guaranty, the undersigned each hereby irrevocably waive(s) all rights he/she may have at law or in equity (including, without limitation, any law subrogating the undersigned to the rights of AFC) to seek contribution, indemnification, or any other form of reimbursement from the Debtor, any other guarantor, or any other person hereafter primarily or secondarily liable for any obligations of the Debtor to AFC, for any disbursement made by the undersigned under or in connection with this guaranty or otherwise. The undersigned furthermore waive: (a) all defenses based on suretyship, notice, or impairment of collateral; and (b) any defenses which the Debtor may assert on the Liabilities including but not limited to failure of consideration, breach of warranty, fraud, payment, statute of frauds, bankruptcy, lack of legal capacity, statute of limitations, lender liability, accord and satisfaction, and usury.

         This guaranty is in addition to and not in substitution for any other guaranty or other securities which AFC may now or hereafter hold for all or any part of the Liabilities, and AFC shall not be under any other obligation to marshal in favor of the undersigned any other guaranties or other securities or any monies or other assets which AFC may be entitled to receive or may have a claim upon. No loss of or in respect of or unenforceability of any other guaranties or other securities which AFC may now or hereafter hold in respect of any of the Liabilities, whether resulting from the fault of AFC or otherwise, shall in any way limit or lessen the undersigned's liability under this guaranty.

         The undersigned understand and agree that no loans made by the undersigned to the Debtor are permitted to be repaid by the Debtor while this guaranty or any indebtedness to AFC is outstanding. All debts and liabilities, present and future, of Debtor to the undersigned are hereby assigned to AFC and postponed to the Liabilities, and all monies received by the undersigned in respect thereof shall be received in trust for AFC and forthwith upon receipt shall be paid over to AFC, unless prior written authorization to the contrary has been obtained from AFC, without in any way lessening or limiting the liability of the undersigned under this guaranty. This assignment and postponement is independent of the guaranty and shall remain in full force and effect until repayment in full to AFC of all the Liabilities, notwithstanding that the liability of the undersigned under this guaranty may have been discharged or terminated.

         This guaranty shall not be discharged or otherwise affected by the death or loss of capacity of the Debtor, by any change in the name of the Debtor, or (if a partnership, limited liability company or other membership organization) by any change in the membership of the Debtor or (if a corporation) by any change in the officers, capital structure, by-laws or articles of the Debtor, by the sale of the Debtor's business or any part thereof, by the Debtor being reorganized or being amalgamated with one or more other corporations or other entities, by the Debtor becoming bankrupt or insolvent or by any other matter or thing whatsoever but shall continue to apply to all Liabilities whether incurred before or after any such event. In the case of a change in the membership of the Debtor or in the case of the Debtor being reorganized or being amalgamated with one

                                    EXHIBIT C
or more other entities, this guaranty shall apply to the liabilities of the resulting entity, and the term "Debtor" includes each such resulting entity. This guaranty shall not be discharged or otherwise affected by the death of the undersigned.

         The undersigned hereby warrants to AFC that the undersigned has by independent means made himself/herself fully aware of Debtor's financial condition. The undersigned agrees to pay all costs, expenses, and attorneys' fees incurred by AFC in the enforcement of this guaranty.

         Whenever possible each provision of this guaranty shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this guaranty.

         THIS GUARANTY SHALL BE GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF INDIANA, AS AMENDED FROM TIME TO TIME, WITHOUT RESORT TO PRINCIPLES OF CONFLICTS OF LAWS. BY EXECUTION OF THIS GUARANTY, THE UNDERSIGNED SUBMITS TO THE PERSONAL JURISDICTION OF THE COURTS OF THE STATE OF INDIANA AND TO VENUE IN THE CIRCUIT AND SUPERIOR COURTS OF MARION COUNTY, INDIANA. ANY ACTION INITIATED BY THE UNDERSIGNED AGAINST AFC RELATING TO THIS GUARANTY SHALL BE FILED AND CONDUCTED SOLELY IN SAID COURTS. AFC MAY BRING ANY SUIT RELATING TO THIS GUARANTY IN ANY COURT OF COMPETENT JURISDICTION, AND THE UNDERSIGNED HEREBY CONSENTS TO AFC'S CHOICE OF FORUM. THE UNDERSIGNED FURTHER WAIVES ANY RIGHT WHICH IT MAY HAVE TO REMOVE SUCH LITIGATION OR MATTER TO A FEDERAL COURT OR TO REQUIRE THAT ANY SUCH LITIGATION OR MATTER TAKE PLACE IN A FEDERAL COURT.

         THE UNDERSIGNED AND AFC EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. THEREFORE, EACH PARTY, AFTER CONSULTING, OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY, FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN RESPECT TO ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR AFC ENTERING INTO THIS GUARANTY AND THE TRANSACTIONS CONTEMPLATED HEREBY.

         All rights, powers, privileges and immunities of AFC hereunder shall inure to the benefit of the successors and assigns of AFC, and shall be binding upon each of the undersigned, his/her personal representatives, heirs and assigns.

         Witness the hand and seal of the undersigned the day and year first above written.

           ---------------------------       ---------------------------------

           ---------------------------       ---------------------------------

           ---------------------------       ---------------------------------

           ---------------------------       ---------------------------------


STATE OF ___________________________

COUNTY OF _________________________

         Before me the undersigned, a Notary Public in and for the said County and State, personally appeared the above-referred individual(s) who acknowledged the execution of the foregoing Unconditional and Continuing Guaranty this ____ of _________________, _______.

                                    My Commission Expires:
----------------------------                               ---------------------
(Notary Public Signature)


                                    My County of Residence:
----------------------------                               ---------------------
(Printed Name)

AUTOMOTIVE FINANCE CORPORATION              Date:
310 EAST 96TH STREET, SUITE 300             Re:_______
INDIANAPOLIS, IN  46240                     Account #:

Bank Address:                               Bank Phone:

Gentlemen:
Your bank has been designated by the above as their principal depository and banking reference. The dealer has requested a floorplan with our company. We require that all dealers who do business here, establish their financial responsibility. We shall appreciate your cooperation by checking the appropriate spaces below for your current estimate of the above account. All information given will be considered strictly confidential. Thank you.

Sincerely,
John Madeline
Director of Financial Services

Customer has been banking with you since________________________________.

THE SUBJECT IS:             / / a valued customer with good reputation and
                                financial responsibility
                            / / honest and reliable but short in capital
                            / / unknown to us
                            / / a new customer - our experience limited

THE ACCOUNT IS:             / / A regular account        / / Satisfactory
                            / / A special account        / / Unsatisfactory
                            / / A loan account

BALANCES ARE:               / / Low                      / / 3 figures
                            / / Medium                   / / 4 figures
                            / / High                     / / 5 figures

DOES DEALER ISSUE NSF CHECKS?       / /  Yes   #__________             / /   No

OUR LOAN EXPERIENCE: / / is satisfactory       / /  Customer has not
                     / / is not satisfactory        borrowed

WE FEEL THIS         / / Unlimited credit
CUSTOMER  IS         / / Limited credit
ENTITLED  TO:        / / Credit subject to frequent review
                     / / No credit-poor risk

IS THIS CREDIT ACCOUNT USED TO PURCHASE     / /  Yes
VEHICLES?                                   / /  No

DO YOU FLOOR PLAN THIS     / /  Yes    Floorplan Line $________
ACCOUNT?                   / /  No     Floorplan Outstanding $__________
Comments______________________________________________________________
Above information given by_________________________________________________
Bank Phone Number:  (____)_____________
********************************************************************************
Please release this information to AFC


----------------------------             ----------------------------
  , (Owners Signature)                      , (Co-Owners Signature)

----------------------------             ----------------------------
 , (Co-Owners Signature)                    , (Co-Owners Signature)

AFC Officer Signature
                      -------------------------------------------

AUTOMOTIVE FINANCE CORPORATION              Date:
310 EAST 96TH STREET, SUITE 300             Re:__________
INDIANAPOLIS, IN  46240                     Account #:

Bank Address:              Bank Phone:

Gentlemen:
Your bank has been designated by the above as their principal depository and banking reference. The dealer has requested a floorplan with our company. We require that all dealers who do business here, establish their financial responsibility. We shall appreciate your cooperation by checking the appropriate spaces below for your current estimate of the above account. All information given will be considered strictly confidential. Thank you.

Sincerely,
John Madeline

Director of Financial Services

Customer has been banking with you since ________________________________.

THE SUBJECT IS:             / / a valued customer with good reputation and
                                financial responsibility
                            / / honest and reliable but short in capital
                            / / unknown to us
                            / / a new customer - our experience limited

THE ACCOUNT IS:             / / A regular account        / / Satisfactory
                            / / A special account        / / Unsatisfactory
                            / / A loan account

BALANCES ARE:               / / Low                      / / 3 figures
                            / / Medium                   / / 4 figures
                            / / High                     / / 5 figures

DOES DEALER ISSUE NSF CHECKS?        / /  Yes   #__________             / /  No

OUR LOAN EXPERIENCE: / / is satisfactory            / /  Customer has not
                     / / is not satisfactory             borrowed

WE FEEL THIS         / / Unlimited credit
CUSTOMER  IS         / / Limited credit
ENTITLED  TO:        / / Credit subject to frequent review
                     / / No credit-poor risk

IS THIS CREDIT ACCOUNT USED TO PURCHASE  / /  Yes
VEHICLES?                                / /  No

DO YOU FLOOR PLAN THIS     / /  Yes     Floorplan Line $________
ACCOUNT?                   / /  No      Floorplan Outstanding $__________
Comments______________________________________________________________
Above information given by_________________________________________________
Bank Phone Number:  (____)_____________
********************************************************************************
Please release this information to AFC


----------------------------             ----------------------------
  , (Owners Signature)                    , (Co-Owners Signature)


----------------------------             ----------------------------
 , (Co-Owners Signature)                  , (Co-Owners Signature)


AFC Officer Signature
                      ------------------------------------------

                                   SCHEDULE V

                                   TAX MATTERS

                                      None.


                                     SCH-V-1

                                   SCHEDULE VI

                        COMPETITOR FINANCIAL INSTITUTIONS

Citrus Bank
102 South Main
Greenville, SC 29602

Southern New Hampshire Bank and Trust Company
31 Pelham Road
Salem, NH 03087

Wachovia Bank
301 South College Street
Charlotte, NC 28288


                                    SCH-VI-1

                                     ANNEX A

                             FORM OF PURCHASE NOTICE

                                                                         ANNEX A

                              FORM PURCHASE NOTICE

                                  June 15, 2004


Harris Nesbitt Corp.                    XL Capital Assurance Inc.
115 S.  LaSalle Street                  1221 Avenue of the Americas - 31st Floor
13th Floor West                         New York, New York 10020-1001
Chicago, Illinois  60603                Attention: Surveillance
Attention: Conduit Administration

Ladies and Gentlemen:

         Reference is hereby made to the Second Amended and Restated Receivables Purchase Agreement, dated as of June 15, 2004 (as heretofore amended or supplemented, the "RECEIVABLES PURCHASE AGREEMENT"), among AFC Funding Corporation (the "SELLER"), Automotive Finance Corporation, as servicer (the "SERVICER"), Fairway Finance Company, LLC, as a Purchaser and such other entities from time to time as may become purchasers thereunder, Harris Nesbitt Corp., as Agent and Purchaser Agent for Fairway Finance Company, LLC and XL Capital Assurance, Inc., as Insurer. Capitalized terms used in this Purchase Notice and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.

         This letter constitutes a Purchase Notice pursuant to SECTION 1.2(a) of the Receivables Purchase Agreement. Seller desires to sell a Participation on June 15, 2004 for a purchase price of [$___________]. Seller requests an initial Yield Period of [ ] days for such Participation.

         Seller hereby represents and warrants as of the date hereof, and as of the date of Purchase, as follows:

                  (i) the representations and warranties contained in EXHIBIT III to the Receivables Purchase Agreement are true and correct on and as of such date of such Purchase as though made on and as of such date;

                  (ii) no event has occurred and is continuing, or would result from such Purchase, that constitutes a Termination Event or Unmatured Termination Event;

                  (iii) the sum of the aggregate of the Participations does not exceed 100%;

                  (iv) the aggregate Investment for all Term Purchaser does not exceed 40% of the aggregate Investment; and

                  (v) the amount on deposit in the Cash Reserve Account is equal to or greater than the Cash Reserve.

                                    Annex A-1

         IN WITNESS WHEREOF, the undersigned has caused this Purchase Notice to be executed by its duly authorized officer as of the date first above written.

                                                AFC FUNDING CORPORATION

                                                By:
                                                   -----------------------------
                                                Name Printed:
                                                             -------------------
                                                Title:
                                                      --------------------------

                                    Annex A-2

                                    ANNEX B
                            FORM OF SERVICER REPORT

                            SERVICER REPORT

Second Amended and Restated Receivables Purchase Agreement dated as of ________ among AFC FUNDING CORPORATION as Seller, AUTOMOTIVE FINANCE CORPORATION, as Servicer, FAIRWAY FINANCE CORPORATION as Purchaser, BMO NESBITT BURNS CORP. as initial Agent and XL CAPITAL ASSURANCE INC. as Insurer

FILE NAME:                 afc123101.xls

   PART I.     PURCHASE LIMIT, INVESTMENT AMOUNT, AND PARTICIPATION AS OF

                                                                                                                         0-Jan-00
      A.       Purchase Limit                                                                                                #REF!
      B.       Aggregate Investment Amount (Excludes Cash Wired from 1st Tennessee)                                          #REF!
      C.       Aggregate Loss Reserve Calculation                                                                            #REF!
      D.       Collateral Balance = (Net Receivables Pool Balance + Excess in Liq. Acct )                                    #REF!
      E        Participation = [(B+C /D)]                                                                                    #REF!

   PART II.    RECEIVABLES ROLLFORWARD AND AGING REPORT

               See Section I details on Receivables Pool Balance calculated as of the Month End Date.

   PART III.   CONCENTRATION LIMITS AND NET PORTFOLIO BALANCE

               See Section II details on Receivables Pool Balance calculated as of the Month End Date.

   PART IV.    REQUIRED RESERVES (SECTION III)

                                                                                              $                %
                                                                                              -                -
      A.       Loss Reserve (incl Cash Res)      Loss Reserves and Percentage             #REF!            #REF!
                                                 Minimum Level (Min % * Investment)       #REF!            #REF!

      B.       Cash Reserve (part of LR)         Minimum Level (Min % * Investment)       #REF!            #REF!
      C.       Servicer Fee                      Not applicable, AFC is Servicer          #REF!            #REF!

   PART V.     PERFORMANCE TRIGGERS (SECTION IV)

                                                                                         ACTUAL    TRIGGER LEVEL
                                                                                         ------    -------------
      A.       Aggregate Investments + Loss Reserve  - Cash Returned
                    Collateral Balance + Excess Cash in Liq Account                       #REF!            #REF!             #REF!
      B.       Eligible Receivables > $100 million                                        #REF!            #REF!             #REF!
      C.       [ * ] Delinquency Ratio ([ * ])                                            #REF!            #REF!             #REF!
      D.       [ * ] Arithmetic Average Delinquency Ratio ([ * ])                         #REF!            #REF!             #REF!
      E.       [ * ] Default Ratio                                                        #REF!            #REF!             #REF!
      F.       [ * ] Arithmetic Average Default Ratio                                     #REF!            #REF!             #REF!
      G.       Net Spread Test                                                            #REF!            #REF!             #REF!

   PART VI.    FINANCIAL TRIGGERS & COVENANTS (SECTION V)

                                                                                         ACTUAL    TRIGGER LEVEL
                                                                                         ------    -------------
      A.       Bankruptcy                                                                     N                Y  In Compliance
      B.       Material Adverse Change                                                        N                Y  In Compliance
      C.       IRS section 6323 Lien                                                          N                Y  In Compliance
      D.       Change in Control                                                              N                Y  In Compliance
      E.       Level One Trigger Event                                                        N                Y  In Compliance
      F.       ADESA Financial Covenant Event                                                 N                Y  In Compliance
      G.       Servicer's Debt + Investment Limitation                                    #REF!            #REF!             #REF!
      H.       Tangible Net Worth Test (AFC)                                              #REF!            #REF!             #REF!
      I.       Tangible Net Worth Test (Seller)                                           #REF!            #REF!             #REF!

   PART VII.   REPORTING REQUIREMENTS

                                                                       TIMING
      A.       Reporting Period                                        Last Business Day of each Week & Periodic Report Date
                                                                       for each Calendar Month
      B.       Report Dates                                            Each Wednesday and 15th Business Day following last day
                                                                       of each calendar month
      C.       Quarterly Financial Statements - Seller & Servicer      45 days after end of first three quarters of each fiscal
                                                                       year
      D.       Annual Financial Statements - Seller & Servicer         90 days after end of each fiscal year
      E.       ADESA Compliance Certificate                            45 days after end of first three quarters of each fiscal
                                                                       year

   PART VIII.  REPRESENTATIONS & WARRANTIES

   The Servicer certifies the figures on the Servicer Report to be true and complete, no Termination Events as forth in Exhibit V have occurred, and the representations and warranties set forth in Exhibit III of the Receivables Purchase Agreement are true and correct as of the date hereof.


AFC FUNDING CORPORATION

By:
------------------------------------------------------------


Name Printed:              Jim Money
------------------------------------------------------------


Title:                     CONTROLLER
------------------------------------------------------------


Date:
------------------------------------------------------------

Second Amended and Restated Receivables Purchase Agreement dated as of ________ among AFC FUNDING CORPORATION as Seller, AUTOMOTIVE FINANCE CORPORATION, as Servicer, FAIRWAY FINANCE CORPORATION as Purchaser, BMO NESBITT BURNS CORP. as initial Agent and XL CAPITAL ASSURANCE INC. as Insurer

        SECTION I - RECEIVABLES INFORMATION

                                                                                       INDICATES INPUT AREAS THAT ARE DONE

      I.       RECEIVABLES ROLLFORWARD                                                 Total            Write-Offs
                                                                                       Write-Offs       Greater than [ * ]
      A)       Beginning Principal Balance                       #REF!
      B)       Receivables Floorplanned                          #REF!                             #REF!   #REF!
      C)       Principal Receipts                                #REF!
      D)       Write-Offs                                        #REF!                 Total Converted  Converted to
      E)       A/R Converted to Notes                            #REF!                 to Notes         Notes greater than [ * ]
      F)       Ending Principal Balance [A + B - C - D - E]      #REF!                             #REF!   #REF!

                                                                                           Interest    Fl'plan Fee   Other Fees
               Finance Charge Collections                             #REF!                  #REF!        #REF!        #REF!

     II.       LIQUIDATION ACCOUNT BALANCE                            #REF!


    III.       RECEIVABLES AGING REPORT

      A)       Current                                           #REF!
      B)       [ * ] Days Past Due                               #REF!
      C)       [ * ] Days Past Due                               #REF!                            #REF!
      D)       [ * ] Days Past Due                               #REF!
      E)       [ * ] Days Past Due                               #REF!                            #REF!
      F)       [ * ] Days Past Due                               #REF!
               Total Receivables [A + B + C + D + E + F]              #REF!
               Average Maturity (ref purposes only)                   #REF!

                                                 Difference           #REF!


      IV.      PAYMENT RATE / IMPLIED TURNOVER

      A)       Principal Receipts (from rollforward)                  #REF!
      B)       Beginning Principal Balance (from rollforward)         #REF!
               Implied Turnover [B / A * 30]                          #REF!

      V.       DELINQUENT RECEIVABLES                                 #REF! Receivables [ * ] past due                      #REF!
                                                                                                                            #REF!
     VI.       DEFAULTED RECEIVABLES
      A)       Receivables [ * ] days past due                        #REF!

        SECTION II - CONCENTRATIONS & NRPB

     VII.      OBLIGOR INFORMATION
               Number of Active Dealers                          #REF!
               Average Dealer Size                               #REF!

    VIII.      NET RECEIVABLES POOL BALANCE CALCULATION                                SPECIFIED INELIGIBLE RECEIVABLES
                                                                                       [ * ]
               Total Receivables                                      #REF!            [ * ]
               Less: Specified Inelgibile Receivables                 #REF!            [ * ]
               Total Receivables excluding Specified
                 Ineligible Receivables                          #REF!
               RECEIVABLES EXCLUDED FROM NRPB:                                         [ * ]                           #REF!
               [ * ]                                             #REF!                 [ * ]                           #REF!
               [ * ]                                             #REF!                 [ * ]                           #REF!
                     Delinquent Receivables                      #REF!                 [ * ]                           #REF!
                     Defaulted Receivables                       #REF!                                                 #REF!
                            Non-Eligible Vehicles                #REF!                                                 #REF!
               [ * ]                                             #REF!
               [ * ]                                             #REF!
               [ * ]                                             #REF!
               [ * ]                                             #REF!
               [ * ]                                             #REF!
               [ * ]                                             #REF!
               [ * ]                                             #REF!
               [ * ]                                             #REF!
               [ * ]                                             #REF!          #REF!


               OUTSTANDING BALANCE OF ELIGIBLE RECEIVABLES       #REF!

Second Amended and Restated Receivables Purchase Agreement dated as of ________ among AFC FUNDING CORPORATION as Seller, AUTOMOTIVE FINANCE CORPORATION, as Servicer, FAIRWAY FINANCE CORPORATION as Purchaser, BMO NESBITT BURNS CORP. as initial Agent and XL CAPITAL ASSURANCE INC. as Insurer


               CONCENTRATION LIMITS

               NORMAL CONCENTRATIONS (LIST ALL OBLIGORS IN EXCESS OF [ * ]% - US$ EQUIVALENT)

               Largest Obligors    O/S Eligible    Elig Rec Limit        Excess
               Dealer Number       Balance - NPE              #REF!   Concentrations                 [ * ]        Dlr #
             1    #REF!                #REF!                  #REF!              #REF!                      #REF!        #REF!
             2    #REF!                #REF!                  #REF!              #REF!                      #REF!        #REF!
             3    #REF!                #REF!                  #REF!              #REF!                      #REF!        #REF!
             4    #REF!                #REF!                  #REF!              #REF!                      #REF!        #REF!
             5    #REF!                #REF!                  #REF!              #REF!                      #REF!        #REF!
             6                                                #REF!              #REF!                      #REF!        #REF!
             7                                                #REF!              #REF!                      #REF!
             8                                                #REF!              #REF!
             9
                                                                   -------------------

                                 Total Excess Concentrations - Normal                      #REF!

               EXCLUDED OBLIGORS                                                       N/A


               SPECIAL CONCENTRATIONS (LIST ALL OBLIGORS IN EXCESS OF [ * ]% - US $ EQUIVALENT THAT HAS BEEN APPROVED AS A SPECIAL OBLIGOR)

                                   O/S Eligible    Elig Rec Limit        Excess
               Dealer Number       Balance - NPE              #REF!   Concentrations

             1       #REF!             #REF!                  #REF!              #REF!
             2       #REF!             #REF!                  #REF!              #REF!
                                 Total Excess Concentrations - Special                     #REF!

               NET RECEIVABLES POOL BALANCE                                                #REF!


        SECTION III - REQUIRED RESERVES

     IX.       INVESTMENT & DISCOUNT

      A)       Aggregate Investments                                                       #REF! from accrued & unpaid disc tab
      B)       Total Discount                                                              #REF! from accrued & unpaid disc tab
      C)       Accrued & Unpaid Discount                                                   #REF! from accrued & unpaid disc tab

      X.       LOSS PERCENTAGE (CALCULATED MONTHLY)                                               Month Delinquency Ratio
      A)       [ * ]                                                                       #REF!            1            #REF!
      B)       [ * ]                                                                       #REF!            2            #REF!
      C)       Loss Reserve Ratio (Calculated Below)                                       #REF!            3            #REF!
      D)       Minimum Loss Percentage                                                     #REF!            4            #REF!
      E)                   Loss Percentage [ * ]                                           #REF!            5            #REF!
               Loss Reserve Ratio:                                                                          6            #REF!
                                                                                                            7            #REF!
      F)       [ * ]                                                                  #REF!                 8            #REF!
      G)       [ * ]                                                                       #REF!            9            #REF!
      H)       [ * ]                                                                  #REF!                10            #REF!
      I)       Outstanding Balance of Eligible Receivables                                 #REF!           11            #REF!
                           Loss Reserve Ratios  [G * H/I]                                  #REF!           12            #REF!

     XI.       CASH RESERVE ACCOUNT
                  LEVEL ONE TRIGGER EVENT (C LESS THAN [ * ] OR D GREATER THAN [ * ]]      #REF!
      A)            Excess Spread [ * ]                                                    #REF!
      B)            Excess Spread [ * ]                                               #REF!
      C)       [ * ]                                                                       #REF!

      D)       [ * ]                                                                       #REF!
                                                                                                  Month Default Ratio
      E)       Aggregate Investments                                                       #REF!            1            #REF!
      F)       Minimum Reserve Percentage                                                  #REF!            2            #REF!
      C)                   Required Cash Reserve Amount [E * F]                            #REF!            3            #REF!
      D)                   Actual Cash Reserve Balance                                #REF!                 4            #REF!
                                                 Compliance                                #REF!            5            #REF!
                                                                                                            6            #REF!
                                                                                                            7            #REF!
     XII.      LOSS RESERVE CALCULATION                                                                     8            #REF!
      A)       FAIRWAY Investment                                                          #REF!            9            #REF!
      B)       Loss Percentage [from X. E)]                                                #REF!           10            #REF!
      C)       [ * ]                                                                       #REF!           11            #REF!
      D)       Loss Reserve [C * A]                                                        #REF!           12            #REF!
      E)       Cash Reserve [from XI. C)]                                                  #REF!
      F)                   Total Reserve [ * ]                                             #REF!       #REF!

                           Investment + Loss Reserve [A + F]                               #REF!

Second Amended and Restated Receivables Purchase Agreement dated as of ________ among AFC FUNDING CORPORATION as Seller, AUTOMOTIVE FINANCE CORPORATION, as Servicer, FAIRWAY FINANCE CORPORATION as Purchaser, BMO NESBITT BURNS CORP. as initial Agent and XL CAPITAL ASSURANCE INC. as Insurer

 XIII. ALLOCATION TO PURCHASER'S SHARE AND SELLER'S SHARE (BASED ON A PRIOR TO A TERMINATION EVENT

                                                                                  #REF!  PARTICIPATION)

                                                                     PURCHASERS' SHARE               SELLER'S SHARE
   A)    Principal Receipts                      #REF!                            #REF!                         #REF!
   B)    Finance Receipts                        #REF!                            #REF!                         #REF!
   C)    Total                                   #REF!                            #REF!                         #REF!

   D)    Insurance Premiums                                                       #REF!                         #REF!
   E)    Discount, Utilization Fee, Facility Fee, Unused Fee and
              Note Placement Fees (prior to a termination event)                  #REF!          #REF!          #REF!
   F)    Changes in Cash Reserve Account                                     #REF!                         #REF!
   G)    Servicing Fees                                                           #REF!                         #REF!
   H)    Purchaser Termination Day Allocation                                     #REF!                         #REF!
   I)    Voluntary Paydown of Invesment                                      #REF!                              #REF!
   J)    Revolving Paydown Day                                               #REF!                              #REF!
   K)    Discount and Program Fees not allocated in D) above                      #REF!                         #REF!
   L)    Servicing Fees not paid above                                            #REF!                         #REF!
   M)    Reinvested in Receivables or remitted to the Seller                      #REF!                         #REF!

  XIV.   LIQUIDATION ACCOUNT BALANCE

   A)    Liquidity Account Balance                                                          #REF!
   B)    Last Billing Paid                                                   #REF!
   C)                Insurance Premiums (From Billing, includes unused)      #REF!
   D)                Discount                                                #REF!               #REF!
   E)                Utilization Fee (From Billing)                          #REF!
   F)                Facility Fee (From Billing)                             #REF!
   G)                Unused Fee                                              #REF!
   H)                Note Placement Fees                                     #REF!               #REF!
   I)                Backup Servicing Fees and Unaffiliated Servicer
                     Fees                                                    #REF!
   J)                Transition Expenses (if Any)                                 #REF!

                                           Minimum Balance                                       #REF!
                                           Excess Cash/(Deficit)                                 #REF!
                                           Compliance?                                           #REF!

    SECTION IV - PERFORMANCE TRIGGERS

  XV.    TERMINATION EVENTS  -  MONTH END ONLY

   A)    PARTICIPATION TEST
             1)   Aggregate Investments                                                          #REF!
             2)   Loss Reserve Calculation                                                       #REF!
             3)   Cash wired from collection account                                        #REF!
             5)   Excess Cash in Liquidation Account                                             #REF!
             6)   Investment + Loss Reserve - Cash wired                                         #REF!
             7)   Net Receivable Pool Balance minus + Excess in Liq. Acct                        #REF!
             8)   Participation % [5) / 6)]                                                      #REF!
             9)   Compliance (Less than 100%)                 Limit:              #REF!          #REF!

   B)    DEFAULT RATIO TEST
             1)   Receivables [ * ] past due + Write-offs and Notes < [ * ]                 [ * ]          [ * ]          [ * ]
                      + A/R conv to Notes < [ * ]                                                  #REF!    #REF!          #REF!
             2)   Receivables Originated [ * ] months prior (Cash Disbur.)                  #REF!          #REF!          #REF!
             3)   Default Ratio [1/2]                                                             #REF!         #REF!          #REF!

                  [ * ]                       #REF!           #REF!                    [ * ]                    #REF! Compliance
                  Not to Exceed:              #REF!           #REF!                               #REF!         #REF!          #REF!


   C)    DELINQUENCY RATIO TEST                                                             [ * ]          [ * ]          [ * ]
             1)   Total Delinquent Receivables                                                   #REF!     #REF!          #REF!
             2)   Outstanding Balance of Pool Receivables                                        #REF!     #REF!          #REF!
             3)   Delinquency Ratio [1/2]                                                   #REF!               #REF!          #REF!

                  [ * ]                       #REF! Compliance                         [ * ]                    #REF! Compliance
                       Not to Exceed:         #REF!           #REF!                              #REF!          #REF!          #REF!

Second Amended and Restated Receivables Purchase Agreement dated as of ________ among AFC FUNDING CORPORATION as Seller, AUTOMOTIVE FINANCE CORPORATION, as Servicer, FAIRWAY FINANCE CORPORATION as Purchaser, BMO NESBITT BURNS CORP. as initial Agent and XL CAPITAL ASSURANCE INC. as Insurer

   D)    NET SPREAD TEST

             1)   Finance Charge Collections                                               #REF!
             2)   Discount Expensed During Month                                      #REF!
             3)   Monthly Facility Fees (includes insurance premium)                       #REF!   #REF!  Average Fairway Investment
             4)   Monthly Utilization Fee                                                  #REF!
             5)   Backup Servicing Fees and Unaffiliated Servicer Fees                     #REF!
             6)   Transition Expenses (if any)                                             #REF!
             7)   Servicer Fee  [ * ]%                                                #REF!             #REF!
             8)   Other Fees > $100
             9)   Receivables [ * ] Days Past Due                                          #REF!
             10)  Write-offs/Non-Cash AJE's                                                #REF!
             11)  A/R Converted to Notes                                                   #REF!        #REF!
             12)  Add Back 10) & 11) greater than [ * ] days old                           #REF!
             13)  Recoveries                                                               #REF!
             14)  Excess Finance Collections                                               #REF!
             15)  Average Aggregate Balance Pool Receivables                               #REF!
             16)  Net Spread  [ * ]                                                        #REF!
                  Compliance  (> [ * ])        Minimum                        #REF!   #REF!

 SECTION V - FINANCIAL TRIGGERS & COVENANTS

   A)       TANGIBLE NET WORTH TEST

       1. Servicer - Automotive Finance Corporation
              A)      AFC's Shareholder's Equity                             #REF!
              B)      AFC's Intangible Assets                                #REF!
              C)      Tangible Net Worth [A-B]                                    #REF!
              D)      Minimum Tangible Net Worth                                  #REF!
                      Compliance [C > D]                                          #REF!

       2. Seller - AFC Funding Corporation
              A)      Funding Shareholder's Equity                           #REF!
              B)      Funding Corp's Intangible Assets                            #REF!
              C)      Tangible Net Worth [A-B]                                    #REF!
              D)      Minimum Tangible Net Worth                                  #REF!
                      Compliance [C > D]                                          #REF!

   B)     SERVICER'S DEBT + INVESTMENT LIMITATION
              A)      Maximum Debt                                                #REF!
              B)      All Debt (including Intercompany) & Receivables Sold   #REF!                        In Compliance
              C)      Compliance (A > B)                                          #REF!                   In Compliance

   C)     [ * ]
              A)      [ * ]
                                          Month/Year of most recent search   N/A

              B)      [ * ]
                      [ * ]
                      [ * ]                                                  N/A       (None, See Below, See Attached)
                      [ * ]
                      [ * ]                                                  N/A       (None, See Below, See Attached)
                      [ * ]
                      [ * ]                                                  N/A       (None, See Below, See Attached)

              C)      [ * ]                                                  N/A
                      [ * ]                                                  N/A
                      [ * ]

                                     ANNEX C
                            FORM OF JOINDER AGREEMENT

                                                                         ANNEX C

                            FORM OF JOINDER AGREEMENT

     THIS JOINDER AGREEMENT (this "AGREEMENT"), dated as of June 15, 2004, is among AFC Funding Corporation (the "SELLER"), Automotive Finance Corporation, as servicer (the "SERVICER"), [___________________], as a purchaser (the "______________ PURCHASER"), [____________________], as purchaser agent for
[_______________] Purchaser (the "_____________ PURCHASER AGENT"), Fairway
Finance Company, LLC, as a Purchaser ("FAIRWAY"), Harris Nesbitt Corp., as Purchaser Agent for Fairway and as agent (the "AGENT") and XL Capital Assurance Inc., as insurer (the "INSURER").

                                   BACKGROUND

     The Seller, the Servicer, Fairway, the Agent and the Purchaser are parties to a certain Second Amended and Restated Receivables Purchase Agreement, dated as of June 15, 2004 (as amended through the date hereof, the "RECEIVABLES PURCHASE AGREEMENT"). Capitalized terms used but not defined herein have the meanings assigned to them in the Receivables Purchase Agreement.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     SECTION 1. This letter constitutes a Joinder Agreement pursuant to SECTION
1.12 of the Receivables Purchase Agreement. The Seller desires the [_________________] Purchaser to become a Purchaser and the [_________________]
Purchaser Agent to become a Purchaser Agent under the Receivables Purchase Agreement and upon the terms and subject to the conditions set forth in the Receivables Purchase Agreement, and the [_________________] Purchaser agrees to become a Purchaser and the [_________________] Purchaser Agent agrees to become a Purchaser Agent thereunder.

     Seller hereby represents and warrants to each of the [_________________] Purchaser, the [_________________] Purchaser Agent, the Agent, Fairway and the Insurer as of the date hereof, as follows:

          (i)   the representations and warranties contained in EXHIBIT III and
     EXHIBIT VII to the Receivables Purchase Agreement are true and correct on and as of such date of such Purchase as though made on and as of such date;

          (ii) no event has occurred and is continuing, or would result from such Purchase, that constitutes a Termination Event or Unmatured Termination Event;

          (iii) the sum of the aggregate of the Participations does not exceed 100%;

          (iv) the aggregate Investment for all Term Purchaser does not exceed 40% of the aggregate Investment; and

          (v) the amount on deposit in the Cash Reserve Account is equal to or greater than the Cash Reserve.

     In the case of any [________] Purchaser that is a Term Purchaser the Agent has received from counsel to such [______________] Term Purchaser an opinion as to tax matters in a form reasonably satisfactory to the Insurer.

     SECTION 2. Upon execution and delivery of this Agreement by the Seller, each of the [______________] Purchaser, [______________] Purchaser Agent,
Fairway, the Agent and the Insurer, satisfaction of the other conditions to assignment specified in SECTION 1.12 and [SECTION 6.3] of the Receivables Purchase Agreement and receipt by the Agent of counterparts of this Agreement (whether by facsimile or otherwise) executed by each of the parties hereto, each of the [______________] Purchaser and the [______________] Purchaser Agent shall become a party to, and have the rights and obligations of a Purchaser and Purchaser Agent, respectively, under, the Receivables Purchase Agreement [AND FAIRWAY AND AGENT AS THE FAIRWAY PURCHASER AGENT SHALL, TO THE EXTENT OF THE INTEREST ASSIGNED BY FAIRWAY HEREUNDER, RELINQUISH THEIR RIGHTS AND INTEREST (OTHER THAN THE RIGHT TO RECEIVE PAYMENTS WHICH ACCRUED IN FAVOR OF FAIRWAY OR AGENT AS THE FAIRWAY PURCHASER AGENT PRIOR TO BUT NOT INCLUDING THE DATE HEREOF) AND BE RELEASED FOR THEIR OBLIGATIONS UNDER THE RECEIVABLES PURCHASE AGREEMENT].

     SECTION 3.

     (a) Fairway (the "ASSIGNOR") hereby sells and assigns to the [______________] (the "ASSIGNEE") without recourse and without representation or warranty (except that it is the sole owner of its right, title and interest in and to the portion of Participation being transferred hereunder free of any Adverse Claim), and the Assignee hereby purchases and assumes from the Assignor, that portion of the Assignor's interest in and to the Participation and that portion of the Assignor's other rights and obligations under the Receivables Purchase Agreement as of the date hereof equal to the following:

     Maximum Purchase Amount assigned:                       $ [____________]
     Assignor's remaining Maximum Purchase Amount:           $ [____________]
     Investment assigned:                                    $ [____________]
     Assignor's remaining Investment:                        $ [____________]

     The Maximum Purchase Amount of Assignor and the Assignee shall be as set forth on the signature page hereto.

     (b) The Assignor hereby instructs the Agent to make all payments from and after the date hereof in respect of the portion of the Participation assigned hereby directly to the Assignee. The Assignor and the Assignee agree that all Discount and fees accrued up to, but not including, the date hereof are the property of the Assignor, and not the Assignee. The Assignee agrees that, upon receipt of any such Discount or fees, the Assignee will promptly remit the same to the Assignor.

     (c) On the date hereof, the Assignee shall pay to the Assignor, in immediately available funds, an amount equal to the purchase price of the portion of the Participation assigned hereunder in accordance with the following payment instructions:

             _________________________________
             ABA No.:       __________________
             Account Name:  __________________
             Account No.:   __________________
             Ref:           AFC Funding Corporation]

     (d) All notices and other communications hereunder or under the Receivables Purchase Agreement to the [______________] Purchaser and the [______________] Purchaser Agent shall be sent or delivered to [______________] Purchaser and [______________] Purchaser Agent at the address set forth under their names on the signature pages hereof.

     SECTION 4. Each party hereto hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, any Purchaser, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing
Note issued by such Purchaser is paid in full. The covenant contained in this paragraph shall survive any termination of the Receivables Purchase Agreement.

     SECTION 5. THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF INDIANA. This Agreement may not be amended, supplemented or waived except pursuant to a writing signed by the party to be charged. This Agreement may be executed in counterparts, and by the different parties on different counterparts, each of which shall constitute an original, but all together shall constitute one and the same agreement.

                          (continued on following page)

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date first above written.

                          [______________________________], as a [_________]
                          Purchaser


                          By:
                             -----------------------------------------------
                          Name Printed:
                                        ------------------------------------
                          Title:
                                 -------------------------------------------

                          Address:


                                 -------------------------------------------

                                 -------------------------------------------

                                 -------------------------------------------

                                 -------------------------------------------

                                 Attention:
                                             -------------------------------
                                 E-Mail:
                                             -------------------------------
                                 Telephone:
                                            --------------------------------
                                 Facsimile:
                                            --------------------------------

                                 Maximum Purchase Amount: $ [ _____________]


                          With a copy to:


                                 -------------------------------------------

                                 -------------------------------------------

                                 -------------------------------------------


                                 Attention:
                                            --------------------------------
                                 E-Mail:
                                            --------------------------------
                                 Telephone:
                                             -------------------------------
                                 Facsimile:
                                             -------------------------------


                                                JOINDER AGREEMENT ([__________])

                          [__________________________], as Purchaser Agent for
                          the [_______] Purchaser


                          By:
                             -----------------------------------------------
                          Name Printed:
                                        ------------------------------------
                          Title:
                                 -------------------------------------------

                          Address:


                                 -------------------------------------------

                                 -------------------------------------------

                                 -------------------------------------------

                                 Attention:
                                            --------------------------------
                                 E-Mail:
                                            --------------------------------
                                 Telephone:
                                            --------------------------------
                                 Facsimile:
                                            --------------------------------


                                                JOINDER AGREEMENT ([__________])

                          FAIRWAY FINANCE COMPANY, LLC
                          as a Revolving Purchaser


                          By:
                             -----------------------------------------------
                          Name Printed:
                                       -------------------------------------
                          Title:
                                --------------------------------------------


                          HARRIS NESBITT CORP.,
                          as Purchaser Agent for Fairway and Agent


                          By:
                             ----------------------------------
                          Name Printed:
                                       ------------------------
                          Title:
                                -------------------------------


                                                JOINDER AGREEMENT ([__________])

                          AFC FUNDING CORPORATION, as Seller


                          By:
                             --------------------------
                          Name Printed:
                                       ----------------
                          Title:
                                -----------------------


                                                JOINDER AGREEMENT ([__________])

                          AUTOMOTIVE FINANCE CORPORATION, as Servicer


                          By:
                             --------------------------
                          Name Printed:
                                       ----------------
                          Title:
                                -----------------------


                                                JOINDER AGREEMENT ([__________])

                          XL CAPITAL ASSURANCE INC., as Insurer


                          By:
                             ----------------------------
                          Name Printed:
                                       ------------------
                          Title:
                                -------------------------


                                                JOINDER AGREEMENT ([__________])